Amendment No. 1 to
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Section 240.14a-12

                                 JP REALTY, INC.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

|_|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            Common Stock, $.0001 par value and Price Group stock, $.0001 par value

      (2)   Aggregate number of securities to which transaction applies:

            16,274,833 shares of Common Stock and 200,000 shares of Price Group stock

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Section 14(g)(1)(A) (set forth the amount on which the filing fee is calculated and state how it was determined): In accordance with Exchange Act Section 14(g)(1)(A) and Rule 0-11, the fee is equal to $92 per $1,000,000 of the proposed cash payment to be distributed to the stockholders of JP Realty, Inc, which is $26.10 cash per share.

      (4)   Proposed maximum aggregate value of transaction: $429,993,141.30

      (5)   Total fee paid: $39,559.37

|X|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:


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      (2)   Form, Schedule or Registration Statement No.:


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      (3)   Filing Party:


            --------------------------------------------------------------------

      (4)   Date Filed:


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

                                                      REVISED PRELIMINARY COPIES

                                 JP REALTY, INC.
                               35 Century Park-Way
                            Salt Lake City, UT 84115

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held [June __ ], 2002

To our Stockholders:

      A special meeting of our stockholders will be held at the [_____________] on [June __ ], 2002, beginning at 10:00 a.m., local time. At the meeting, stockholders will act on the following matters:

      (1) To consider and vote upon a proposal to approve the merger of JP Realty, Inc. with and into GGP Acquisition, L.L.C., a Delaware limited liability company and an indirect subsidiary of General Growth Properties, Inc., substantially on the terms set forth in the Agreement and Plan of Merger, dated as of March 3, 2002, among General Growth Properties, Inc., GGP Limited Partnership, GGP Acquisition, L.L.C., GGP Acquisition II, L.L.C., JP Realty, Inc., and Price Development Company, Limited Partnership; and

      (2) To consider and vote upon any other matters that properly come before the meeting and any adjournments or postponements of that meeting.

      All holders of record of shares at the close of business on May [____], 2002 are entitled to notice of, and to vote at, the meeting or any postponements or adjournments of the meeting.

      We encourage you to read this proxy statement carefully. In addition, you may obtain information about us from the documents that we have filed with the SEC.

      This notice and proxy statement was first mailed to stockholders on or about May [____], 2002.

                                             By order of the Board of Directors,


                                             Paul K. Mendenhall
                                             Secretary

May [____], 2002
Salt Lake City, Utah

================================================================================

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

PROXY STATEMENT................................................................1

SUMMARY TERM SHEET.............................................................1

SUMMARY OF THE PROXY STATEMENT.................................................5

THE PARTIES....................................................................5

THE MEETING....................................................................7

THE MERGER AND THE MERGER AGREEMENT............................................8

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION...................17

THE PARTIES...................................................................18

         JP Realty, Inc.......................................................18

         Price Development Company, Limited Partnership.......................18

         General Growth Properties, Inc.......................................18

         GGP Limited Partnership..............................................18

         GGP Acquisition, L.L.C...............................................18

         GGP Acquisition II, L.L.C............................................19

ABOUT THE MEETING.............................................................19

PROPOSAL TO APPROVE THE MERGER................................................22

         General  ............................................................22

         Background of the Merger.............................................23

         Recommendation of our Board of Directors and Reasons for the Merger..31

         Opinion of UBS Warburg...............................................36

         Interests of Directors and Officers in the Merger....................41

         The Merger Agreement.................................................43

FEDERAL INCOME TAX CONSIDERATIONS.............................................54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................57

2002 ANNUAL MEETING...........................................................58

OTHER MATTERS.................................................................58

WHERE YOU CAN FIND MORE INFORMATION...........................................58

EXHIBITS

         Exhibit A - Agreement and Plan of Merger
         Exhibit B - Opinion of UBS Warburg

                                 JP REALTY, INC.
                               35 Century Park-Way
                           Salt Lake City, Utah 84115

                                 PROXY STATEMENT

      This proxy statement contains information related to the special meeting of stockholders of JP Realty, Inc., to be held on [June __ ], 2002, beginning at 10:00 a.m., local time at [ _______________ ], and any postponements or adjournments thereof.

                               SUMMARY TERM SHEET

      The following is a summary of the material terms of the merger which is described in this proxy statement. You should carefully read this entire document as well as the additional documents to which it refers, including the merger agreement attached to this proxy as Exhibit A, for a more complete description of the merger.

o     The Meeting

      o General-- This proxy statement is being furnished to holders of shares of our common stock and Price Group stock for use at the special meeting, and at any adjournments or postponements thereof, in connection with the approval of the merger of JP Realty, Inc. with and into GGP Acquisition, L.L.C., an indirect subsidiary of General Growth Properties, Inc., substantially on the terms set forth in the Agreement and Plan of Merger, dated as of March 3, 2002, among General Growth Properties, Inc., GGP Limited Partnership, GGP Acquisition, L.L.C., GGP Acquisition II, L.L.C., JP Realty, Inc., and Price Development Company, Limited Partnership. The special meeting will be held at the [___________] on [June __], 2002 at 10:00 a.m. local time. See page 7.

      o Vote required -- The proposal for the approval of the merger substantially on the terms set forth in the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock and Price Group stock, voting together as a single class. If you do not vote your shares, the effect will be a vote against the approval of the merger. See page 20.

            The "Price Group stock" refers to a class of 200,000 shares of capital stock held by Fairfax Holding, L.L.C., a limited liability company in which Mr. John Price, our former Chairman and Chief Executive Officer, holds an approximate 85% direct and indirect interest. The Price Group stock is voted together with our common stock as a single class on all matters submitted for a vote of our stockholders (with the Price Group stock representing approximately 1.2% of such single class), but has certain special voting rights relating to the election of directors.

      o Record date -- We have set the close of business on [ _______ ], 2002 as the record date for determining those stockholders who are entitled to notice of and to vote at the special meeting. See page 19.

o     The Merger

      At the special meeting, our stockholders will be asked to approve the merger substantially on the terms set forth in the merger agreement.

o     The Parties-- See page 18.

      o JP Realty, Inc. -- We are a real estate investment trust or REIT. We conduct substantially all of our business operations through and hold a controlling interest in Price Development Company, Limited Partnership, our operating partnership. Our headquarters is located at 35 Century Park-Way, Salt Lake City, Utah 84115 and our telephone number is (801) 486-3911.

      o Price Development Company, Limited Partnership -- Price Development Company, Limited Partnership is a Maryland limited partnership, of which we are the sole general partner. Price Development Company's properties, consisting of 18 enclosed regional malls, 25 anchored community centers, one free-standing retail property and six mixed-use commercial/business properties, contain an aggregate of over 15.1 million square feet of gross leasable area in ten western states. Price Development Company owns 46 of these properties and has a controlling interest in the remaining 4 properties.

      o General Growth Properties, Inc. -- General Growth Properties, Inc. is a REIT and the second largest regional shopping mall owner on the basis of market capitalization in the United States. It conducts substantially all of its business operations through and holds a controlling interest in GGP Limited Partnership, its operating partnership. Its headquarters is located at 110 North Wacker Drive, Chicago, IL 60606 and its telephone number is (312) 960-5000.

      o GGP Limited Partnership-- GGP Limited Partnership is a Delaware limited partnership, in which General Growth Properties owns an approximate 76% general partnership interest, with the remaining approximate 24% interest being held by limited partners which include a partnership, the partners of which are various trusts for the benefit of the Bucksbaum family, and others who have contributed properties to GGP Limited Partnership. General Growth Properties presently owns interests in and/or manages 142 regional malls, containing an aggregate of over 125 million square feet of gross leasable area in 39 states. General Growth Properties owns 100% of 54 such properties, 51% of 10 of such properties, 50% of 29 of such properties, 25% of two of such properties and 16.67% of two of such properties. General Growth Properties manages the remainder of such properties for third party owners and has no ownership interest therein.

      o GGP Acquisition, L.L.C. -- GGP Acquisition, L.L.C. is a Delaware limited liability company and a wholly-owned subsidiary of GGP Limited Partnership. GGP Acquisition was formed solely for the purposes of the merger and has carried on no independent business activities to date.

      o GGP Acquisition II, L.L.C.-- GGP Acquisition II, L.L.C. is a Maryland limited liability company and a wholly-owned subsidiary of GGP Limited Partnership. GGP Acquisition II was formed solely for the purposes of the partnership merger described below and has carried on no independent business activities to date.

o What you will receive in the merger-- Each share of our common stock and Price Group stock will be converted into the right to receive $26.10 in cash without interest. The merger consideration is fixed and will not be adjusted based on fluctuations in the price of our common stock prior to the closing date of the merger. In addition, the merger agreement authorizes the payment of regular quarterly dividends to our common stockholders and Price Group stockholders, pro rated up to the closing date of the merger. Our board declared a quarterly dividend in the amount of $0.51 per share on April 16, 2002, payable to stockholders of record on


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

      April 4, 2002. Based on an anticipated special meeting and closing date of [__], 2002, we expect to declare an additional dividend of $[ ] per share on our common stock prior to the closing of the merger. See page 43.

o Conditions to the merger -- The merger is subject to our stockholder approval, as well as other customary conditions. However, the merger is not subject to any financing contingency and is not conditional on General Growth Properties obtaining financing for the merger. See page 47.

o Our board of directors recommends that you vote for the merger -- After an evaluation of a variety of business, financial and other factors and consultation with our legal and financial advisors, at a meeting on March 3, 2002, our board of directors determined that the merger was advisable, fair to, and in the best interests of, JP Realty, Inc. and our stockholders, unanimously approved the merger and the merger agreement, and unanimously voted to recommend that our stockholders approve the merger. See page 31.

o Opinion of financial advisor-- In deciding to approve the merger and adopt the merger agreement, our board of directors considered the opinion of UBS Warburg LLC that, as of the date of the opinion, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in its opinion, the per share cash consideration to be received by holders of our outstanding common stock (other than by holders of Price Group stock) pursuant to the merger agreement was fair from a financial point of view to such holders. The UBS Warburg opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS Warburg in connection with its opinion, is attached as Exhibit B to the proxy statement. We encourage you to read this opinion carefully.

o Interests of directors and officers -- Some of our officers and directors have interests and arrangements that may be different from, or in addition to, your interests as our stockholders, including:

      o Under the terms of our employee stock option award agreements, all outstanding, unvested stock options held by our directors and officers will become fully vested and exercisable as of the delivery of this proxy statement. In accordance with the terms of the merger agreement, any unexercised options held by our directors and officers as of the merger closing will be exchanged for cash in an amount equal to (i) the excess of the merger consideration payable with respect to a share of our common stock over the stock option exercise price multiplied by (ii) the number of shares subject to the stock option. As a result, our directors and officers will be entitled to receive an aggregate amount of $2,917,167 with respect to all of their existing stock options. See page 41.

      o Although we do not currently have any severance arrangements with our directors or officers, severance payments will be offered by General Growth Properties to any full-time employee in our Salt Lake City, Utah, corporate office who is terminated within one year of the consummation of the mergers under certain conditions or who is not offered continued employment following the mergers at substantially the same salary as that being paid currently to the employee, based on that employee's current compensation and proportional to his or her length of employment with our company. In addition to the severance payments, certain of our executive officers will also be offered supplemental severance pay. The maximum amount of severance payments and supplemental severance pay that our executive officers as a group (which includes Messrs. Terry Bybee, M. Scott Collins, Greg Curtis, G. Rex Frazier, Paul Mendenhall, Martin Peterson and David Sabey) may be entitled to receive pursuant to the severance arrangements contemplated pursuant to the merger agreement is $1,015,819. See page 41.


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

      o Certain of our directors and officers (Mr. Price (who beneficially owns 2,755,051 of our common operating partnership units), Mr. King (who beneficially owns 138,984 of our common operating partnership units), Mr. Frazier (who beneficially owns 31,840 of our common operating partnership units), and Mr. Souvall (who beneficially owns 23,371 of our common operating partnership units)) will have the option of deferring their tax liability with regard to their common operating partnership units in the proposed transaction by exchanging their units for Series B Preferred Units in GGP Limited Partnership. As a group, it is expected that our directors and officers will hold Series B Preferred Units that will amount to an approximate 2% equity stake in GGP Limited Partnership (on an as-converted basis). See page 42.

o The merger will have tax consequences for you -- The receipt of cash in exchange for your shares of our common stock will have tax consequences. See page 54.


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

                         SUMMARY OF THE PROXY STATEMENT

      The following is a summary of the terms of the proposed merger and other information relating to the special meeting.

      This summary may not contain all of the information that is important to you. For a more complete understanding of the merger and the other information contained in this proxy statement, you should read this entire proxy statement carefully, as well as the additional documents to which it refers. For instructions on obtaining more information, see "Where You Can Find More Information" on page 58.

                                   THE PARTIES

JP Realty, Inc.

                                        We are a real estate investment trust or REIT. We conduct substantially all of our business operations through and hold a controlling interest in Price Development Company, Limited
                                        Partnership, our operating partnership.

                                        We are headquartered in Salt Lake City,
                                        Utah. Our address and telephone number
                                        are:

                                        JP Realty, Inc.
                                        35 Century Park-Way
                                        Salt Lake City, UT 84115
                                        (801) 486-3911

                                        Our common stock is listed on the New
                                        York Stock Exchange under the symbol
                                        "JPR."

Price Development Company, Limited      Price Development Company, Limited
Partnership                             Partnership is a Maryland limited
                                        partnership, of which we are the sole
                                        general partner. Price Development
                                        Company's properties, consisting of 18
                                        enclosed regional malls, 25 anchored
                                        community centers, one free-standing
                                        retail property and six mixed-use
                                        commercial/business properties, contain
                                        an aggregate of over 15.1 million square feet of gross leasable area in ten western states. Price Development
                                        Company owns 46 of these properties and
                                        has a controlling interest in the
                                        remaining 4 properties.

General Growth Properties, Inc.         General Growth Properties, Inc. is a
                                        REIT and the second largest regional
                                        shopping mall owner on the basis of
                                        market capitalization in the United
                                        States. It conducts substantially all of its business operations through and holds a controlling interest in GGP
                                        Limited Partnership, its operating
                                        partnership.


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

                                        Its headquarters are located in Chicago, Illinois. Its address and telephone number are:

                                        General Growth Properties, Inc.
                                        110 North Wacker Drive
                                        Chicago, IL 60606
                                        (312) 960-5000

                                        General Growth Properties' common stock
                                        is listed on the New York Stock Exchange under the symbol "GGP."

                                        GGP Limited Partnership is a Delaware
                                        limited partnership, in which General
                                        Growth Properties owns an approximate
                                        76% general partnership interest, with
                                        the remaining approximate 24% interest
                                        being held by limited partners which
                                        include a partnership, the partners of
                                        which are various trusts for the benefit of the Bucksbaum family, and others who have contributed properties to GGP Limited Partnership. Brothers Martin Bucksbaum (now deceased) and Matthew Bucksbaum founded General Growth Properties in 1986 to continue expanding the Bucksbaum family business, which has been engaged in the shopping center business since 1954. Matthew Bucksbaum is currently a director and the Chairman of the Board of General Growth Properties and his son, John Bucksbaum, is currently a director and the Chief Executive Officer of General Growth Properties.

                                        General Growth Properties presently owns interests in and/or manages 142 regional malls, containing an aggregate of over 125 million square feet of gross leasable area in 39 states General Growth Properties owns 100% of 54 such properties, 51% of 10 of such properties, 50% of 29 of such properties, 25% of two of such properties and 16.67% of two of such properties. General Growth Properties manages the remainder of such properties for third party owners and has no ownership interest therein.

GGP Limited Partnership                 GGP Acquisition, L.L.C. is a Delaware
                                        limited liability company and a
                                        wholly-owned subsidiary of GGP Limited
                                        Partnership. GGP Acquisition was formed
                                        solely for the purposes of the merger
                                        and has carried on no independent
                                        business activities to date.


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

GGP Acquisition, L.L.C.                 GGP Acquisition II, L.L.C. is a Maryland
                                        limited liability company and a
                                        wholly-owned subsidiary of GGP Limited
                                        Partnership. GGP Acquisition II was
                                        formed solely for the purposes of the
                                        partnership merger described below and
                                        has carried on no independent business
                                        activities to date.

GGP Acquisition II, L.L.C.

                                  THE MEETING

General This proxy statement is being furnished to holders of shares of our common stock and Price Group stock for use at the special meeting, and at any adjournments and postponements thereof, in connection with the approval of the merger substantially on the terms set forth in the merger agreement. The special meeting will be held at the [_________] on [June ___], 2002 at 10:00 a.m. local time.

Vote Required to Approve the Merger     The proposal for the approval of the
                                        merger requires the affirmative vote of
                                        the holders of a majority of the
                                        outstanding shares of our common stock
                                        and Price Group stock, voting together
                                        as a single class. If you do not vote
                                        your shares, the effect will be a vote
                                        against the approval of the merger.

                                        Pursuant to a separate voting agreement
                                        among General Growth Properties, GGP
                                        Limited Partnership, GGP Acquisition,
                                        GGP Acquisition II, Mr. John Price, our
                                        former Chairman and Chief Executive
                                        Officer, and certain of his named
                                        affiliates, Mr. Price and such
                                        affiliates agreed to vote all shares of
                                        common stock and Price Group stock which he or such affiliates own as of the record date in favor of the merger and granted GGP Limited Partnership a proxy to vote all such shares. As of the record date, Mr. Price and such affiliates owned in the aggregate 299,000 shares of common stock and Price Group stock, representing approximately 1.8% of the combined issued and outstanding shares of these classes. The voting agreement terminates on the earlier to occur of the termination of the merger agreement in accordance with its terms or the consummation of the merger and the partnership merger. Other than these 299,000 shares of common stock and Price Group stock, General Growth Properties and its affiliates


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

                                        do not own, or have the right to vote,
                                        any other shares of our common stock or
                                        Price Group stock.

Record Date and Quorum                  We have set the close of business on
Requirement                             [______], 2002 as the record date for
                                        determining those stockholders who are
                                        entitled to notice of and to vote at the special meeting.

                                        The presence at the meeting, in person
                                        or by proxy, of the holders of a
                                        majority of the aggregate number of
                                        shares of our common stock and Price
                                        Group stock outstanding on the record
                                        date will constitute a quorum, allowing
                                        us to conduct the business of the
                                        meeting.

Revocation of Proxies                   Even after you have submitted your proxy
                                        card, you may change your vote at any
                                        time before the proxy is exercised by
                                        delivering to our Secretary either a
                                        notice of revocation, or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended with respect to your proxy if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who Can Help Answer Other               If you have more questions about the
Questions                               merger or would like additional copies
                                        of this proxy statement, you should
                                        contact our proxy solicitor:

                                        Mellon Investor Services LLC
                                        44 Wall Street, 7th Floor
                                        New York, New York 10005
                                        (888) 468-9726

                       THE MERGER AND THE MERGER AGREEMENT

The Merger Agreement                    On March 3, 2002, we entered into an
                                        Agreement and Plan of Merger by and
                                        among General Growth Properties, Inc.,
                                        GGP Limited Partnership, GGP
                                        Acquisition, L.L.C., GGP Acquisition II,
                                        L.L.C., JP Realty, Inc., and Price
                                        Development Company, Limited
                                        Partnership, attached to this proxy
                                        statement as Exhibit A.

                                        At the special meeting, our stockholders will be asked to approve the merger substantially on the terms set forth in the merger agreement.

What You Will Receive in                Under the merger agreement, JP Realty,
the Merger                              Inc. will be merged with and into GGP
                                        Acquisition, L.L.C.


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

                                        In the merger, each share of our common
                                        stock and Price Group stock will be
                                        converted into the right to receive
                                        $26.10 in cash without interest. As of
                                        May 7, 2002, 16,511,033 shares of our
                                        common stock and Price Group stock were
                                        outstanding, entitling the holders of
                                        such shares to an aggregate amount of
                                        merger consideration of $430,937,961. As of March 31, 2002, our net book value was $301,889,000 ($789,429,000 of total assets less $487,540,000 in total
                                        liabilities).

                                        In addition, the merger agreement
                                        authorizes the payment of regular
                                        quarterly dividends to our common
                                        stockholders and Price Group
                                        stockholders, pro rated up to the
                                        closing date of the merger. Our board
                                        declared a quarterly dividend in the
                                        amount of $0.51 per share on April 16,
                                        2002 payable to stockholders of record
                                        on April 4, 2002. Based on an
                                        anticipated special meeting and closing
                                        date of [__], 2002, we expect to declare an additional dividend of $[ ] per share on our common stock prior to the closing of the merger.

                                        If our stockholders do not approve the
                                        merger or the merger is otherwise
                                        abandoned, then the proposed merger will not occur. If our stockholders approve the merger and the conditions to the merger agreement are satisfied or waived, then we intend to consummate the merger as soon as practicable following the special meeting.

Our Board of Directors                  After an evaluation of a variety of
That You Vote For the Approval of the   business, financial and other factors
Merger                                  and consultation with our legal and
                                        financial advisors, at a meeting on
                                        March 3, 2002 our board of directors
                                        unanimously determined that the merger
                                        was advisable, fair to, and in the best
                                        interests of, our company and our
                                        stockholders, Recommends unanimously
                                        approved the merger and the merger
                                        agreement, and unanimously voted to
                                        recommend that our stockholders approve
                                        the merger.

Opinion of Financial Advisor            In deciding to approve the merger and
                                        adopt the merger agreement, our board of directors considered the opinion of UBS
                                        Warburg LLC that, as of the date of the
                                        opinion, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in its opinion, the per share cash consideration to be received by holders of our outstanding common stock (other than by holders


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

                                        of Price Group stock) pursuant to the
                                        merger agreement was fair from a
                                        financial point of view to such holders.
                                        The UBS Warburg opinion, which sets
                                        forth the assumptions made, procedures
                                        followed, matters considered and
                                        limitations on the review undertaken by
                                        UBS Warburg in connection with its
                                        opinion, is attached as Exhibit B to the proxy statement. We encourage you to read this opinion carefully.

Reasons for the Merger                  As described further in "Recommendation
                                        of our Board of Directors and Reasons
                                        for the Merger" on page 31, in deciding
                                        to approve the merger as contemplated by the merger agreement, our board considered a number of other factors, both positive and negative, with respect to the merger.

                                        Some of the Positive Factors Considered
                                        Include:

                                        o     the merger consideration
                                              represents a significant premium
                                              to the historical and recent
                                              market price of our common stock,
                                              representing:

                                              -     a $1.67, or 6.8%, premium
                                                    over the closing price of
                                                    our common stock on the
                                                    trading day prior to the
                                                    merger announcement,

                                              -     a $3.03, or 13.1%, premium
                                                    over the closing price of
                                                    our common stock one month
                                                    prior to the merger
                                                    announcement,

                                              -     a $3.50, or 15.5%, premium
                                                    over the closing price of
                                                    our common stock six months
                                                    prior to the merger
                                                    announcement, and

                                              -     a $7.13, or 37.6%, premium
                                                    over the closing price of
                                                    our common stock one year
                                                    prior to the merger
                                                    announcement;

                                        o     our board believes that the merger
                                              represents a more desirable
                                              alternative for our stockholders
                                              than continuing to operate as an
                                              independent public company under
                                              our current business plan;

                                        o     our board determined that the
                                              transactions described in the
                                              merger agreement represents the
                                              alternative that is in the best
                                              interests of us, our stockholders
                                              and our common operating
                                              partnership unitholders, as
                                              described further under
                                              "Recommendation of our Board of
                                              Directors and Reasons for the
                                              Merger--Other Available Strategic
                                              Alternatives We Could Pursue";

                                        o     there is a high probability of
                                              completion of the proposed
                                              transaction;

                                        o     the merger agreement permits our
                                              board to receive unsolicited
                                              inquiries and proposals regarding
                                              other potential business
                                              combinations and, subject to the
                                              satisfaction of certain conditions
                                              and the payment of a $19 million
                                              break-up fee, to enter into an
                                              agreement with respect to a
                                              superior competing transaction
                                              with a third party; and

                                        o     the merger agreement that our
                                              company entered into on March 3,
                                              2002 is the negotiated result of
                                              an unsolicited proposal received
                                              in January 2002 from General
                                              Growth Properties, which our board
                                              believes was motivated to make the
                                              proposal as a result of its desire
                                              to apply the capital it had
                                              already raised in December 2001,
                                              for a transaction that General
                                              Growth Properties was no longer
                                              pursuing in January 2002.

                                        Some of the Negative Factors Considered
                                        Include:

                                        o     upon completion of the merger, our
                                              common and Price Group
                                              stockholders will no longer share
                                              in the future growth of our
                                              company or receive quarterly
                                              dividends; our common stockholders
                                              received quarterly dividends of
                                              $0.495, $0.495, $0.51 and $0.51
                                              per share for the quarters ended
                                              on June 30, 2001, September 30,
                                              2001, December 31, 2001 and March
                                              31, 2002, respectively;

                                        o     the merger will be a taxable
                                              transaction for our common
                                              stockholders and Price Group
                                              stockholders;

                                        o     there are significant costs to our
                                              company involved in connection
                                              with completing the merger, which
                                              our company may be required to
                                              bear in the event that the merger
                                              is not
                                              consummated;

                                        o     our company is prohibited from
                                              soliciting alternative proposals
                                              from other potential purchasers of
                                              our company; and

                                        o     certain of our directors and
                                              executive officers have interests
                                              in the merger that differ from
                                              your interests as a stockholder,
                                              as discussed in the section
                                              entitled "Interests of Directors
                                              and Officers in the Merger" on
                                              page 41.

                                        In view of the wide variety of factors
                                        considered by our board, our board did
                                        not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our board viewed its position and recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above, the board determined that the potential benefits of the merger substantially outweighed the potential detriments associated with the merger.

Interest of Directors and Officers      Certain of our directors and executive
in the Merger                           officers have interests in the merger
                                        that differ from your interests as a
                                        stockholder. Our board of directors was
                                        aware of these interests and considered
                                        them, among other matters, in approving
                                        the merger and the merger agreement.
                                        These interests include:

                                        o     Under the terms of our employee
                                              stock option award agreements, all
                                              outstanding, unvested stock
                                              options held by our directors and
                                              officers will become fully vested
                                              and exercisable as of the delivery
                                              of this proxy statement. In
                                              accordance with the terms of the
                                              merger agreement, any unexercised
                                              options held by our directors and
                                              officers as of the merger closing
                                              will be exchanged for cash in an
                                              amount equal to (i) the excess of
                                              the merger consideration payable
                                              with respect to a share of our
                                              common stock over the stock option
                                              exercise price multiplied by (ii)
                                              the number of shares subject to
                                              the stock option. As a result, our
                                              directors and officers will be
                                              entitled to receive an aggregate
                                              amount of $2,917,167 with respect
                                              to all of their existing stock
                                              options. See page 41.

                                        o     Although we do not currently have
                                              any severance arrangements with
                                              our directors or
                                        officers, severance payments will be
                                        offered by General Growth Properties to
                                        any full-time employee in our Salt Lake
                                        City, Utah, corporate office who is
                                        terminated within one year of the
                                        consummation of the mergers under
                                        certain conditions or who is not offered continued employment following the mergers at substantially the same salary as that being paid currently to the employee based on that employee's current compensation proportional to his or her length of employment with our company. In addition to the severance payments, certain of our executive officers will also be offered supplemental severance pay. The maximum amount of severance payments and supplemental severance pay that our executive officers as a group (which includes Messrs. Bybee, Collins, Curtis, Frazier, Mendenhall, Peterson and Sabey) may be entitled to receive pursuant to the arrangements contemplated by the merger agreement is $1,015,819. See page 41.

                                        o     Certain of our directors and
                                              officers (Mr. Price (who
                                              beneficially owns 2,755,051 of our
                                              common operating partnership
                                              units), Mr. King (who beneficially
                                              owns 138,984 of our common
                                              operating partnership units), Mr.
                                              Frazier (who beneficially owns
                                              31,840 of our common operating
                                              partnership units), and Mr.
                                              Souvall (who beneficially owns
                                              23,371 of our common operating
                                              partnership units)) will have the
                                              option of deferring their tax
                                              liability with regard to their
                                              common operating partnership units
                                              in the proposed transaction by
                                              exchanging their units for Series
                                              B Preferred Units in GGP Limited
                                              Partnership. As a group, it is
                                              expected that our directors and
                                              officers will hold Series B
                                              Preferred Units that will amount
                                              to an approximate 2% equity stake
                                              in GGP Limited Partnership (on an
                                              as-converted basis). See page 42.

Dissenters' Rights                      Under Maryland law, because our common
                                        stock is listed on the New York Stock
                                        Exchange, dissenters' rights are not
                                        available to holders of our common stock in connection with the merger.

Federal Income Tax Considerations       The merger will be a taxable transaction
                                        to our stockholders. If the aggregate
                                        cash consideration you receive in the
                                        merger is greater than your basis
                                        in your shares, the difference should
                                        constitute a capital gain if you hold
                                        your shares as capital assets. If the
                                        aggregate cash consideration you receive in the merger is less than your basis in your shares, the difference should constitute a capital loss if you hold your shares as capital assets.

Merger of Price Development Company     Immediately prior to, and as a condition
                                        to the consummation of, the merger,
                                        Price Development Company will merge
                                        with GGP Acquisition II, L.L.C., a
                                        wholly-owned subsidiary of GGP Limited
                                        Partnership. Price Development Company
                                        will survive the merger and all of its
                                        subsidiaries will remain unchanged. In
                                        connection with the partnership merger,
                                        the holders of common operating
                                        partnership units will exchange their
                                        common operating partnership units for
                                        $26.10 in cash without interest per
                                        common operating partnership unit.
                                        Alternatively, because many holders of
                                        common operating partnership units face
                                        substantial tax recapture in the event
                                        that their units were converted into
                                        cash, the merger agreement provides
                                        those holders who are "accredited
                                        investors" under the Securities Act of
                                        1933 with an option to defer their
                                        substantial tax liabilities by
                                        exchanging their units for preferred
                                        operating partnership units in GGP
                                        Limited Partnership. Specifically, they
                                        can elect to receive for each common
                                        operating partnership unit they hold
                                        .522 8.5% Series B Cumulative
                                        Convertible Preferred Units of GGP
                                        Limited Partnership (referred to in this proxy statement as Series B Preferred
                                        Units). As of May 7, 2002, there were
                                        20,149,595 common operating partnership
                                        units outstanding, including the
                                        16,511,033 units held by us, as general
                                        partner. We believe that in excess of
                                        99.9% of the common operating
                                        partnership units are held by accredited investors. If all accredited investor unitholders, other than the general partner, elected to receive Series B
                                        Preferred Units, a maximum of 1,896,905
                                        Series B Preferred Units would be issued in the partnership merger.

                                        The Series B Preferred Units have, in
                                        part, the following terms:

                                        o     each Series B Preferred Unit
                                              carries a liquidation preference
                                              of $50 per unit plus accrued and
                                              unpaid distributions;

                                        o     each Series B Preferred Unit will
                                              be
                                              convertible, until the 15th
                                              anniversary of the closing of the
                                              merger, into GGP Limited
                                              Partnership common operating
                                              partnership units based on an
                                              initial conversion price of $50
                                              per unit; based on the maximum
                                              number of Series B Preferred Units
                                              issuable in the merger, such
                                              Series B Preferred Units will
                                              initially be convertible into an
                                              aggregate of 1,896,905 common
                                              operating partnership units of GGP
                                              Limited Partnership (representing
                                              an estimated 2.3% equity interest
                                              in GGP Limited Partnership upon
                                              completion of the merger);

                                        o     each Series B Preferred Unit will
                                              be exchangeable, at General Growth
                                              Properties' option, for either
                                              cash or shares of General Growth
                                              Properties 8.5% Series C
                                              Cumulative Convertible Preferred
                                              Stock, which is a series of
                                              preferred stock having
                                              substantially the same rights,
                                              preferences and privileges as the
                                              Series B Preferred Units;

                                        o     each Series B Preferred Unit is
                                              entitled to a preferential
                                              quarterly distribution in an
                                              amount equal to the greater of (i)
                                              $1.0625, which is 8.5% of $50
                                              divided by four, and (ii) the
                                              regular quarterly cash
                                              distribution (which was $0.53,
                                              $0.65, $0.65 and $0.65 per unit
                                              for the four quarters ended June
                                              30, 2001, September 30, 2001,
                                              December 31, 2001 and March 31,
                                              2002, respectively) upon the
                                              number of GGP Limited Partnership
                                              common operating partnership units
                                              into which such Series B Preferred
                                              Unit is then convertible,
                                              initially on a one to one basis,
                                              with the amount under clause (ii)
                                              being potentially payable until
                                              the 15th anniversary of the
                                              closing of the merger; and

                                        o     each Series B Preferred Unit will
                                              be subject to redemption at its
                                              liquidation preference on or after
                                              the 15th anniversary of its
                                              issuance, subject to the right of
                                              the holder of such unit before the
                                              redemption to convert the unit
                                              into GGP Limited Partnership
                                              common operating partnership units
                                              at the conversion price.

Partner Vote Requirement                The consent of the holders of a majority
                                        of the outstanding common operating
                                        partnership units in Price Development
                                        Company is required to approve certain
                                        amendments to the partnership agreement
                                        of Price Development Company and to
                                        approve the partnership merger. As of
                                        the date of this proxy statement, Mr.
                                        Price and such affiliates own in the
                                        aggregate 2,755,051 common operating
                                        partnership units of Price Development
                                        Company, which, together with the units
                                        owned by us as general partner,
                                        represents approximately 95.6% of the
                                        issued and outstanding common operating
                                        partnership units and 75.7% of the units that may be voted in regard to the partnership merger. They thus control sufficient votes to ensure the approval of the amendments and the partnership merger. In addition, they have agreed in the voting agreement to vote their common operating partnership units in favor of such amendments and the partnership merger and granted GGP
                                        Limited Partnership a proxy covering all such common operating partnership units.
                                        As described above in "--Merger of Price
                                        Development Company," the remaining
                                        holders of common operating partnership
                                        units who are accredited investors will
                                        have the right to elect either cash or
                                        Series B Preferred Units as merger
                                        consideration.

Determination of Merger and             The merger consideration offered to our
Partnership  Merger Consideration       stockholders and our common operating
                                        partnership unitholders was determined
                                        based on arm's-length negotiations
                                        between our company and General Growth
                                        Properties.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

      This proxy statement contains certain forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us and General Growth Properties and members of our respective management teams, as well as the assumptions on which those statements are based. Those forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, and actual events and results may differ materially from those contemplated by the forward-looking statements. We and General Growth Properties undertake no obligation to update or revise forward-looking statements in this proxy statement to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time.

                                   THE PARTIES

JP Realty, Inc.

      JP Realty, Inc., a Maryland corporation is a fully integrated, self-administered and self-managed real estate investment trust or REIT. We conduct substantially all of our business operations through and hold a controlling interest in Price Development Company, Limited Partnership, our operating partnership. We were formed on September 8, 1993 to continue and expand the business, commenced in 1957, of certain companies affiliated with Mr. John Price, our former Chairman and Chief Executive Officer. Our common stock is listed on the New York Stock Exchange under the symbol "JPR."

Price Development Company, Limited Partnership

      Price Development Company, Limited Partnership is a Maryland limited partnership, of which we are the sole general partner. Price Development Company's properties, consisting of 18 enclosed regional malls, 25 anchored community centers, one free-standing retail property and six mixed-use commercial/business properties, contain an aggregate of over 15.1 million square feet of gross leasable area in ten western states. Price Development Company owns 46 of these properties and has a controlling interest in the remaining 4 properties. Since 1976, Price Development Company has been responsible for developing more retail malls in the region covered by Utah, Idaho, Colorado, Nevada, New Mexico and Wyoming than any other developer, having constructed, developed or redeveloped 12 malls in this region (as well as four other malls in Arizona, Oregon and Washington).

General Growth Properties, Inc.

      General Growth Properties, Inc., a Delaware corporation, is a self-administered and self-managed real estate investment trust or REIT. It conducts substantially all of its business operations through and holds a controlling interest in GGP Limited Partnership, its operating partnership. Brothers Martin Bucksbaum (now deceased) and Matthew Bucksbaum founded General Growth Properties in 1986 to continue expanding the Bucksbaum family business, which has been engaged in the shopping center business since 1954. Matthew Bucksbaum is currently a director and the Chairman of the Board of General Growth Properties and his son, John Bucksbaum, is currently a director and the Chief Executive Officer of General Growth Properties. General Growth Properties' common stock is listed on the New York Stock Exchange under the symbol "GGP."

GGP Limited Partnership

      GGP Limited Partnership is a Delaware limited partnership, in which General Growth Properties owns an approximate 76% general partnership interest, with the remaining approximate 24% interest being held by limited partners which include a partnership, the partners of which are various trusts for the benefit of the Bucksbaum family, and others who have contributed properties to GGP Limited Partnership. General Growth Properties presently owns interests in and/or manages 142 regional malls, containing an aggregate of over 125 million square feet of gross leasable area in 39 states. General Growth Properties owns 100% of 54 such properties, 51% of 10 of such properties, 50% of 29 of such properties, 25% of two of such properties and 16.67% of two of such properties. General Growth Properties manages the remainder of such properties for third party owners and has no ownership interest therein.

GGP Acquisition, L.L.C.

      GGP Acquisition, L.L.C. is a Delaware limited liability company and a wholly-owned subsidiary of GGP Limited Partnership. GGP Acquisition was formed solely for the purposes of this merger and has carried on no independent business activities to date.

GGP Acquisition II, L.L.C.

      GGP Acquisition II, L.L.C. is a Maryland limited liability company and a wholly-owned subsidiary of GGP Limited Partnership. GGP Acquisition II was formed solely for the purposes of the partnership merger and has carried on no independent business activities to date.

                                ABOUT THE MEETING

What is the purpose of the special meeting?

      At our special meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, specifically, the approval of the merger substantially on the terms set forth in the merger agreement.

How should I send in my stock certificates?

      Do not send your stock certificates with your proxy card. You must keep your stock certificates until after the closing, when you will receive a letter of transmittal describing how you may exchange your certificates for the merger consideration. At that time, you must send in your stock certificates with your completed letter of transmittal to the paying agent.

What do I need to do now?

      After you read and consider the information in this proxy statement, just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. You should return your proxy card whether or not you plan to attend the special meeting. If you attend the special meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish.

Who is entitled to vote at the meeting?

      Only stockholders of record at the close of business on the record date, [ _______ ], 2002, are entitled to receive notice of the special meeting and to vote the shares of common stock and Price Group stock that they held on that date at the meeting, and any postponements or adjournments of the meeting. Each outstanding share of common stock and Price Group stock is entitled to one vote on each matter to be presented at the meeting.

Who can attend the meeting?

      All stockholders of record on the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 9:30 a.m., and the meeting will begin at 10:00 a.m. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate number of shares of common stock and Price Group stock outstanding on the record date, meaning at least [________] shares, will constitute a quorum, allowing us to conduct the business of the meeting. As of the record date, [________] shares of our common stock and 200,000 shares of Price Group stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to us prior to the meeting, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by delivering to our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended with respect to your proxy if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What is the board's recommendation?

      Our board's recommendation is set forth together with the description of the proposal in this proxy statement. In summary, our board recommends a vote:

      o     For the approval of the merger (see page 31).

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. With respect to any other matter that properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

What vote is required to approve the proposal?

      The proposal for approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock and Price Group stock, voting together as a single class. A properly executed proxy marked "ABSTAIN" with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against the merger.

      If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal. Your broker will not vote your shares of common stock unless you provide instructions on how to vote. You should instruct your broker how to vote your shares of common stock by following the directions your broker provides. If you do not provide instructions to your broker, your shares of common stock will not be voted and this will have the same effect as a vote against the proposal to approve the merger.

      We will bear the cost of soliciting proxies. In addition to solicitation by mail, and without additional compensation for such services, proxies may be solicited personally, or by telephone or telecopy, by our officers or employees. In addition, we will pay approximately $12,500 to our proxy solicitor mentioned below. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common stock held of record by such persons, and we will upon request of such record holders reimburse forwarding charges and expenses.

Whom can I call with questions?

      We have selected Mellon Investor Services as our proxy solicitor. They may be contacted as follows:

      Mellon Investor Services LLC
      44 Wall Street, 7th Floor
      New York, New York  10005
      (888) 468-9726

                         PROPOSAL TO APPROVE THE MERGER

General

      The merger agreement provides for our merger with and into GGP Acquisition, L.L.C., with GGP Acquisition being the surviving company in the merger. The merger will be completed when the articles of merger have been accepted for record by the State Department of Assessments and Taxation of the State of Maryland in accordance with the Maryland General Corporation Law, and the certificate of merger is accepted for record by the Secretary of State of the State of Delaware in accordance with the Delaware Limited Liability Company Act, which is expected to occur as soon as practicable after the stockholder approval of the merger and the satisfaction or waiver of all other conditions to closing under the merger agreement.

      As of the effective time of the merger, holders of shares of our common stock and Price Group stock will have no further ownership interest in the surviving company. Instead, each holder of our common stock and Price Group stock outstanding immediately prior to the effective time of the merger will be entitled to receive $26.10 in cash without interest per share. In addition, the merger agreement authorizes the payment of regular quarterly dividends to our common stockholders and Price Group stockholders, pro rated up to the closing date of the merger. Upon completion of the merger, all of our outstanding stock options will be canceled and, in full settlement of these options, General Growth Properties will pay each option holder an amount of cash equal to $26.10 less the exercise price per share multiplied by the number of shares of common stock underlying those options which remain subject to exercise. All payments will be made net of any taxes required to be withheld by us or General Growth Properties.

      Immediately prior to, and as a condition to the consummation of, the merger, Price Development Company will merge with GGP Acquisition II, L.L.C., a wholly-owned subsidiary of GGP Limited Partnership. Price Development Company will be the surviving entity.

      In connection with the partnership merger, the holders of common operating partnership units in our operating partnership will exchange their common operating partnership units for $26.10 in cash without interest per common operating partnership unit. Alternatively, because many holders of common operating partnership units face substantial tax recapture in the event that their units were converted into cash, the merger agreement provides those holders who are "accredited investors" under the Securities Act of 1933 with an option to defer their substantial tax liabilities by exchanging their units for preferred operating partnership units in GGP Limited Partnership. Specifically, they can elect to receive for each common operating partnership unit they hold ..522 Series B Preferred Units of GGP Limited Partnership. The Series B Preferred Units will be issued in a private placement and have not or will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exception from registration requirements. The Series B Preferred Units have, in part, the following terms:

      o each Series B Preferred Unit carries a liquidation preference of $50 per unit plus accrued and unpaid distributions;

      o each Series B Preferred Unit will be convertible, until the 15th anniversary of the closing of the merger, into GGP Limited Partnership common operating partnership units based on an initial conversion price of $50 per unit;

      o each Series B Preferred Unit will be exchangeable, at General Growth Properties' option, for either cash or shares of General Growth Properties 8.5% Series C Cumulative Convertible Preferred Stock, which is a series of preferred stock having substantially the same rights, preferences and privileges as the Series B Preferred Units;

      o each Series B Preferred Unit is entitled to a preferential quarterly distribution in an amount equal to the greater of (i) $1.0625, which is 8.5% of $50 divided by four, and (ii) the regular quarterly cash distribution (which was $0.53, $0.65, $0.65 and $0.65 per unit for the four quarters ended June 30, 2001, September 30, 2001, December 31, 2001 and March 31, 2002, respectively) upon the number of GGP Limited Partnership common operating partnership units into which such Series B Preferred Unit is then convertible, initially on a one to one basis, with the amount under clause (ii) being potentially payable until the 15th anniversary of the closing of the merger; and

      o each Series B Preferred Unit will be subject to redemption at its liquidation preference on or after the 15th anniversary of its issuance, subject to the right of the holder of such unit before the redemption to convert the unit into GGP Limited Partnership common operating partnership units at the conversion price.

      The consent of the holders of a majority of the outstanding common operating partnership units in Price Development Company is required to approve certain amendments to the partnership agreement of Price Development Company and to approve the partnership merger. As of the date of this proxy statement, Mr. Price and such affiliates own in the aggregate 2,755,051 common operating partnership units of Price Development Company, which, together with the units owned by us as general partner, represents approximately 95.6% of the issued and outstanding common operating partnership units and 75.7% of the units that may be voted in regard to the partnership merger. They thus control sufficient votes to ensure the approval of the amendments and the partnership merger. In addition, they have agreed in the voting agreement to vote their common operating partnership units in favor of such amendments and the partnership merger and granted GGP Limited Partnership a proxy covering all such common operating partnership units. For a more complete description of the voting agreement, see "The Merger Agreement -- Voting Agreement" on page 52.

Background of the Merger

      On January 8, 2002, Mr. John Bucksbaum, the Chief Executive Officer of General Growth Properties, contacted Mr. John Price, our former Chairman and Chief Executive Officer, to discuss whether our company would be interested in a business combination transaction with General Growth Properties. At the time of this telephone call, our board of directors had not authorized and our company was not pursuing any sale or other business combination transaction. Since our initial public offering in January of 1994, our company has been a successful REIT dedicated to the ownership and operation of retail properties, delivering a compound annual return to our common stockholders (including dividends) of approximately 12.5% through January 8, 2002. Our management team was actively focused on building on this performance by pursuing our strategic business plan intended to deliver further sustainable growth in funds from operations and enhanced value for our stockholders over time. At the same time, in spite of this record, our management team was also fully aware of the serious challenges facing our company as well as other owners of retail properties in view of the deteriorating economic conditions in the United States, and other circumstances discussed in more detail under "Recommendation of our Board of Directors and Reasons for the Merger -- Our Prospects."

      Soon thereafter, Mr. Price contacted Mr. Warren P. ("Pat") King, who was then Vice Chairman and is now Chairman of our Board of Directors, to discuss Mr. Bucksbaum's telephone call. Even though our company was not then seeking a business combination transaction, Messrs. Price and King determined that it might be desirable for our company to engage in preliminary discussions with General Growth Properties. This determination was based in part on their awareness that in December of 2001, General Growth Properties had raised approximately $345 million through a common stock offering in order to finance a potential acquisition for which General Growth Properties was not the successful bidder. Although this was not stated by General Growth Properties, they surmised that General Growth

Properties was thus highly motivated to apply these proceeds to an alternative transaction, which could be attractive to our stockholders.

      On January 10, 2002, Mr. Bucksbaum and Mr. Bernard Freibaum, the Executive Vice President and Chief Financial Officer of General Growth Properties, contacted our company and spoke with Messrs. Price and King to reiterate their interest in pursuing a business combination transaction with our company. They indicated that our company's portfolio represents an excellent strategic fit for General Growth Properties and, while they were not then in a position to discuss financial terms for a transaction, they stated that they thought General Growth Properties was in a position to offer a substantial premium to the current market price of our common stock, which closed at $22.77 per share on that day. Messrs. Bucksbaum and Freibaum then requested to meet Messrs. Price and King in person on January 14, 2002 to continue discussions. Messrs. Price and King agreed to meet and continue discussions due to their belief that the discussions might lead to an attractive transaction being offered to our stockholders. At the request of Messrs. Bucksbaum and Freibaum, our company provided General Growth Properties with summary budget information and organizational data.

      On January 14, 2002, Messrs. Bucksbaum and Freibaum traveled to Salt Lake City, Utah, to meet with Messrs. Price and King. At this meeting, Mr. Bucksbaum indicated that General Growth Properties was prepared, subject to completion of confirmatory due diligence, to make a cash offer for the shares of our common stock and common operating partnership units in our operating partnership. In addition, in recognition that many of the holders of our common operating partnership units likely faced substantial tax recapture in the event that their units were converted into cash, Mr. Bucksbaum raised as an issue that General Growth Properties would be willing to offer to allow these holders the option to participate in a tax deferred transaction by converting their existing common operating partnership units into partnership interests in GGP Limited Partnership. Mr. Bucksbaum further indicated that General Growth Properties preferred not to issue its common operating partnership units in the proposed transaction at their then current value of approximately $39.50 per unit, based on the closing price of General Growth Properties' common stock on the New York Stock Exchange as of the previous closing date.

      Over the next two days, several conversations took place between Messrs. Freibaum and King. During these conversations, Mr. Freibaum indicated that General Growth Properties was prepared to offer two alternative transactions for the purchase of our company. In the first alternative, General Growth Properties would offer to purchase our company for $25.25 in cash per share of our common stock and our Price Group stock and per common operating partnership unit, assuming the holders of our common operating partnership units desiring tax deferral would receive common limited partnership units in GGP Limited Partnership at an exchange ratio determined by dividing $25.25 by $40.00, which was the approximate market price of its common stock at that time. In the second alternative, General Growth Properties would be willing to increase the cash offer to $25.80 per share of our common stock and our Price Group stock and per common operating partnership unit, but only if the holders of our common operating partnership units desiring tax deferral would receive, in lieu of common operating partnership units in GGP Limited Partnership, convertible preferred partnership units on substantially the same terms as the Series B Preferred Units described elsewhere in this proxy statement, which would be convertible, until the 15th anniversary of the closing of the merger, into GGP Limited Partnership common operating partnership units based on an initial conversion price of $50 per unit. The $50 conversion price was more than 25% above the then-market price for General Growth Properties common stock. Mr. Freibaum indicated that General Growth Properties would expect to hold this conversion price regardless of whether the value of the related common stock went up or down, and that the inclusion in the transaction of convertible preferred partnership units on substantially the same terms as the Series B Preferred Units described elsewhere in this proxy statement would allow General Growth Properties to pay the maximum possible price to our common stockholders. He also stated that, in view of the substantial cash General Growth Properties held from its December 2001 public offering, the offer would not be subject to any financing contingencies. He further stated that the offer was conditioned upon General Growth Properties being able to negotiate exclusively with our company and that General Growth Properties would withdraw its offer if our company entered into negotiations with other parties relating to a possible sale or business combination transaction.

      Over the course of these discussions on January 15 and 16, General Growth Properties first raised its offer to either $25.45 in cash per share and per common operating partnership unit, provided the security offered to holders of our common operating partnership units desiring tax deferral would be common operating partnership units in GGP Limited Partnership, or $26.00 in cash per share and per common operating partnership unit, provided the security offered to the holders of our common operating partnership units desiring tax deferral would have the same basic terms as the Series B Preferred Units described herein. Through additional discussions, General Growth Properties finally expressed as its best and final offer a proposal to offer either $25.55 in cash per share and per common operating partnership unit, provided the security offered to holders of our common operating partnership units desiring tax deferral would be common operating partnership units in GGP Limited Partnership, or $26.10 in cash per share and per common operating partnership unit, provided the security offered to the holders of our common operating partnership units desiring tax deferral would have the same basic terms as the Series B Preferred Units described elsewhere in this proxy statement. General Growth Properties also agreed to allow the payment of our regular quarterly dividends to our common stockholders and common operating partnership unitholders up to the closing date of the transaction. This last offer from General Growth Properties represented an 11.5% premium to the closing price of our common stock on January 15, 2002, before factoring in the value of the final dividend payment.

      On January 17, 2002, Messrs. Price, King and G. Rex Frazier, our then-President and Chief Operating Officer and now our Chief Executive Officer, held additional discussions with Mr. Freibaum, who reiterated that we had received General Growth Properties' best and final proposal the previous day. Mr. Freibaum also indicated that since General Growth Properties viewed the value of the convertible preferred security which would be offered in exchange for each of our common operating partnership units as equivalent to $26.10 in cash, no further price concessions would be available even if the convertible preferred securities were eliminated from the terms of the proposal. Following this conversation, Messrs. Price, King and Frazier indicated to Mr. Freibaum that they would be willing to bring the $26.10/convertible preferred unit proposal to our board of directors at its next meeting, which was then scheduled for January 30, 2002. They requested that General Growth Properties submit to them a written proposal outlining the terms of its offer in advance of that next meeting. At this time, Mr. Freibaum requested that General Growth Properties be given access to confidential information concerning our company and our properties to enable General Growth Properties to continue its due diligence investigation of our company. Messrs. Price, King and Frazier agreed to discuss that request with our board of directors at the January 30th meeting.

      On January 18, 2002, a telephone discussion took place involving Messrs. Freibaum, King and Frazier, as well as Mr. Paul Mendenhall, our Vice President and Chief Investment Officer. During that telephone discussion, Messrs. King, Frazier and Mendenhall authorized limited visits by representatives of General Growth Properties to several of our properties. These visits were then completed from January 22 through January 26, 2002.

      On January 29, 2002, Mr. Bucksbaum sent a letter to Mr. Price setting forth the terms of General Growth Properties' proposal. The January 29, 2002 letter outlined the following terms:

      o The acquisition of our company in a merger transaction in which each outstanding share of our common stock and Price Group stock would be converted into the right to receive $26.10 per share in cash;

      o The acquisition of the common operating partnership units not held by our company for $26.10 per unit in cash (up to a maximum 1,200,000 units) with the remaining common units being converted into the Series B Preferred Units of GGP Limited Partnership;

      o The redemption for cash of all of our options outstanding at the closing for $26.10 per share less the exercise price per share;

      o     A target closing date of not later than March 31, 2002;

      o A commitment by our company to agree to a customary "no-shop" clause to be set forth in the definitive agreements;

      o A commitment by General Growth Properties to proceed with the closing of the transaction unless following the execution of the definitive agreements our company experienced a material adverse change in its business;

      o The payment to General Growth Properties of a reasonable break-up fee in certain circumstances should we fail to close the transaction;

      o Reasonable tax protection arrangements for the holders of our common operating partnership units;

      o Fair and reasonable severance payments for employees not offered positions with General Growth Properties following the merger; and

      o Provision for the payment of our regular dividends to our common stockholders and common operating partnership unitholders for the first quarter of 2002 and a partial dividend for the second quarter of 2002.

      At the regular meeting of our board on January 30, 2002, Messrs. Price, King and Frazier informed the board of the proposal received from General Growth Properties. All of our directors were present at this meeting. Also present was a representative of Clifford Chance Rogers & Wells LLP, our outside legal counsel. At this meeting, the representative from Clifford Chance Rogers & Wells LLP discussed with our board the nature and scope of its fiduciary duties in considering a transaction of the type proposed by General Growth Properties. The board then discussed the strategic alternatives available to our company, including remaining as an independent company, diversifying our business into new geographical markets or property types, pursuing other business combination transactions such as a merger-of-equals or a large acquisition in which our company would be the surviving entity, and pursuing business combination transactions with other bidders in which our company would not be the surviving entity, and whether to pursue the proposed transaction offered by General Growth Properties. The advantages of remaining an independent company identified by our board included the ability to continue developing our business plan and the ability of our stockholders to continue participating in the future results of operations of our company in the form of dividends and potentially enjoying further appreciation in the price of our common stock. These advantages were considered in light of the challenges facing our company, including tenant occupancy rates below the industry average, increasing tenant allowances, recent static rent growth, rising costs and the difficult economic environment during 2001.

      Messrs. Price, King and Frazier pointed out that the offer represented an attractive premium for our common stockholders and common operating partnership unitholders. Although this was not stated by General Growth Properties, they also stated that they believed that General Growth Properties was able to make such an attractive offer because it wanted to apply the proceeds from its December 2001 common stock offering. They expressed a concern that if the circumstances surrounding the use of proceeds from that December 2001 common stock offering had been different, we would not have received any proposal from General Growth Properties or if such a proposal had been received, the pricing offered by General Growth Properties would have been less attractive for our company. The board next discussed the advantages and disadvantages in the current environment of remaining an independent company. At this meeting, our board decided to continue discussions with General Growth Properties, but believed it needed more information before reaching any decision with respect to its proposal.

      The board also determined that it would not be in the best interests of our company to pursue alternative sale transactions at the current time due to the position of General Growth Properties that its offer was conditioned upon it being able to negotiate exclusively with our company and that General Growth Properties would withdraw its offer if our company entered into negotiations with other parties relating to a possible sale or business combination transaction. Our board also assessed potential business combination transactions with other REITs which are focused on owning and managing regional malls. The board considered each of the major regional mall REITs and determined, after an analysis of the circumstances and strategic considerations relating to each, that entering into alternative discussions with any of such other parties was unlikely to lead to a superior transaction for our company and our stockholders. At the same time, our board determined that, because it had not yet determined whether to proceed with the proposed transaction or whether to seek any sale or other business combination transaction for the company, entering into such discussions with third parties posed serious risks for our company by potentially disrupting relationships with our tenants, financial and strategic partners and employees if it became generally known that the company was seeking a sale or other business combination transaction.

      The board then determined to authorize Messrs. Price, King, Frazier and Mendenhall to provide confidential information concerning our company to General Growth Properties, subject to the execution by General Growth Properties of a customary confidentiality and standstill agreement, and, further, to seek to engage a financial advisor to assist our board with its analysis of and in the negotiations concerning the proposal submitted by General Growth Properties.

      Over the next 48 hours, we completed the negotiation of a confidentiality and standstill agreement with General Growth Properties. This agreement, which is dated January 31, 2002, obligates General Growth Properties to keep the proprietary information we provide to it confidential and to use that information only for purposes of considering a transaction between our companies. The agreement also obligates General Growth Properties to refrain for a period of 18 months following the date of the agreement from purchasing our common stock or from pursuing or encouraging any business combination or change of control transaction involving our company other than discussions regarding the proposed transaction or transactions approved by our board of directors. Following the execution of this agreement, we provided General Growth Properties with confidential information concerning our company. Prior to receiving this information, Mr. Freibaum contacted Mr. Frazier to indicate that he expected that General Growth Properties would be able to complete its due diligence over the next one to two weeks, at which time he would be in a position to reconfirm General Growth Properties' offer for our company.

      General Growth Properties' legal counsel, Neal, Gerber & Eisenberg, distributed a draft of the merger agreement on January 31, 2002. Throughout February, we continued to provide General Growth Properties with additional information and materials.

      On February 6, 2002, our board again met to discuss the proposal from General Growth Properties. At this meeting, our board again considered the advantages and disadvantages of the proposal. The board then authorized Messrs. Price, King, Frazier and Mendenhall to continue discussions with General Growth Properties, but again reserved taking any formal action on the proposal. At this meeting, our board met with representatives of UBS Warburg and discussed UBS Warburg's qualifications and experience. After these discussions, our board authorized our outside legal counsel to negotiate the scope and terms of UBS Warburg's engagement. Over the next nine days, Messrs. King and Frazier, assisted by our outside legal counsel, negotiated the terms of our board's engagement of UBS Warburg. This engagement was subsequently confirmed in writing by an engagement letter dated February 19, 2002.

      On February 11, 2002, our board met again to consider the General Growth Properties proposal. At this meeting, representatives from our legal counsel informed our board of the status of the negotiations and the issues raised by the draft agreements distributed to us by General Growth Properties' legal counsel on January 31, 2002. At this meeting, our board also discussed the fact that certain members of our board of directors (Messrs. Price, King, Frazier and Souvall) beneficially owned common operating partnership units in our operating partnership and faced substantial tax liabilities if their interests in our operating partnership were converted to cash in the proposed transaction. It was thus determined by our board of directors at this meeting that it would be appropriate for a committee of directors who did not hold operating partnership units to review separately the aspects of the proposal relating to the holders of our common operating partnership units. This committee, consisting of Messrs. Martindale, Huntsman and Anderson, was thereafter constituted.

      On or about February 14, 2002, Mr. Freibaum informed Mr. King that, based on the diligence investigation and document review conducted by General Growth Properties to date, General Growth Properties was in a position to reconfirm its proposal to acquire the company on substantially the same terms outlined in the January 29, 2002 letter.

      Our legal advisors submitted their initial proposed changes to the draft agreements to General Growth Properties' legal counsel on February 15, 2002. Over the next week, the parties held various discussions concerning the terms of the proposed transaction.

      On February 23, 2002, our negotiating team, consisting of Messrs. King and Frazier and representatives of our outside legal counsel, traveled to Chicago, Illinois to meet with Mr. Freibaum, Mr. Joel Bayer, General Growth Properties' Senior Vice President and Chief Investment Officer, and representatives of General Growth Properties' outside legal counsel. At this meeting, the parties discussed the open issues raised in the draft response to the definitive agreements submitted by our counsel. The issues included the scope of the representations and warranties, the terms of the "no-shop" clause, the pre-closing covenants, the size of the break-up fee and the circumstances under which it would be payable. The parties also discussed the terms of the tax protection agreements for our common operating partnership unitholders described in the proxy statement under "Interests of Directors and Officers in the Merger" below.

      On February 26, 2002, a representative of another publicly traded real estate investment trust ("Company B") placed an unsolicited telephone call to Mr. King. In July of 2001, we had held preliminary discussions relating to a possible strategic combination involving our two companies. The July 2001 discussions did not go beyond the preliminary stages. This February 26, 2002 call was placed to follow-up on an earlier unsolicited call placed by this representative of Company B to Mr. King on February 14, 2002, during which this representative indicated that if our two companies would consider engaging in discussions relating to a business combination between our two companies, Company B might be able to increase its value estimates which would involve consideration consisting of either stock of Company B or cash for our company to near the valuation levels that we were suggesting as part of our earlier preliminary discussions. Because this higher valuation level for our company was materially below the consideration being proposed by General Growth Properties in the merger transaction, we did not solicit and Company B did not make or deliver any proposal for a business combination transaction with our company. Since February 26, 2002, none of our representatives has had any further discussions with Company B.

      From February 28, 2002 through March 2, 2002, the two negotiating teams and their legal counsel met to finalize the terms of the definitive agreements relating to the proposed transaction.

      On March 2, 2002, our board of directors, joined by representatives of our outside legal counsel, met in Chicago to discuss the status and to review the history of the negotiations of the proposed transaction. At this meeting our board also reviewed the strategic rationales for the proposed transaction that had been previously discussed at the meeting on January 30, 2002. In addition, Mr. King informed our board of, and our board considered and discussed, the unsolicited telephone call placed by the representative of Company B.

      On March 3, 2002, our board of directors met again in Chicago. Joining our board at this meeting were representatives of our outside legal counsel and representatives of UBS Warburg. At this meeting, our legal counsel again addressed the board on the nature and scope of its fiduciary duties in considering the proposal offered by General Growth Properties. Our legal counsel also summarized the definitive agreements that had been negotiated by the parties. This summary covered the structure of the proposed transaction and the consideration offered to our stockholders and our common operating partnership unitholders, including

      o the fact that the merger consideration is fixed and will not be adjusted for changes in the market price of our common stock or General Growth Properties' common stock that occur prior to the closing of the merger,

      o     the terms of the Series B Preferred Units of GGP Limited
            Partnership,

      o the conversion of outstanding stock options to cash net of their exercise price in the merger,

      o     the pre-closing covenants applicable to the two companies,

      o     the scope of the representations and warranties,

      o     the conditions to the merger,

      o     the tax consequences of the merger,

      o     the "no-shop" clause,

      o the nature and scope of the break-up fee and expense reimbursement obligations,

      o     the termination rights of the parties,

      o     the severance arrangements offered to our employees,

      o the absence of any financing contingency in the definitive agreements, and

      o the fact that General Growth Properties and GGP Limited Partnership would be liable to our company for damages in the event that they fail or refuse to proceed with the closing of the transaction in circumstances in which they are otherwise obligated to do so.

      Our board then held a lengthy discussion, which was joined by its legal and financial advisors, relating to the terms of the proposed transaction. Messrs. Price, King and Frazier then reiterated that they believed that our company is the beneficiary of a confluence of events that led General Growth Properties to approach our company with its unsolicited bid in the first place. Although this was not stated by General Growth Properties, they mentioned that they believed that General Growth Properties was in a position to make such an attractive offer because it wanted to apply the proceeds from its December 2001 common stock offering. They also stated that if circumstances were different or if we delayed in accepting or moving ahead with General Growth Properties' proposal, they believed that the pricing of any offer in the future would not likely be as attractive as the current proposal.

      Our board then discussed other strategic rationales for pursuing the proposed transaction with General Growth Properties, the alternatives available for our company, including remaining as an independent company, diversifying our business into new geographical markets or property types, pursuing other business combination transactions such as a merger-of-equals or a large acquisition in which our company would be the surviving entity, and pursuing business combination transactions with other bidders in which our company would not be the surviving entity. Our company was not presented with, and therefore our board did not consider, an alternative liquidation of our company involving the sale of groups of assets over time. It is possible that a break-up fee might not have been part of the terms of one or more of the transactions involved in such an alternative liquidation. Our board also discussed the positive and negative factors in the proposed transaction. The factors considered are discussed below under "Recommendation of Our Board of Directors and Reasons for the Merger."

      UBS Warburg discussed with our board the amount of the break-up fee in the proposed transaction in comparison with break-up fees in other comparable transactions. UBS Warburg previously had provided our outside legal counsel with a summary of break-up fees for 27 comparable transactions, which indicated a range break-up fees from of 1.6% to 6.5%, a mean of 3.6% and a median of 3.5%, measured in each case as a percentage of the transaction's equity value, in comparison to our break-up fee, which is approximately 3.6% of this transaction's equity value. In addition, our board discussed with UBS Warburg the financial ability of General Growth Properties to consummate the proposed transaction.

      UBS Warburg then made a presentation to our board with respect to the financial terms of the proposed merger. This presentation included a discussion of our company's position in the industry, its current net asset value, financial performance and the current state of the retail real estate market, and a comparison of the financial terms of the proposed transaction with other relevant mergers and acquisitions. At the conclusion of this presentation, UBS Warburg delivered its oral opinion that, as of the date of the opinion, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in its opinion, the per share cash consideration to be received by holders of our outstanding common stock (other than by holders of Price Group stock) pursuant to the proposed merger agreement was fair from a financial point of view to such holders. The written opinion of UBS Warburg, dated as of March 3, 2002, and attached as Exhibit B to this proxy statement, subsequently confirmed its oral opinion of the same date.

      Our board next considered the terms of the partnership merger. During this discussion, Messrs. Price, King, Frazier and Souvall (our board members who own common operating partnership units) described the number of units each of them holds and their intentions with respect to the consideration offered in the partnership merger. Each of these persons indicated that he, depending upon his individual exposure to tax liabilities, expects to take a mix of cash and Series B Preferred Units in the partnership merger. Mr. Price beneficially owns or controls 2,755,051 units and has advised us that he plans to accept cash consideration for 351,969 of those units; Mr. King beneficially owns 138,984 units and has advised us that he plans to accept cash consideration for 77,645 of those units; Mr. Frazier beneficially owns 31,840 units and has advised us that he does not plan to accept cash any consideration; and Mr. Souvall beneficially owns 23,271 units and has advised us that he plans to accept cash consideration for all of his units.

      Following this discussion, the committee of directors consisting of those directors who do not own any of our operating partnership units met separately to review the terms of the transaction relating to the partnership merger. Our legal counsel and UBS Warburg were present during the committee's deliberations. At this meeting, the committee discussed the terms of the partnership merger, including the consideration offered to the holders of our common operating partnership units. The committee also reviewed the history of the negotiations relating to the partnership merger and discussed the fact that the transaction proposed by General Growth Properties requires, under the partnership agreement of our operating partnership, the separate approval of the holders of our common operating partnership units and that unitholders representing enough units to approve the partnership merger had entered into the voting agreement, thereby ensuring its approval. The committee also considered the terms of the tax protection agreements described below under "Interests of Directors and Officers in the Merger." Based on these discussions, the committee determined to recommend that our company, as general partner of our operating partnership, approve the partnership merger and the other terms of the partnership merger transaction.

      This committee then reported to our full board its findings and recommendations. Thereafter, our board of directors unanimously declared the merger and the partnership merger advisable and unanimously voted to approve the merger and to adopt the merger agreement on the terms presented to the board, to cause our company as general partner of our operating partnership to approve the partnership merger and to recommend that our stockholders and common operating partnership unitholders approve the merger and the partnership merger, respectively, substantially on the terms set forth in the merger agreement.

      We entered into the merger agreement on the evening of March 3, 2002.

      We have been advised by General Growth Properties that on April 6, 2002, General Growth Properties executed an agreement to acquire Victoria Ward, Limited, a privately held real estate corporation located in Hawaii, in an all cash transaction. The total acquisition price will be approximately $250 million, including the assumption of approximately $50 million of existing short-term debt. The $200 million of new funding is anticipated to come from a combination of secured and unsecured debt. We have been further advised by General Growth Properties that the acquisition of Victoria Ward, Limited will not impact General Growth Properties' ability to consummate the merger or the partnership merger.

Recommendation of our Board of Directors and Reasons for the Merger

      As described above in the section entitled "Background of the Merger," our board declared the merger and the partnership merger advisable and unanimously voted to approve the merger and the partnership merger at a meeting held on March 3, 2002. Our board believes that the terms of the merger, the partnership merger, the merger agreement and the other transactions contemplated by that agreement are advisable, fair to, and in the best interests of, our company and our stockholders and common operating partnership unitholders. Accordingly, our board recommends approval of the merger substantially on the terms set forth in the merger agreement by our stockholders. In reaching its conclusions, our board consulted with members of our management team who are also directors, as well as our legal counsel and accountants, and was advised by UBS Warburg, its financial advisor in this transaction. The board considered our short-term and long-term interests and those of our stockholders and unitholders. In particular, our board considered the following factors, which in the aggregate it deemed favorable, in reaching its decision to approve the merger and the merger agreement:

      Value of Merger Consideration. The consideration to be received by holders of our common stock and Price Group stock in the merger represents a premium to our common stock of approximately:

      o 6.8% over the closing price of our common stock of $24.43 on March 1, 2002, which was the last trading day prior to the public announcement of the merger;

      o 13.1% over the closing price of our common stock of $23.07 on February 1, 2002, which was one month before the announcement of the merger;

      o 15.5% over the closing price of our common stock of $22.60 on September 4, 2001, which was six months before the announcement of the merger; and

      o 37.6% over the closing price of our common stock of $18.97 on March 2, 2001, which was one year before the announcement of the merger.

      Our Prospects. Our board believes that the merger represents a more desirable alternative for our stockholders than continuing to operate as an independent public company under our current business plan. Although our company maintains a strong balance sheet and has been a successful REIT dedicated to the ownership and operation of retail properties since its initial public offering in January of 1994, our board is and, prior to General Growth Properties' offer, has been aware of serious challenges facing our company in the future, including:

      o During 2001, retail sales at our malls and community centers were flat compared with prior year revenues, making rental rate increases more difficult;

      o Our company is faced with rising costs fueled by substantially higher insurance costs and the possibility of higher interest rates on its credit facilities in the future:

            o Our company's aggregate insurance costs were approximately $2,340,000 for the premium year ended October 2001, and we estimate that our company's aggregate insurance costs will be approximately $2,838,000 for the premium year ending October 2002, and

            o Our company's credit facility is a floating rate facility with an annual interest rate of LIBOR plus 1.10%. The three-month LIBOR rate has averaged 5.74%, 5.56%, 5.42%, 6.54% and 3.78%, respectively, for each of the preceding five calendar years ended December 31, 2001, compared with the three-month LIBOR rate on May 7, 2002, of 1.90%. If the LIBOR rate were to increase, the cost of our borrowing under our credit facility would also increase, resulting in higher interest expenses to our company.

      o Some of our properties are struggling with modestly declining occupancy rates;

      o Although none of our major tenants have experienced any bankruptcies, major bankruptcies have affected the other participants in the retail industry, and our major tenants may be affected in the future;

      o The proposed transaction settles management succession issues at our company in view of the March 20, 2002 announcement by Mr. Price, our former Chairman and Chief Executive Officer, of his retirement from our company in order to accept an appointment as United States Ambassador to the three African island nations of Mauritius, Seychelles and the Comoros;

      o We are a smaller company than some of our competitors in the retail mall sector, which makes our bargaining position weaker in comparison with some of our larger competitors when negotiating leases with national tenants. National tenants prefer to negotiate lease transactions with fewer companies owning or managing multiple properties rather than negotiate with smaller companies with regard to a lesser number of properties. Retail mall management companies that have the capacity to negotiate lease terms with national tenants for a substantial number of properties are therefore able to negotiate more favorable lease terms than are smaller companies which have less leverage with national tenants; and

      o Both the quantity of our common stock held by institutional investors and the number of institutional investors which hold our common stock have decreased over the past four years. In addition, we may be potentially less attractive to institutional investors who prefer to invest in companies with larger market capitalizations that offer greater liquidity to stockholders.

      Other Available Strategic Alternatives We Could Pursue. Our board also considered other strategic alternatives to the merger that might be available to us, including:

      o Diversifying our business into new geographical markets or property types. Our board has discussed the possibility of entering new geographical markets or investing in new property types. Through a more diversified portfolio of properties, our company would have a greater ability to hedge its exposure to economic risk should there be a downturn in retail property sectors. However, our board was not presented with, nor was it aware of, any specific proposal or investment opportunity that the board felt would increase the value of our company for our stockholders in the near term at the time it was evaluating General Growth Properties' offer. In addition, a strategy of diversifying our portfolio would not have addressed the challenges facing our company described above and would have been unlikely to create a benefit to our stockholders from the increased returns on their investments greater than the benefit represented by the premium for their stock offered through the merger proposal.

      o Pursuing other business combination transactions, such as a merger-of-equals or a large acquisition in which we would be the surviving entity. Our board discussed the possibility of pursuing business combinations with other retail mall REITs, such as a merger-of-equals or a large acquisition in which we would be the surviving entity. However, our board was not presented with, nor was it aware of, any specific proposal or investment opportunity of this nature. The board identified retail mall REITs with which we might consider negotiating a merger-of-equals or which might be the target of a large acquisition to be pursued by us. However, our board was not presented with, nor was it aware of, any specific proposal or investment opportunity of this nature. Potential benefits to our company and stockholders with respect to either a merger-of-equals or a large acquisition include an expanded portfolio of properties, potential for increased leverage when negotiating with national tenants, the possible creation of operational synergies and a greater ability to hedge our exposure to economic risk should there be a downturn in the commercial real estate or retail mall sectors (to the extent that the merger resulted in a diversification of our property portfolio), the possibility of structuring such a transaction in a tax deferred format and continued stockholder participation in the company going forward (which would include future quarterly dividends received by our stockholders). Potential risks and difficulties with respect to either a merger-of-equals or a large acquisition include the perceived inability of the identified merger candidates to improve on our company's current profitability and manage our properties more efficiently, thereby increasing the value of our stockholders' investments, the fact that our company may have to compete for the acquisition of retail mall REITs with other prospective purchasers, some of whom have greater financial resources than us, that there can be no assurances that our company could successfully manage the difficulties associated with integrating any acquired businesses and managing such acquisition-fueled growth, and the fact that making a large acquisition may require that we either issue additional equity, which may be dilutive to our stockholders, or leverage our existing portfolios to a greater extent, which could negatively impact short-term stockholder value should our cost of borrowings increase proportionally with rising interest rates or a reduced bond rating.

      After analyzing the potential candidates and reviewing the potential benefits and risks involved with entering into a merger-of-equals or making a large acquisition with another company, our board determined that none of the alternatives discussed would offer a return to our stockholders as attractive as the offer presented by the merger with General Growth Properties.

      o Pursuing business combination transactions with other bidders in which we would not be the surviving entity. Our board also discussed the potential of entering into a business combination in which we would not be the surviving entity, and identified certain retail mall REITs that may be in a position to propose such a transaction. However, our board was not presented with, nor was it aware of, any specific proposal or investment opportunity of this nature. Potential benefits to our stockholders with respect to the possibility of a business combination in which they might be offered an option to receive equity securities as merger consideration include the possibility that such a transaction might be structured in a tax deferred format, as well as the opportunity to continue to have an interest in the surviving entity going forward (which may include future quarterly dividends) and the opportunity to become stockholders in a larger and more diversified company. Further, after analyzing the identified retail mall REIT candidates and reviewing the potential benefits and risks to our stockholders involved with such a business combination transaction, our board believed that each such candidate was unable to offer our stockholders merger consideration as attractive as that offered by General Growth Properties, whether such consideration were to be paid in cash or securities, or a combination of both.

After considering the potential benefits and risks to us, our stockholders and our common operating partnership unitholders associated with each of these alternatives, our board determined that the transactions described in the merger agreement represented the alternative that is in the best interests of our common stockholders and unitholders.

      UBS Warburg Analysis and Fairness Opinion. Our board considered as favorable to its determination the opinion, analyses and presentations of UBS Warburg described in "Opinion of UBS Warburg" below, including the opinion of UBS Warburg to the effect that, as of the date of its opinion, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in its opinion, the per share cash consideration to be received by holders of our outstanding common stock (other than by holders of Price Group stock) pursuant to the proposed merger agreement was fair from a financial point of view to such holders. A copy of the fairness opinion is attached as Exhibit B to this proxy statement.

      The High Probability of Transaction Completion. Our board considered as favorable that in its judgment there is a high probability of completing the proposed transaction with General Growth Properties. In particular, the merger agreement does not contain any financing contingency and General Growth Properties and GGP Limited Partnership would be liable to our company for damages in the event that they fail or refuse to proceed with the closing of the transaction in circumstances in which they are otherwise obligated to do so. In addition, based on our discussions with and analysis of General Growth Properties and discussions with our financial advisor, our board has concluded that General Growth Properties has the financial capacity to complete the proposed transaction.

      Our Termination Rights in the Event of a Superior Competing Transaction and Break-Up Fee. The merger agreement permits our board to receive unsolicited inquiries and proposals regarding other potential business combinations and, to the extent required by its fiduciary obligations, to negotiate and provide information to third parties with respect to any such proposals that a majority of our entire board determines after consultation with its financial advisor, in good faith, taking into account financial considerations and other relevant factors, including relevant legal, financial, tax, regulatory and other aspects of such proposal, and the conditions, prospects and time required for completion of such proposal, to be more favorable than the merger and the partnership merger to our stockholders and unitholders and, subject to the satisfaction of certain conditions, to enter into an agreement with respect to a superior competing transaction with a third party, subject to the payment of a $19 million break-up fee to General Growth Properties.

      Our board also considered the following potentially negative factors in its deliberations concerning the merger and the merger agreement:

      Holders of Our Common Stock Unable to Receive Future Dividend Payments and Unable to Share in Our Future Growth and Stock Price Appreciation. Our board acknowledged that the merger would preclude the holders of our common stock from having the opportunity to participate in the future growth of our assets and any future appreciation in the value of our common stock. The holders of our common stock will no longer share in the future growth of our company or receive quarterly dividends. Our common stockholders received quarterly dividends of $0.495, $0.495, $0.51 and $0.51 per share for the quarters ended on June 30, 2001, September 30, 2001, December 31, 2001 and March 31, 2002, respectively.

      The Tax Consequences to Our Stockholders. Our board acknowledged that the merger is a taxable transaction and, as a result, holders of our common stock will be required to pay taxes on gains that result from their receipt of the cash consideration in the merger. In contrast, the holders of common operating partnership units in Price Development Company, many of whom, unlike our common stockholders, will face substantial tax recapture if they participate in a taxable transaction involving their investments in our company, will have the option to defer their taxable gains by electing to receive Series B Preferred Units of GGP Limited Partnership, if they are accredited investors.

      Significant Costs Involved. Our board considered the significant costs involved in connection with completing the merger, the substantial management time and effort required to effectuate the merger and integrate our business with General Growth Properties' business and the related disruption to our operations. If the merger is not approved, or is not consummated, then our company may be required to bear these expenses and the costs of these disruptions.

      Prohibition against Soliciting other Offers. Even though the merger agreement permits our board to receive unsolicited inquiries and proposals regarding other potential business combinations, it also prohibits our company from soliciting alternative proposals from other potential purchasers of our company.

      Potential Benefits to Certain Directors and Officers. Our board also considered the potential benefits to certain directors and officers discussed in the section entitled "Interests of Directors and Officers in the Merger," including the acceleration of the vesting of stock options, the additional severance payments to be received by our executive officers under certain circumstances, and the tax protection agreements provided to holders of common operating partnership units who elect to exchange their common operating partnership units for Series B Preferred Units of GGP Limited Partnership. In the opinion of our board, the above factors represent the material potential adverse consequences which could occur as a result of the merger. In considering the merger, our board considered the impact of these factors on our stockholders.

      In view of the wide variety of factors considered by our board, our board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our board viewed its position and recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above, the board determined that the potential benefits of the merger substantially outweighed the potential detriments associated with the merger.

      In the event the merger is not completed for any reason, we will continue to pursue our strategic business plan intended to deliver further sustainable growth in funds from operations and enhanced value for our stockholders over time. In addition, in such event, we may seek to enter into other acquisition or business combination opportunities or to issue additional debt or equity financing.

Opinion of UBS Warburg

      Our board retained UBS Warburg to act as its financial advisor in connection with the merger. The board selected UBS Warburg to act as financial advisor based on UBS Warburg's qualifications, expertise and reputation and its knowledge of our business and affairs. At the meeting of our board on March 3, 2002, UBS Warburg rendered its oral opinion, subsequently confirmed in writing as of that date, that as of March 3, 2002, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in its opinion, the per share cash consideration to be received by holders of our outstanding common stock (other than by holders of Price Group stock) pursuant to the merger agreement was fair from a financial point of view to such holders.

      The full text of UBS Warburg's opinion, dated as of March 3, 2002, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS Warburg, is attached as Exhibit B to this proxy statement. We urge you to read this opinion carefully and in its entirety. This summary is qualified in its entirety by reference to the full text of the opinion.

      UBS Warburg's opinion, which was directed to our board, addressed only the fairness, as of the date of the opinion, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in its opinion, from a financial point of view to holders of our outstanding common stock (other than to holders of Price Group stock) of the per share cash consideration to be received by such holders in the merger, and did not address any other aspect of the merger. The board did not request, and the opinion of UBS Warburg does not in any manner address, (1) the fairness of the merger to the holders of Price Group stock, (2) the fairness of the merger to the holders of common operating partnership units of Price Development Company, or (3) the value of the per share cash consideration to be received by the common stockholders relative to the value available to the holders of common operating partnership units of Price Development Company.

      At our board's direction, UBS Warburg's opinion did not address our underlying business decision to proceed with or effect the merger, nor did it constitute a recommendation to any stockholder of our common stock as to how such stockholder should vote with respect to the merger. UBS Warburg was neither asked to, nor did it, offer any opinion as to any term of the merger agreement or the form of the merger, other than as to the fairness, from a financial point of view, as of the date of the opinion, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in its opinion, of the per share cash consideration to be received by holders of our outstanding common stock (other than by holders of Price Group stock), to such holders. In rendering its opinion, UBS Warburg assumed, with our board's consent, that each party to the merger agreement would comply with all the material terms of the merger agreement. UBS Warburg was not authorized to and did not solicit indications of interest in or engage in any discussions with any party with respect to an alternative business combination with us.

      In arriving at its opinion, UBS Warburg, among other things:

o reviewed certain publicly available business and historical financial information relating to us;

o reviewed certain internal financial information and other data relating to our business, operations and financial prospects, including estimates and financial forecasts prepared by our management, that were provided to UBS Warburg by us and were not publicly available;

o conducted discussions with members of our senior management concerning our business, operations and financial prospects;

o reviewed publicly available financial and stock market data with respect to us and certain other companies in lines of business UBS Warburg believed to be generally comparable to ours;

o compared the financial terms of the merger with the publicly available financial terms of certain other transactions which UBS Warburg believed to be generally relevant;

o     reviewed the merger agreement; and

o conducted such other financial studies, site visits, analyses and investigations, and considered such other information, as UBS Warburg deemed necessary or appropriate.

      In connection with its review, with our board's consent, UBS Warburg did not assume any responsibility for independent verification of any of the information reviewed by UBS Warburg for the purpose of this opinion and has, with our board's consent, relied on such information being complete and accurate in all material respects. UBS Warburg further relied upon assurances of our management that management was not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, at our direction, UBS Warburg did not make any independent evaluation or appraisal of any of our assets or liabilities (contingent or otherwise), nor was UBS Warburg furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, UBS Warburg assumed, at our board's direction, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management as to our future financial performance. UBS Warburg assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on us or the merger. UBS Warburg's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to UBS Warburg as of, March 3, 2002.

      The following summaries of UBS Warburg's financial analyses present some information in tabular format. In order to fully understand the financial analyses used by UBS Warburg, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying UBS Warburg's opinion.

      In connection with the preparation and delivery of its opinion, UBS Warburg performed a variety of financial and comparative analyses. All material analyses performed by UBS Warburg are described below.

      In arriving at its opinion, UBS Warburg did not ascribe a specific range of value to us, but rather made its determination as to the fairness, from a financial point of view, as of the date of the opinion, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in its opinion, of the per share cash consideration to be received by holders of our outstanding common stock (other than by holders of Price Group stock) pursuant to the merger agreement, to such holders, on the basis of the multiple financial and comparative analysis described below.

      Historical Stock Price Analysis. UBS Warburg reviewed the performance of the per share market price and trading volume of our common stock for the period from January 17, 1994 (the initial public offering date) to February 27, 2002. The analysis indicated that during the 52-week period ended February 27, 2002, the highest closing market price per share was $24.50, the average closing market price per share was $21.87 and the lowest closing market price per share was $18.20. As of March 3, 2002, our stock had not traded at or above the offered price per share of $26.10 since December 31, 1997.

The offered price per share of $26.10 represents a 7.0% premium over the price of our common stock as of the closing price on February 27, 2002.

      Net Asset Valuation Analysis. Using information provided by us, UBS Warburg calculated our net asset value. For this calculation, UBS Warburg applied a range of capitalization rates from 9.25% to 10.75%, which resulted in an implied blended capitalization rate range of 9.46% to 9.96%, to our in-place net operating income.

      The resulting gross real estate value was added to the gross value of our other assets, including developments in progress, land, cash, and certain other assets, less our outstanding debt, adjustments for insurance recoveries and management fees and certain other liabilities, to arrive at an equity net asset value. This analysis indicated a net asset value range as of February 27, 2002 of between $450.6 million and $503.6 million, or $22.45 and $25.09 per share.

      Comparable Companies Analysis. UBS Warburg compared selected publicly available information of us with the corresponding data of certain publicly traded companies that UBS Warburg considered to be comparable to us. These companies included:

           Crown American Realty Trust        CBL & Associates Properties, Inc.
           General Growth Properties, Inc.    Glimcher Realty Trust
           The Macerich Company               The Rouse Company
           Simon Property Group, Inc.

      The comparable company trading analysis provided a market valuation benchmark based on the common stock trading multiples of the above selected comparable companies. UBS Warburg calculated and analyzed each company's trading premium/discount to consensus net asset value ("NAV"); 2001, 2002 and 2003 funds from operations ("FFO") multiples; and enterprise value to prior four quarters reported EBITDA multiples, all as of February 27, 2002. This information is summarized in the table below:

                                                         Comparable Companies                JP Realty, Inc.
                                                -----------------------------------     ----------------------------
                                                                                        Feb. 27, 2002    Transaction
                                                High      Mean      Median      Low      Market Price       Price
                                                ----      ----      ------      ---     -------------    -----------
Premium/(Discount) to NAV(1) (%)                17.4       2.3        2.9       (10.7)        2.4             9.6
2001 FFO multiple (x)(2)                         9.2       8.0        8.5         6.4         8.6             9.2
Multiple of 2002 estimated FFO (x)(3)            8.7       7.5        7.7         6.2         8.1             8.7
Multiple of 2003 estimated FFO (x) (3)           8.2       7.1        7.2         6.1         7.7             8.2
Prior four quarters EBITDA multiple(x)(4)       14.4      11.9       12.2         9.9        10.7            11.1

----------
(1)   Consensus NAV obtained from Realty Stock Review as of November 28, 2001.
(2) Derived by dividing a company's share price (as of the close on February 27, 2002) by its reported per share FFO for 2001 (defined by the National Association of Real Estate Investment Trusts as "net income" computed in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, and after adjustments for unconsolidated entities in which the subject REIT holds an interest).
(3) The 2002 and 2003 FFO multiples were derived by dividing a company's share price (as of the close on February 27, 2002) by its respective 2002 and 2003 consensus per share FFO estimates, as provided by First Call Corporation as of February 27, 2002.
(4) EBITDA multiple was calculated by dividing a company's enterprise value ("Enterprise Value"), defined as total market equity value as of February 27, 2002, assuming the conversion of all of the operating partnership's common units, plus total debt, preferred units and preferred stock, if any, less cash on hand, by its reported EBITDA (earnings before interest, taxes, depreciation and amortization) for the period from fourth quarter 2000 through third quarter 2001.

      Because of the inherent differences between the businesses, operations and prospects of us and the businesses, operations and prospects of the selected comparable companies, UBS Warburg believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, UBS Warburg also made qualitative judgments concerning differences between our financial and operating characteristics and those of the selected comparable companies that would affect our public trading values and such comparable companies.

      Comparable Transactions Analysis. UBS Warburg reviewed transactions involving REITs announced from January 1, 2000 to the date of its opinion. Six transactions with equity values in excess of $200 million that were somewhat comparable were selected. All of the comparable transactions have closed except the Rodamco transaction with Westfield, Simon & Rouse announced on January 13, 2002, which is pending. These transactions included:

Target                                    Acquirer
----------------------------------        ---------------------------------------------------------
Bradley Real Estate, Inc.                 Heritage Properties Investment Trust, Inc.
Western Properties Trust                  Pan Pacific Retail Properties, Inc.
First Washington Realty Trust Inc.        California Public Employees' Retirement System ("CalPERS")
Urban Shopping Centers                    Rodamco North America NV
Westfield America, Inc.                   Westfield America Trust
Rodamco North America NV                  Westfield America Trust, Simon Property Group, Inc. and The Rouse
                                          Company

      For each comparable transaction, UBS Warburg calculated the funds from operations multiple and EBITDA multiple of the respective transaction at the time of announcement of each transaction. This information is summarized in the table below:

                                                          Comparable Transactions                 JP Realty, Inc.
                                               ---------------------------------------------     -----------------
                                               High          Mean        Median         Low      Transaction Price
                                               ----          ----        ------         ---      -----------------
Transaction FFO multiple (x)(1)                11.4           8.0           8.7          5.9             9.4
Transaction EBITDA multiple (x)(2)             15.3          11.7          11.1         10.0            11.1

----------
(1) Derived by dividing the Target Company's total market equity value, based on the offer price per share for the Target Company and assuming the conversion of all of the operating partnership's common units, by the reported funds from operations for the four quarters immediately preceding the announcement of the transaction. Our Transaction FFO multiple was based on a price of $26.10 for our common stock pursuant to the terms of the merger agreement over reported funds from operations per share for the period from fourth quarter 2000 through third quarter 2001.
(2) Calculated by dividing the Enterprise Value at the offer price by EBITDA reported by the Target Company over the four quarters immediately preceding the announcement of the transaction. Our Transaction EBITDA multiple was calculated by dividing Enterprise Value based on a price of $26.10 for our common stock pursuant to the terms of the merger agreement by our reported EBITDA for the period from fourth quarter 2000 through third quarter 2001.

      Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between our businesses, operations and prospects and those of the comparable acquired companies, UBS Warburg believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, UBS Warburg also made qualitative judgments concerning differences between the characteristics of these transactions and the proposed merger that would affect our acquisition values and those of such acquired companies.

      Premiums Paid Analysis. UBS Warburg reviewed 18 selected transactions involving REITs from January 1, 2000, to the date of its opinion. For each transaction, premiums paid over market price of the acquired company's common shares one day, one week and four weeks prior to the announcement of the respective transaction were analyzed, and were found to range from a 2.0% discount to a 39.4% premium (with a mean of 11.9% and median of 8.6%), a 3.2% discount to a 38.9% premium (with a mean of 14.2% and a median of 12.0%), and a 1.7% discount to a 38.4% premium (with a mean of 13.1% and a median of 10.6%) for each of the time periods, respectively. As of February 27, 2002, and using $26.10 per common share, pursuant to the terms of the merger agreement, the premiums paid to our common stockholders would be 8.5%, 11.2% and 14.8% to the closing prices of our common stock one day, one week and four weeks prior to that date, respectively.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, UBS Warburg considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. UBS Warburg believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion.

      In performing its analyses, UBS Warburg made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. No company, transaction or business used in the analyses described above is identical to us or the proposed merger. Any estimates contained in UBS Warburg's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of UBS Warburg's analysis of the fairness from a financial point of view, as of the date of the opinion, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in its opinion, of the per share cash consideration to be received by holders of our outstanding common stock (other than by holders of Price Group stock) pursuant to the merger agreement to such holders and were conducted in connection with the delivery by UBS Warburg of its opinion dated March 3, 2002, to our board. UBS Warburg's analyses do not purport to be appraisals or to reflect the prices at which shares of our common stock might actually trade. The consideration to be paid to holders of our common stock in the merger agreement was determined through negotiations between us and General Growth Properties and was approved by our board. UBS Warburg did not recommend any specific consideration to us or that any given consideration constituted the only appropriate consideration for the merger.

      UBS Warburg's opinion was one of the many factors taken into consideration by our board in making its determination to approve the merger. UBS Warburg's analyses summarized above should not be viewed as determinative of the opinion of our board with respect to our value or of whether the board would have been willing to agree to a different form of consideration.

      UBS Warburg is an internationally recognized investment banking and advisory firm. UBS Warburg, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, UBS Warburg and its affiliates have provided financial advisory and financing services to us and our affiliates and have received customary fees for the rendering of these services. In the ordinary course of business, UBS Warburg and its affiliates have and may from time to time invest, underwrite or trade in our securities or our indebtedness or those of General Growth Properties for its own account, the accounts of investment funds and other clients under the management of UBS Warburg and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities or indebtedness.

      We have agreed to pay UBS Warburg aggregate fees of $1,500,000 in connection with the issuance of its opinion and for its financial advisory services, $1,000,000 of which is contingent upon the consummation of the transaction. We have also agreed to reimburse UBS Warburg for its expenses incurred in performing its services and to indemnify UBS Warburg and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling UBS Warburg or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of UBS Warburg's engagement and any related transactions.

Interests of Directors and Officers in the Merger

      In considering the recommendation of our board of directors in connection with the merger, stockholders should be aware that, as described below, some of our directors and executive officers have interests in, and will receive benefits from, the mergers that differ from, or are in addition to, and therefore may conflict with, the interests of our stockholders generally.

      Indemnification and Insurance. The merger agreement provides that General Growth Properties and GGP Limited Partnership will provide indemnification for each person who has been or who becomes before the completion of the mergers, a director or officer of our company or its subsidiaries to the maximum extent permitted by applicable law. In addition, General Growth Properties and GGP Limited Partnership will indemnify and hold harmless those persons against any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement arising out of the fact that the person is or was an officer or director of our company or any of its subsidiaries or out of the merger agreement or the transactions contemplated by the merger agreement to the fullest extent permitted by law. Further, General Growth Properties has agreed to purchase directors' and officers' liability insurance coverage for the benefit of those individuals currently covered by our insurance for a period of six years following the mergers. For a more complete discussion of these provisions of the merger agreement, see "The Merger Agreement -- Indemnification" on page 51.

      Acceleration of Stock Options. Under the terms of our employee stock option award agreements, all outstanding, unvested stock options will vest and become immediately exercisable upon the delivery of a written notice to our stockholders of a stockholders' meeting at which the stockholders will consider a proposed acquisition of our company by merger. Accordingly, the outstanding, unvested stock options held by our directors and officers will become fully vested and exercisable as of the date of this proxy statement. In accordance with the terms of the merger agreement, any unexercised options held by our directors and officers as of the merger closing will be exchanged for cash and the directors and officers will receive a single-sum payment in an amount equal to (i) the excess of the merger consideration payable with respect to a share of our common stock ($26.10) over the stock option exercise price multiplied by
(ii) the number of shares subject to the stock options owned by the director or officer which remain subject to exercise. As a result, our directors and officers will be entitled to receive the following amounts with respect to all of their existing stock options, including those whose vesting has accelerated as of the date of this proxy statement: James Anderson, $83,397; Terry Bybee, $850; M. Scott Collins, $4,250; Greg Curtis, $1,275; G. Rex Frazier, $550,079; Blaine Huntsman, $12,870; Pat King, $250,192; Allen Martindale, $21,857; Paul K. Mendenhall, $1,700; Martin Peterson, $850; John Price, $1,905,600; David Sabey, $850; and Sam Souvall, $83,397.

      Severance Arrangements. We do not currently have any severance arrangements with our directors or officers. Pursuant to the merger agreement, all of our directors and officers, as well as the directors and officers of our subsidiaries, will submit their resignations (as officers and directors) as of the effective time of the mergers.

      A severance payment will, however, be offered by General Growth Properties to all full-time employees in our Salt Lake City, Utah, corporate office in accordance with the terms of an agreed-upon severance plan. Each employee's severance payment will be an amount based on that employee's current base salary plus the 2001 incentive bonus included in the annual salary computation proportional to his or her length of employment with our company. General Growth Properties will notify each employee within six months of the closing date of the merger whether he or she will receive an offer of full-time regular employment with General Growth Properties or one of its subsidiaries. A severance payment will be available to each employee who is terminated within one year of the consummation of the mergers under certain conditions or who is not offered continued employment following the mergers at substantially the same salary as that being paid currently to the employee.

      In addition to the severance plan payments described above, certain executive officers will be offered supplemental severance pay. General Growth Properties will offer an additional severance amount equal to 26 weeks of current base salary plus the 2001 incentive bonus included in the annual salary computation to each of those officers, as an incentive to stay through and assist with any requested transition period.

      The maximum amount of severance payments and supplemental severance pay that our executive officers as a group (which includes Messrs. Bybee, Collins, Curtis, Frazier, Mendenhall, Peterson and Sabey) may be entitled to receive pursuant to the severance arrangements contemplated pursuant to the merger agreement is $1,015,819.

      Tax Deferral Option for Unitholders. In connection with the partnership merger, the holders of common operating partnership units in our operating partnership will exchange their common operating partnership units for $26.10 in cash without interest per common operating partnership unit. Alternatively, because many holders of common operating partnership units face substantial tax recapture in the event that their units were converted into cash, the merger agreement provides those holders who are "accredited investors" under the Securities Act of 1933 with an option to defer their substantial tax liabilities by exchanging their units for Series B Preferred Units in GGP Limited Partnership. This aspect of the transaction allows Mr. Price (who beneficially owns 2,755,051 of our common operating partnership units), Mr. King (who beneficially owns 138,984 of our common operating partnership units), Mr. Frazier (who beneficially owns 31,840 of our common operating partnership units), and Mr. Souvall (who beneficially owns 23,371 of our common operating partnership units) (as well as other holders of our common operating partnership units) the opportunity to defer the otherwise substantial taxable gain they would face in an all cash transaction. Upon completion of the merger, it is expected that our directors and officers, as a group, will hold Series B Preferred Units that will amount to an approximate 2% equity stake in GGP Limited Partnership (on an as-converted basis).

      Tax Related Undertakings of GGP Limited Partnership. Under the tax matters agreement contemplated by the merger agreement, General Growth Properties and GGP Limited Partnership have agreed not to voluntarily sell, exchange or otherwise dispose of, except in wholly tax-free transactions, certain specified properties for specified periods of time. These provisions are intended to ensure that Messrs. Price, King, Frazier and Souvall, as well as other holders of our common operating partnership units who elect to receive Series B Preferred Units, who originally contributed such properties to our operating partnership in exchange for common operating partnership units in our operating partnership, will be able to continue to defer for specified periods of time the otherwise substantial gain that would be recognized by them for tax purposes upon a taxable sale, exchange or other disposition of any one or more of such properties. The tax matters agreement also provides, as part of its tax deferral undertakings, for minimum levels of liabilities to be allocated to these holders. See "The Merger Agreement -- Tax Related Undertakings of GGP Limited Partnership" on page 50.

      Non-competition Agreement. Our former Chairman and Chief Executive Officer, Mr. John Price, will not enter into a severance agreement, and instead will enter into a standard, five-year, non-competition agreement with General Growth Properties immediately prior to the consummation of the merger. As partial consideration for entering into this non-competition agreement, Mr. Price will be granted an option to purchase two small buildings from Price Development Company for an aggregate purchase price of $300,000, which Mr. Price will pay from his own funds. One building houses Mr. Price's automotive memorabilia and the other is a small office building which Mr. Price will use as an office, each consisting of approximately 6,000 square feet, located in the Price Business Center - South Main in Salt Lake City, Utah. Our board estimated that the approximate market value of these buildings is $600,000.

The Merger Agreement

      This is a description of the terms of the merger agreement that we believe are important. However, the description does not contain all the terms of the merger agreement. A copy of the merger agreement is attached as Exhibit A to this proxy statement and is incorporated herein by reference. We encourage you to read the entire merger agreement.

      Closing. Under the merger agreement, we will merge with and into GGP Acquisition, L.L.C., with GGP Acquisition, L.L.C. as the surviving entity. The closing date of the merger will be no later than the third business day after the mutual closing conditions to the merger are satisfied or waived by us and General Growth Properties. The merger shall become effective on the later (i) of the date and time at which the articles of merger have been duly filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland and the certificate of merger has been duly filed with the Secretary of State of the State of Delaware; or (ii) at such other date and time as is agreed between the parties and specified in the articles and certificate of merger.

      Merger of our Operating Partnership with Another Subsidiary of General Growth Properties. Immediately prior to, and as a condition to the consummation of, the merger, our operating partnership will merge with an indirect, wholly-owned subsidiary of General Growth Properties, GGP Acquisition II, L.L.C. Our operating partnership will survive the merger and all of its subsidiaries will remain unchanged.

      Consideration to be Received for Our Common Stock and Price Group Stock in the Merger. At the effective time, each share of our common stock and Price Group stock will be converted into the right to receive a cash payment of $26.10 without interest. The merger consideration is fixed and will not be adjusted based on fluctuations in the price of our common stock or that of General Growth Properties prior to the closing date of the merger. In addition, the merger agreement authorizes the payment of regular quarterly dividends to our common stockholders, pro rated up to the closing date of the merger.

      Treatment of Stock Options. The merger agreement provides that each stock option under our 1993 Stock Option Plan which is outstanding immediately prior to the effective time of the merger and which has not been exercised or canceled prior to that time, will be treated as follows: At the effective time of the merger, in full settlement of all remaining outstanding options, General Growth Properties will pay to each holder of an option $26.10 less the exercise price per share of common stock provided for in that stock option multiplied by the number of common shares underlying that option which remain subject to exercise. The cash payment will be net of any applicable withholding tax. If, however, the exercise price of any stock option equals or exceeds $26.10, no cash will be paid to the holder. Following the effective time of the merger, all outstanding options to purchase our common stock will automatically be redeemed and canceled.

      Procedures for Exchange of Our Common Stock. General Growth Properties will deposit with the paying agent cash in the amount of the aggregate merger consideration. Each letter of transmittal which will be sent to our stockholders following closing will include detailed instructions on how our stockholders may exchange their JP Realty, Inc. common stock for the cash consideration they will receive in the merger. The paying agent will send to our former stockholders who submit their duly completed letters of transmittal and their JP Realty, Inc. share certificates a check for payment of the merger consideration the stockholder is entitled to receive, net of any applicable withholding tax. No interest will be paid on any cash paid pursuant to the merger.

      Representations and Warranties. We and Price Development Company have made certain customary representations and warranties to General Growth Properties, GGP Limited Partnership, GGP Acquisition, L.L.C. and GGP Acquisition II, L.L.C., including representations that:

      o we are a validly existing corporation and have the requisite power to carry on our business;

      o we have the requisite corporate authority to enter into the contemplated transactions;

      o the consummation of these transactions will not place us in material violation of any laws or material contracts which, individually or in the aggregate, would have a material adverse effect;

      o     our capitalization is as disclosed to General Growth Properties;

      o     our corporate structure is as disclosed to General Growth
            Properties;

      o we have filed all required reports with the SEC and complied in all material respects with the applicable requirements of the securities laws;

      o there is no litigation or legal proceeding pending that, individually or in the aggregate, would be reasonably expected to have a material adverse effect on our business or prevent the consummation of the mergers;

      o we have conducted our business only in the ordinary course, and there are no undisclosed changes in material liabilities;

      o we qualify for tax treatment as a REIT and have paid all taxes which are due and payable and filed all necessary tax returns;

      o our real properties are not subject to undisclosed liens; and no properties are in material violation of the law;

      o we have complied with environmental matters, except to the extent that any failures to comply, individually or in the aggregate, would not have a material adverse effect;

      o     our employee benefit plans are in material compliance with the law;

      o we are not a party to any agreements with labor unions, and there are no labor proceedings against us;

      o     we have received a fairness opinion from our financial advisor;

      o we have disclosed certain contracts and arrangements and are in material compliance with such contracts;

      o we are not an investment company for purposes of the securities laws; and

      o we have taken all necessary actions to exempt the contemplated transactions from state takeover statutes, certain limitations in our articles of incorporation and the operation of our rights plan.

      General Growth Properties, together with GGP Limited Partnership, GGP Acquisition, L.L.C. and GGP Acquisition II, L.L.C., has made certain customary representations and warranties to us, including representations that:

      o it is a validly existing corporation and has the requisite power to carry on its business;

      o it has the requisite corporate authority to enter into the contemplated transactions;

      o     its capitalization is as disclosed to us;

      o the consummation of these transactions will not place it in material violation of any laws or material contracts which, individually or in the aggregate, would have a material adverse effect;

      o there is no litigation or legal proceeding pending to which it is a party that would be reasonably likely to prevent the consummation of the mergers;

      o it has filed all required reports with the SEC and has complied in all material respects with the applicable requirements of the securities laws;

      o     it qualifies for tax treatment as a REIT; and

      o it will have the necessary financing to consummate the contemplated transactions (the merger agreement does not impose any restrictions on General Growth Properties' methods for obtaining financing of the merger consideration).

      The representations and warranties contained in the merger agreement will not survive beyond the effective time of the merger.

      Covenants Regarding General Matters. We and General Growth Properties have agreed to perform various covenants regarding general matters. Some of these covenants are mutual while others have been made by only one of the parties.

o     The mutual covenants regarding general matters include:

      o using commercially reasonable efforts to satisfy conditions for effecting the mergers;

      o     consulting with each other on publicity regarding the mergers;

      o agreeing to the tax treatment of the mergers and to making certain tax filings;

      o each agreeing to notify the other party of any material breach of or material failure to satisfy any covenants, conditions, agreements, representations or warranties;

      o cooperating in the preparation of the partner solicitation materials to the common operating partnership unitholders of Price Development Company; and

      o at closing, our assigning and General Growth Properties' assuming the registration rights agreements granted to holders of the preferred units of Price Development Company.

o     The covenants regarding general matters that we have made include:

      o preparing and filing with the SEC this proxy statement and holding a meeting of our stockholders to vote on the merger;

      o seeking, subject to our fiduciary duties under applicable law, the approval of the holders of common operating partnership units of Price Development Company to the partnership merger and amendment of the partnership agreement;

      o causing our officers and directors to resign at the closing of the merger agreement; and

      o refraining from making any dividends or distributions to stockholders or unitholders without General Growth Properties' written consent, except for regular quarterly dividends to common stockholders (and corresponding distributions to common operating partnership unitholders and required quarterly dividends to preferred operating partnership unitholders) and regular distributions to holders of Price Group stock for the quarter ended March 31, 2002, and for each full and pro rated quarter thereafter up to the closing date of the merger, and any other distributions contemplated by the merger agreement as may be necessary for us to maintain our REIT status or avoid the imposition of excise or other taxes.

o The covenants regarding general matters that General Growth Properties has made include:

      o maintaining the provisions of our corporate governance documents that pertain to rights to indemnification of certain former and current officers and directors after the merger;

      o maintaining a directors and officers liability insurance policy covering, for six years after the merger, our directors and officers who were covered by our policy on March 3, 2002; and

      o     entering into severance arrangements with certain employees.

      Covenants Regarding Conduct of Our Business Before the Merger. We have agreed to conduct our business and that of our subsidiaries from March 3, 2002 to the effective time of the merger in the ordinary course of business consistent with past practice and use our commercially reasonable efforts to preserve intact our current business organizations and to keep available the services of our present officers and employees. In particular, we have agreed, subject to enumerated exceptions:

      o to not acquire additional real property, encumber existing real property assets or enter into any agreement to develop or construct real estate projects, except in accordance with our current year operating budget;

      o to not amend our charter or bylaws and to not amend any material contracts or commitments;

      o to keep General Growth Properties informed as to material operational matters and as to any change in circumstances affecting our business that would have a material adverse effect on us or our subsidiaries;

      o to not make any change in the number of issued and outstanding shares of our capital stock;

      o     to not grant any rights to acquire any shares of our capital stock;

      o to not increase or amend any compensation or severance benefits with employees earning more than $50,000 annually;

      o     to not adopt any new or amend any existing employee benefit plan;

      o to not change the ownership of any subsidiary (other than pursuant to the Price Development Company partnership agreement), and to not sell, lease, mortgage or otherwise encumber or otherwise dispose of any real property or other assets;

      o to not incur, discharge or satisfy certain indebtedness; or make any loans, advances or capital contributions to, or investments in, any other person;

      o to make all required tax and other governmental filings, and not make or rescind any tax elections;

      o to not materially change any of our methods, principles or practices of accounting; or settle any claims arising out of or in connection with the transactions contemplated by the merger agreement;

      o to provide General Growth Properties with copies of any SEC filings we make; and

      o     to preserve our status as a REIT.

      Covenants Regarding Conduct of General Growth Properties' Business Before the Merger. General Growth Properties has agreed for the period from March 3, 2002 to the effective time of the merger, subject to enumerated exceptions:

      o not to take any action that would materially delay the closing of the transactions contemplated by the merger agreement;

      o to provide us with copies of any SEC filings General Growth Properties makes; and

      o not to amend any charter or organizational document of General Growth Properties or GGP Limited Partnership in a manner which would require the consent of the contributing holders of our common operating partnership units (i.e., those duly electing to receive Series B Preferred Units of GGP Limited Partnership) if the amendment were effected after the closing of the merger.

      Covenant Regarding No Solicitation; Covenant to Recommend. The merger agreement prevents us from soliciting, negotiating or otherwise engaging in discussions with, or furnishing information to, a third party regarding a merger, consolidation, business combination transaction or sale of 20% or more of either the assets or outstanding equity securities of our company, Price Development Company, or any of our other subsidiaries, except that we may negotiate or engage in discussions with or furnish information to a third party if:

      o     we receive an unsolicited bona fide proposal from that third party;
            and

      o our board determines in good faith (after consulting with its outside counsel and its financial advisor) that the proposal is reasonably likely to lead to a superior competing transaction, which the merger agreement defines as a competing transaction which a majority of our entire board determines after consultation with its financial advisor, in good faith, taking into account financial considerations and other relevant factors, including relevant legal, financial, tax, regulatory and other aspects of such proposal, and the conditions, prospects and time required for completion of such proposal, to be more favorable than the merger and the partnership merger to our stockholders and common operating partnership unitholders.

      Subject to fiduciary duties under applicable law, our board of directors has agreed to recommend to our stockholders the approval of the merger substantially on the terms set forth in the merger agreement. However, if the board determines that an unsolicited bona fide proposal is a superior competing transaction, the board can modify or withdraw its recommendation of the merger with General Growth Properties and instead approve or recommend to our stockholders the superior competing transaction, subject to paying the break-up fee described below under the heading "Break-up Fees and Expenses."

      Conditions to the Completion of the Merger. We will complete the merger with General Growth Properties only if the conditions specified in the merger agreement are either satisfied or waived. Some of the conditions are mutual, meaning that if the condition is not satisfied, neither party would be obligated to close the merger. Most of the conditions are in favor of only one of the parties, meaning that if the condition is not satisfied that party could waive the condition and the other party would remain obligated to close.

o     The mutual conditions include:

      o approval of the merger by our stockholders and the approval of the partnership merger and the amendment to the Price Development Company partnership agreement by our common unitholders; and

      o there being no court order preventing consummation of the transactions contemplated by the merger agreement.

o We will not be obligated to close the merger if the following conditions are not satisfied or waived:

      o General Growth Properties performing, in all material respects, its agreements in the merger agreement that are to be performed as of closing;

      o General Growth Properties' representations and warranties being true and correct, in all material respects, as of the closing (we have agreed with General Growth Properties that this condition will be satisfied in full as long as the aggregate of any and all breaches of their representations do not result in a material adverse effect on General Growth Properties);

      o General Growth Properties delivering certificates as to the satisfaction of the two conditions above; and

      o General Growth Properties delivering to contributing holders of Price Development Company common units a favorable legal opinion from its legal counsel with respect to (i) its REIT status and (ii) GGP Limited Partnership's tax status as a partnership.

o General Growth Properties will not be obligated to close the merger if the following conditions are not satisfied or waived:

      o our performing, in all material respects, our agreements in the merger agreement that are to be performed as of closing;

      o our representations and warranties being true and correct, in all material respects, as of the closing (we have agreed with General Growth Properties that this condition will be satisfied in full as long as the aggregate of any and all breaches of our representations do not result in a material adverse effect on us);

      o our delivering certificates as to the satisfaction of the two conditions above;

      o the absence of a material adverse effect occurring with respect to us, from the date of the merger agreement to the closing;

      o     receipt of required third party consents by us; and

      o receipt of a favorable legal opinion from our legal counsel with respect to (i) our REIT status and (ii) Price Development Company's tax status as a partnership.

      Certain of the above conditions, such as the requirement for stockholder and unitholder approvals and the absence of a court order preventing consummation of the transactions contemplated by the merger agreement cannot be waived under applicable law. We or General Growth Properties reserve the right to waive any of our or their respective other conditions to the merger agreement. However, if we intend to waive one or more conditions to the closing of the merger in a manner or under circumstances that would make the information set forth in this proxy statement materially misleading or inaccurate, we would distribute to our stockholders an updated proxy statement and re-solicit the approval of our stockholders.

      Termination of the Merger Agreement. The merger agreement may be terminated under the following circumstances:

      o     by mutual written consent;

      o by either General Growth Properties or us (i) if the merger has not been consummated by July 31, 2002 (or such later mutually agreed upon date) and the party seeking termination has not materially breached its obligations under the merger agreement, (ii) if stockholder or common operating partnership unitholder approvals are not obtained, (iii) if a governmental entity shall have issued a final and non-appealable order, decree or ruling or taken any other action restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by the merger agreement and the party seeking termination has not materially breached its obligations under the merger agreement, or (iv) if the other party to the merger agreement breaches any representation, warranty, covenant, obligation, or agreement set forth in the merger agreement or the representations and warranties of such other party become untrue such that the conditions to the terminating party's obligation to close would be incapable of being satisfied by July 31, 2002 (or such later mutually agreed upon date).

      o by us if our board has withdrawn, modified, amended or qualified in any manner adverse to General Growth Properties or GGP Limited Partnership its approval or recommendation of either of the mergers or the merger agreement in connection with, or approved or recommended, any superior competing transaction.

      o by General Growth Properties if (i) prior to our special meeting of stockholders, our board or any committee thereof shall have failed to recommend or withdrawn, modified, amended or qualified in any manner adverse to General Growth Properties or GGP Limited Partnership its approval or recommendation of the mergers or the merger agreement, or approved or recommended any superior competing transaction, (ii) we or Price Development Company shall have entered into any agreement with respect to any competing transaction or
            (iii) our board or any committee thereof shall have resolved or publicly disclosed its intent to do any of the foregoing.

      Break-up Fees and Expenses. We have agreed to pay General Growth Properties a break-up fee of $19 million, less any break-up expenses paid, if:

      o either (1) either party terminates the merger agreement because of failure to obtain the necessary stockholder or common operating partnership unitholder approvals; or (2) we terminate the merger agreement because the merger has not been consummated by July 31, 2002 (or such later mutually agreed upon date), and within one year of either such termination, we consummate, or execute a definitive agreement to consummate, a transaction based on a proposal for a competing transaction received by us at any time from January 31, 2002 until such termination;

      o General Growth Properties terminates the merger agreement because of our breach of any representation, warranty, covenant, obligation, or agreement set forth in the merger agreement, or our representations and warranties become untrue such that the conditions to General Growth Properties' obligations are incapable of being satisfied by July 31, 2002 (or such later mutually agreed upon date), and within one year of either such termination, we consummate, or execute a definitive agreement to consummate, a transaction based on a proposal for a competing transaction received by us at any time from January 31, 2002 until such termination;

      o we terminate the merger agreement because our board has withdrawn, modified, amended or qualified in any manner adverse to General Growth Properties or GGP Limited Partnership its approval or recommendation of either of the mergers or the merger agreement in connection with, or approved or recommended, any superior competing transaction; or

      o     General Growth Properties terminates the merger agreement because
            (i) prior to our special meeting of stockholders, our board or any committee thereof shall have failed to recommend or withdrawn, modified, amended or qualified in any manner adverse to General Growth Properties or GGP Limited Partnership its approval or recommendation of the mergers or the merger agreement, or approved or recommended any superior competing transaction, (ii) we or Price Development Company shall have entered into any agreement with respect to any competing transaction or (iii) our board or any committee thereof shall have resolved or publicly disclosed its intent to do any of the foregoing.

      We have agreed to reimburse break-up expenses to General Growth Properties for its out-of-pocket fees and expenses incurred in connection with the merger agreement in an amount not to exceed $2,000,000 if General Growth Properties terminates the merger agreement because the representations and warranties made by us in the merger agreement become untrue, or we have breached our representations, warranties, covenants, obligations or agreements under the merger agreement such that the conditions to General Growth Properties' obligations are incapable of being satisfied by July 31, 2002 (or such later mutually agreed upon date). In addition, we will be liable to General Growth Properties for damages if we or Price Development Company has willfully breached its representations, warranties, covenants, obligations or agreements, or if we or Price Development Company is obligated to consummate the transactions contemplated by the merger agreement but fails or refuses to do so.

      General Growth Properties has agreed to pay break-up expenses to us for our out-of-pocket fees and expenses incurred in connection with the merger agreement in an amount not to exceed $2,000,000 if we terminate the merger agreement because the representations and warranties made by General Growth Properties in the merger agreement become untrue, or General Growth Properties has breached its representations, warranties, covenants, obligations or agreements under the merger agreement such that the conditions to our obligations are incapable of being satisfied by July 31, 2002 (or such later mutually agreed upon date). In addition, General Growth Properties will be liable to us for damages if General Growth Properties or GGP Limited Partnership has willfully breached its representations, warranties, covenants, obligations or agreements, or either of them is obligated to consummate the transactions contemplated by the merger agreement but fails or refuses to do so.

      Amendment or Waiver of the Merger Agreement. The parties may amend the merger agreement or waive its terms and conditions before the effective time, but, after our stockholders have approved the merger and adopted the merger agreement and the holders of Price Development Company common operating partnership units have approved the partnership merger and the amendment to the Price Development Company partnership agreement, no such amendment shall be made except as allowed under applicable law.

      Tax Related Undertakings of GGP Limited Partnership. Pursuant to the tax matters agreement which will be entered into upon closing, a form of which is attached as an exhibit to the merger agreement, General Growth Properties and GGP Limited Partnership have agreed, for the benefit of certain holders of common operating partnership units, including certain officers and directors, and in certain circumstances (generally excluding transfers as a result of either death or taxable sales of their partnership units in GGP Limited Partnership) their transferees, not to voluntarily sell, exchange or otherwise dispose of, except in wholly tax-free transactions, certain specified properties. These restrictions generally will have a minimum duration of nine years, subject to extension for up to an additional six years if the holders retain at least 51% of the units issued in the partnership merger. In addition, General Growth Properties and GGP Limited Partnership have agreed for tax purposes to make available to certain holders of common operating partnership units, and in certain circumstances (generally excluding transfers as a result of either death or taxable sales of Series B Preferred Units of GGP Limited Partnership) their transferees, the opportunity to enter into certain arrangements with GGP Limited Partnership to allow minimum levels of liabilities to be allocated to these holders and has made certain other undertakings. These provisions are intended to enable these holders of our common operating partnership units, who originally contributed properties to us in exchange for our common operating partnership units, to be able to continue to defer the otherwise substantial gain that would be recognized by them for tax purposes upon a sale of one or more of our operating partnership's specified properties or of GGP Limited Partnership's interest in Price Development Company after consummation of the merger, or upon a reduction of the liabilities of GGP Limited Partnership (either directly or through Price Development Company) that are allocated to such holders for tax purposes. To the extent that General Growth Properties or GGP Limited Partnership breaches an obligation under this agreement, a protected holder will be entitled to an indemnification payment that is designed generally to equal the amount of additional taxes that will be owed by that protected holder as a result of such breach.

      Employee Severance Plan. A severance payment will be offered by General Growth Properties to all full-time employees in our Salt Lake City, Utah, corporate office in accordance with the terms of an agreed upon severance plan. Each employee's severance payment will be an amount based on that employee's current base salary plus the 2001 incentive bonus included in the annual salary computation proportional to his or her length of employment with our company. General Growth Properties will notify each employee within six months of the closing date of the merger whether he or she will receive an offer of full-time regular employment with General Growth Properties or one of its subsidiaries. A severance payment will be available to each employee who is terminated within one year of the consummation of the mergers under certain conditions or who is not offered continued employment following the mergers at substantially the same salary as that being paid currently to the employee. In addition to the severance plan payments described above, certain executive officers will be offered supplemental severance pay. General Growth Properties will offer this additional severance amount equal to 26 weeks of current base salary plus the 2001 incentive bonus included in the annual salary computation to each of those officers, as an incentive to stay through and assist with any requested transition period.

      Non-competition Agreement. Our former Chairman and Chief Executive Officer, Mr. John Price, will not enter into a severance agreement, and instead will enter into a standard, five-year, non-competition agreement with General Growth Properties immediately prior to consummating the merger. As partial consideration for entering into this non-competition agreement, Mr. Price will be granted an option to purchase two small buildings from Price Development Company for an aggregate purchase price of $300,000, which Mr. Price will pay from his own funds. One building houses Mr. Price's automotive memorabilia and the other being is a small office building which Mr. Price will use as an office, each consisting of approximately 6,000 square feet, located in the Price Business Center - South Main in Salt Lake City, Utah. Our board estimates that the approximate market value of these buildings is $600,000.

      Indemnification. The merger agreement provides that, in the event of any threatened or actual claim or proceeding, whether civil, criminal or administrative, in which any person who is or has been a director or officer of us or any of our subsidiaries is, or is threatened to be, made a party pertaining to the fact that the person was a director or officer of us or any of our subsidiaries, or pertaining to the negotiation, execution or performance of the merger agreement or the transactions contemplated by that agreement, General Growth Properties will indemnify and hold harmless that person to the full extent permitted by applicable law against any liability or expense incurred in connection with any of these claims or proceedings. The merger agreement further provides that General Growth Properties will cause the persons serving as our officers and directors on March 3, 2002 to be covered for a period of six years following the closing by our directors' and officers' liability insurance policy, or any substitute for that policy with terms that are no less favorable subject to certain limitations.

      Financing Arrangements. The merger is not subject to any financing contingency and is not conditional on General Growth Properties obtaining financing of the merger. The merger agreement does not impose any restrictions on General Growth Properties' methods for obtaining financing of the merger consideration. General Growth Properties has advised us that it intends to fund the merger consideration through a combination of available cash, unsecured short-term loans from commercial banks and mortgage indebtedness on certain unencumbered assets.

      Delisting and Deregistration of Our Common Stock. Our common stock is currently listed on the New York Stock Exchange under the symbol "JPR." If the merger is completed, holders of shares of our common stock will not have an opportunity to continue their equity interest in the surviving corporation as an ongoing corporation and, therefore, will not have the opportunity to share in our future earnings, dividends or growth, if any. In addition, upon completion of the merger, our common stock will no longer be listed on the New York Stock Exchange and will cease to be registered with the Securities and Exchange Commission, and we will no longer be a reporting company under Sections 13 and 15(d) of the Securities and Exchange Act of 1934.

      Regulatory and Other Approvals. There are no federal or state regulatory requirements which remain to be complied with in order to consummate the merger, other than the filing and acceptance for record of the Articles of Merger and Articles of Partnership Merger with the State Department of Assessments and Taxation of the State of Maryland and the filing of the certificate of merger with the Secretary of State of the State of Delaware.

      State Takeover Statutes; Rights Plan; Ownership Limits. Our board has taken all actions necessary to exempt the merger and the other transactions contemplated by the merger agreement from the operation of any anti-takeover statute enacted under the laws of the State of Maryland, the State of Delaware or the federal laws of the United States. The board has approved the exemption of General Growth Properties and its affiliates from the applicable ownership and control share limits in our charter. Our board has also resolved to render the rights issued and outstanding under the terms of our January 13, 2001 Amended and Restated Rights Agreement inapplicable to the merger and the other transactions contemplated by the merger agreement.

      Method of Accounting. The merger will be accounted for using the purchase method of accounting.

      Dissenters' Rights. The merger agreement is governed by Maryland law. Under Maryland law, because our common stock is listed on the New York Stock Exchange, dissenters' rights are not available to holders of our common stock in connection with the merger.

      Voting Agreement. General Growth Properties, GGP Limited Partnership, GGP Acquisition and GGP Acquisition II have entered into a separate agreement with Mr. John Price, our former Chairman and Chief Executive Officer, and certain of his affiliates. As of the record date, Mr. Price and such affiliates owned in the aggregate 299,000 shares of common stock and Price Group stock, representing approximately 1.8% of the combined issued and outstanding shares of these classes. Other than these 299,000 shares of common stock and Price Group stock, General Growth Properties and its affiliates do not own, or have the right to vote, any other shares of our common stock or Price Group stock.

      Pursuant to the voting agreement, Mr. Price and such affiliates agreed to vote all shares of common stock and Price Group stock which he or such affiliates own (i) in favor of the merger at any annual or special meeting of our stockholders, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation of ours under the merger agreement and (iii) against any action or agreement (other than the merger agreement) that would impede, interfere with, delay, postpone, adversely affect or attempt to discourage the merger. In furtherance of the voting agreement, Mr. Price and such affiliates appointed GGP Limited Partnership as their attorney and proxy to vote all of their beneficially owned shares on matters as to which such shares are entitled to (i) vote at a meeting of our stockholders or (ii) express consent or dissent to corporate action in writing without a meeting, in each case, in GGP Limited Partnership's discretion as to the matters described in the voting agreement. In respect of the matters described above, Mr. Price and such affiliates agreed to refrain from (a) voting at any annual or special meeting of our stockholders, (b) executing any written consent in lieu of any such meetings, and (c) granting any proxy or authorization to any person with respect to voting his beneficially owned shares, except pursuant to the voting agreement. Mr. Price and such affiliates also agreed that they will not dispose of, permit any lien to attach to, or grant any options, proxies, powers of attorney or other rights with respect to their beneficially owned shares. Further, Mr. Price and such affiliates agreed not to take any action which would have the effect of preventing them from performing their respective obligations under the voting agreement.

      The voting agreement extends the same rights and privileges to GGP Limited Partnership with respect to the common operating partnership units of Price Development Company beneficially owned by Mr. Price and such affiliates. As of the date of this proxy statement, Mr. Price and such affiliates own in the aggregate 2,755,051 common operating partnership units of Price Development Company, which, together with the units owned by us as general partner, represents approximately 95.6% of the issued and outstanding common operating partnership units and 75.7% of the units that may be voted in regard to the partnership merger. They thus control sufficient votes to ensure the approval of the partnership merger and the amendment of the Price Development Company partnership agreement.

      The voting agreement terminates on the earlier to occur of (i) the termination of the merger agreement in accordance with its terms and (ii) consummation of the merger and the partnership merger.

                        FEDERAL INCOME TAX CONSIDERATIONS

      The following is a general summary of the material federal income tax considerations that you should take into account in determining whether to vote for or against the proposal. This summary is based upon interpretations of the Internal Revenue Code, Treasury regulations promulgated under the Internal Revenue Code, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all federal income tax considerations, or any state, local or foreign tax consequences of the merger. Your tax treatment may vary depending upon your particular situation. Also, the discussion does not address various tax rules that may apply if you are a stockholder subject to special treatment under the Internal Revenue Code, such as a dealer, financial institution, insurance company, tax-exempt entity, non-U.S. stockholder (except as discussed below), a person who holds common shares as part of a "straddle", a "hedge", a "constructive sale" transaction or a "conversion" transaction, a person that has a functional currency other than the U.S. dollar, a person who is subject to the alternative minimum tax, an investor in a pass-through entity, or if you do not hold our common shares as a capital asset.

      A U.S. stockholder is a U.S. citizen or resident as it is defined in the Internal Revenue Code, a domestic corporation, an estate the income from which is includable in its gross income for federal income tax purposes without regard to its source, or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. A non-U.S. stockholder is any stockholder that is not a U.S. stockholder.

      THIS FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO YOU. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS.

      Consequences to Us of the Merger. We will treat the merger as if we had sold all of our assets to General Growth Properties in exchange for the merger consideration and then made a liquidating distribution of the merger consideration to our stockholders in exchange for our common shares, which we refer to as our shares. Since we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the merger, we anticipate that we will not be subject to federal income tax on any gain recognized in connection with the merger.

      Consequences to You of the Merger - U.S. Stockholders. The merger will be treated as a taxable sale by you of your shares in exchange for the merger consideration. As a result, if you are a U.S. stockholder, you will recognize capital gain or loss with respect to your shares, measured by the difference between your tax basis in the shares exchanged and the amount of cash received for those shares. Your gain or loss will constitute long-term capital gain or loss if you held your shares for more than one year as of the effective time of the merger. If you hold blocks of shares which were acquired separately at different times and/or prices, you must calculate separately your gain or loss and its character for each block of shares.

      If you are an individual, your net long-term capital gain generally will be subject to a preferential tax rate of 20% (10% if you are an individual in the 10% or 15% tax bracket, and 8% if you are an individual in the 10% or 15% tax bracket and have held your shares for more than 5 years).

      Consequences to You of the Merger - Non-U.S. Stockholders. If you are a non-U.S. stockholder, generally you will recognize capital gain or loss with respect to your shares calculated in the same manner as for U.S. stockholders above. The manner in which you will be subject to tax on your capital gain or loss will depend on various factors, including the treatment of the merger for purposes of the Foreign Investment in Real Property Act of 1980, or FIRPTA.

      Taxable Sale of Shares

      Subject to the discussion of backup withholding below, if the merger is treated as a taxable sale of shares, then you should not be subject to federal income taxation on any gain or loss from the merger unless, (a) the gain is effectively connected with a trade or business that you conduct in the United States, (b) you are an individual who has been present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are satisfied, or (c) your shares constitute a "U.S. real property interest" under FIRPTA.

      If your gain is effectively connected with a U.S. trade or business, then you will be subject to federal income tax on your gain on a net basis in the same manner as U.S. stockholders. In addition, if you are a non-U.S. corporation, you will be subject to the 30% branch profits tax.

      If you are a non-U.S. stockholder who is an individual and has been present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are satisfied, you will be subject to a 30% tax on the gross amount of your capital gains.

      If your shares constitute a "U.S. real property interest" under FIRPTA, you will be subject to federal income tax on your gain on a net basis in the same manner as U.S. stockholders. In addition, if you are a non-U.S. corporation, you may be subject to the 30% branch profits tax. Your shares generally will constitute a "U.S. real property interest" if either (a) we are not a "domestically-controlled REIT" at the effective time of the merger, or (b) you hold more than 5% of the total fair market value of our shares at any time during the shorter of (x) the five-year period ending with the effective date of the merger or (y) your holding period for your shares. We will be a "domestically-controlled REIT" at the effective time of the merger if non-U.S. stockholders held less than 50% of the value of our stock at all times during the five-year period ending with the effective time of the merger. Based on the record ownership of our shares, we believe we are a domestically-controlled REIT, but no assurances can be given that the actual ownership of our shares has been or will be sufficient for us to qualify as a domestically-controlled REIT at the effective time of the merger.

      Distribution of Gain from the Disposition of U.S. Real Property Interests

      The tax treatment described above assumes that the receipt of the merger consideration in the deemed liquidating distribution will be treated as a sale of our shares for purposes of FIRPTA, which is consistent with the general treatment of the merger for other federal income tax purposes. It is possible, however, that the Internal Revenue Service (or IRS) may assert that the merger consideration you receive is subject to tax as a distribution from us, and not as a sale of our shares. If the IRS were successful in making this assertion, you generally would be subject to federal income tax on your gain on a net basis in the same manner as U.S. stockholders, to the extent your merger consideration is attributable to gain from the deemed sale by us to General Growth Properties of "U.S. real property interests."

      Income Tax Treaties

      If you are eligible for treaty benefits under an income tax treaty with the United States, you may be able to reduce or eliminate certain of the federal income tax consequences discussed above. You should consult your tax advisor regarding possible relief under an applicable income tax treaty.

      U.S. Withholding Tax Under FIRPTA

      You will be subject to withholding tax if the merger consideration you receive is considered attributable to the sale of "U.S. real property interests." As discussed above, because of the uncertainty regarding the treatment of your shares under FIRPTA, we may be required to withhold either (1) at a rate of 10% of the merger consideration received by you or (2) at a rate of 35% of our deemed liquidating distribution to you that is attributable to gains from the deemed sale of our U.S. real property interests. Accordingly, non-U.S. stockholders should expect withholding at the higher of the amounts set forth in
(1) and (2) of the preceding sentence. You may be entitled to a refund or credit against your U.S. tax liability, if any, with respect to the amount withheld, provided that the required information is furnished to the IRS on a timely basis. You should consult your tax advisor regarding withholding tax considerations.

      Information Reporting and Backup Withholding. Under certain circumstances you may be subject to information reporting and backup withholding at a 30% rate, with respect to your merger consideration. Backup withholding generally will not apply if you are a corporation or other exempt entity, or you furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on IRS Form W-9 if you are a U.S. stockholder, or on the applicable Form(s) W-8 if you are a non-U.S. stockholder, or an appropriate substitute form. If you are subject to backup withholding, the amount withheld is not an additional tax, but rather is credited against your federal income tax liability. You should consult your tax advisor to ensure compliance with the procedures for exemption from backup withholding.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth certain information as of May 7, 2002, regarding the beneficial ownership of our common stock and Price Group stock with respect to (i) each person known to us to be the beneficial owner of 5% or more of our outstanding shares of common stock and Price Group stock; (ii) the named executive officers; (iii) our directors; and (iv) all of our directors and executive officers as a group.

BENEFICIAL OWNERSHIP TABLE(1)

                                                                       Shares Beneficially
Name and Address of Beneficial Owner(2)                                        Owned              Percent of Shares
---------------------------------------                                --------------------       -----------------
John Price(3)                                                                3,287,551                   16.86%
Warren P. King(4)                                                              207,984                    1.25%
G. Rex Frazier(5)                                                              117,374                      *
Paul K. Mendenhall(6)                                                           11,019                      *
David R. Sabey(7)                                                                2,961                      *
Sam W. Souvall(8)                                                               59,261                      *
Allen P. Martindale(9)                                                          32,000                      *
A. Blaine Huntsman(10)                                                          27,010                      *
M. Scott Collins(11)                                                             5,000                      *
James A. Anderson(12)                                                           13,000                      *
All of our directors and executive officers as a group (13 Persons)          3,789,743                   19.05%
Fairfax Realty, Inc.(13)
   35 Century Park-Way Salt Lake City, UT 84115                              2,966,313                   15.43%
Fairfax Holding, L.L.C.(14)
   35 Century Park-Way Salt Lake City, UT 84115                              2,966,313                   15.43%
Cohen & Steers Capital Management, Inc.(16)
   757 Third Avenue New York, NY 10017                                       1,119,335                    6.78%

*     An asterisk indicates ownership of less than 1%.

----------
(1) For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if that person has the right to acquire such shares within 60 days of the record date, by the exercise of any stock option or any other right to convert or exchange outstanding securities. We are the sole general partner of, and own the controlling general partner interest in, Price Development Company. Common operating partnership units in Price Development Company are exchangeable, at the option of the holders thereof, for shares of common stock on a one-for-one basis (subject to adjustment in the event of stock splits, dividends, combinations or reclassifications). Common operating partnership units and stock options held by a person are deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by any other person. We have the right to convert any outstanding shares of Price Group stock on a one-for-one basis into shares of common stock, in the event that the combined direct or indirect economic interest held by the holders of Price Group stock in Price Development Company falls below 10%. Even though such economic interest held by the holders of Price Group stock is not below the 10% level, for purposes of this table, shares of Price Group stock are deemed to be converted into an equivalent number of shares of common stock. Additionally, for the purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of common stock if such person or entity has or shares either investment or voting power with respect to such shares.
(2) The business address of each officer and director named herein is JP Realty, Inc., 35 Century Park-Way, Salt Lake City, UT 84115.
(3)   Includes (i) 13,841 common operating partnership units held by Mr. Price,
      (ii) 2,713,313 common operating partnership units, 53,000 shares of common stock and 200,000 shares of Price Group stock held by Fairfax Holding, L.L.C., a limited liability company in which Mr. Price holds an approximate 85% direct and indirect interest, (iii) 27,897 common operating partnership units held by JPET II, (iv) options to purchase 231,000 shares of common stock, and (v) options to purchase 2,500 shares of common stock vesting as of the delivery of this proxy statement. Mr. Price, through his control of Fairfax Holding and JPET II, exercises sole investment and voting power over the common operating partnership units, shares of common stock and shares of Price Group stock held by such entities and disclaims beneficial ownership of the common operating partnership units, shares of common stock and shares of Price Group stock held by Fairfax Holding and JPET II, except to the extent of his approximate 85% interest in Fairfax Holding and his approximate 1% interest in JPET II. In connection with the execution of the merger agreement, Mr. Price and certain of his affiliates have entered into a voting agreement, as discussed herein under the section entitled "Voting Agreement," pursuant to which General Growth Properties has voting control over the shares of common stock, Price Group stock and common operating partnership units which Mr. Price and certain of his affiliates beneficially own as of the record date.

(4) Includes (i) 81,178 common operating partnership units held by Mr. King either directly or through other partnership interests, (ii) 16,218 common operating partnership units held by Mr. King's wife, Florence K. King through another partnership interest, (iii) 12,685 common operating partnership units held by Mr. King's son, Michael T. King through a partnership interest of which Mr. King disclaims an ownership interest,
      (iv) 28,903 common operating partnership units held by W. P. King and Company, a family partnership, through ownership of other partnership interests, for the benefit of Mr. and Mrs. King's children and grandchildren of which Mr. and Mrs. King have a 2.34% ownership interest and (v) options to purchase 39,000 shares of our common stock.
(5) Includes (i) 31,840 common operating partnership units, (ii) options to purchase 77,015 shares of common stock, and (iii) options to purchase 2,500 shares of common stock vesting as of the delivery of this proxy statement.
(6) Includes (i) 7,189 common operating partnership units and (ii) options to purchase 2,000 shares of common stock vesting as of the delivery of this proxy statement.
(7) Includes (i) 1,595 common operating partnership units and (ii) options to purchase 1,000 shares of common stock vesting as of the delivery of this proxy statement.
(8) Includes (i) 23,371 common operating partnership units held by S.W. Souvall Trust and (ii) options to purchase 13,000 shares of common stock. Of the shares of common stock reported in the table, 11,300 shares are owned of record by S.W. Souvall Company, a limited liability company in which Mr. Souvall has no ownership but over which Mr. Souvall maintains managerial and voting rights and 2,300 shares are owned by Sary Enterprises, a limited liability company in which Mr. Souvall and his wife own 2.2%.
(9)   Includes options to purchase 5,000 shares of common stock.
(10) Includes (i) 25,010 shares of common stock held by certain retirement plans beneficially owned by Mr. Huntsman and (ii) options to purchase 2,000 shares of common stock.
(11) Includes options to purchase 5,000 shares of common stock vesting as of the delivery of this proxy statement.
(12)  Includes options to purchase 13,000 shares of common stock.
(13) Includes 2,713,313 common operating partnership units, 53,000 shares of common stock and 200,000 shares of Price Group stock held by Fairfax Holding. Fairfax Holding exercises shared investment and voting power with respect to the common operating partnership units, shares of common stock and shares of Price Group stock held by Fairfax Holding and disclaims beneficial ownership of such common operating partnership units, shares of common stock and shares of Price Group stock, except to the extent of its approximate 44% interest in Fairfax Holding. All securities beneficially owned by Fairfax Holding are additionally identified as being beneficially owned by Mr. Price and Fairfax Holding and, further, are subject to the terms of the voting agreement described herein.
(14) Includes 2,713,313 common operating partnership units, 53,000 shares of common stock and 200,000 shares of Price Group stock. All securities beneficially owned by Fairfax Holding are additionally identified as being beneficially owned by Mr. Price and Fairfax Holding and, further, are subject to the terms of the voting agreement described herein.
(15) On its Schedule 13G filed with the SEC on February 13, 2002, Cohen & Steers Capital Management, Inc. reported sole voting power with respect to 1,503,235 shares of common Stock beneficially owned by them and sole dispositive power with respect to 1,119,335 shares of common stock beneficially owned by them.

                               2002 ANNUAL MEETING

      WE WILL HAVE AN ANNUAL MEETING IN 2002 ONLY IF THE MERGER IS NOT
COMPLETED.

                                  OTHER MATTERS

      We are not aware of any business or matter other than as indicated above, which may be properly presented at the special meeting. If, however, any other matter properly comes before the special meeting, proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may obtain copies of this information in person or by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.

      The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers like JP Realty, Inc., which file electronically with the SEC. The address of that site is http://www.sec.gov.

      The SEC allows us to "incorporate by reference" information into this proxy statement, which means that important information may be disclosed to you by referring you to another document filed separately with the SEC. Our information incorporated by reference is deemed to be part of this proxy statement, except for information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC. The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

      o     Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

      o     Current Report on Form 8-K, dated March 4, 2002; and

      o     Annual Report on Form 10-K/A for the year ended December 31, 2001.

      We are also incorporating by reference additional documents that we may file with the SEC under the Exchange Act, between the date of this proxy statement and the date of our special meeting of stockholders.

      You may have been sent some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. A copy of any and all of the information that has been incorporated by reference is available from us, excluding any exhibits which are not specifically incorporated by reference as exhibits to this proxy statement, without charge to each person to whom a proxy statement is delivered, upon written or oral request of such person, and by first class mail or other equally prompt means within one business day of receipt of such request, at the following address:

                  JP Realty, Inc.
                  35 Century Park-Way,
                  Salt Lake City, UT  84115
                  (801) 486-3911
                  Attention:  Paul Mendenhall, Secretary

      If you would like to request documents from us, please do so immediately to receive them before the special meeting.

      You should rely only on the information in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                                        By order of the Board of Directors,


                                        Paul K. Mendenhall
                                        Secretary

May [__], 2002
Salt Lake City, UT

                                      PROXY

                                 JP REALTY, INC.
                               35 Century Park-Way
                           Salt Lake City, Utah 84115

      PROXY SOLICITED BY THE BOARD OF DIRECTORS OF JP REALTY, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [day of week, June __, 2002]

      The undersigned stockholder of JP Realty, Inc., a Maryland corporation, acting under the laws of the State of Maryland, hereby constitutes and appoints Warren "Pat" King and G. Rex Frazier, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Special Meeting of Stockholders of JP Realty, Inc. to be held on [June __, 2002], at 10:00 a.m., local time, at [_____] and at any adjournments or postponements thereof, and in connection therewith to vote all of the shares of JP Realty Inc.'s common stock which the undersigned would be entitled to vote, as follows on the reverse side of this proxy.

      When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder and will have all the powers which the undersigned stockholder would have if acting in person. The undersigned stockholder hereby revokes any other proxy to vote at the special meeting. If no direction is given, this proxy will be voted FOR the proposal of merger set forth on the reverse side hereof. Said attorneys and proxies, and each of them, are authorized to vote upon such other business as may properly come before the special meeting and any adjournment or postponement thereof or matters incidental thereto in accordance with their best judgment. Stockholders who plan to attend the special meeting may revoke their proxy by casting their vote at the special meeting in person.

      The undersigned stockholder hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the proxy statement with respect thereto and hereby revokes any proxy or proxies heretofore given.

                (Continued and to be signed on the reverse side)

                            > FOLD AND DETACH HERE >

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JP REALTY, INC. FOR USE ONLY AT THE [JUNE__], 2002 SPECIAL MEETING OF STOCKHOLDERS AND AT ANY ADJOURNMENT OR POSTPONEMENT.

                                                        Please mark your   |X|
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE           vote as indicated
    FOR THE PROPOSAL OF MERGER SET FORTH BELOW          in the example

                                                       FOR     AGAINST   ABSTAIN
PROPOSAL: TO APPROVE THE MERGER OF JP REALTY, INC.     |_|       |_|        |_|
WITH AND INTO GGP ACQUISITION, L.L.C., AN INDIRECT
SUBSIDIARY OF GENERAL GROWTH PROPERTIES, INC.,
SUBSTANTIALLY ON THE TERMS SET FORTH IN THE MERGER
AGREEMENT DATED AS OF MARCH 3, 2002, ATTACHED TO
THIS PROXY STATEMENT AS EXHIBIT A.

Each of the above-named proxies present at the special meeting either in person or by substitute shall have and exercise all the powers of said proxies hereunder. This proxy shall be voted in accordance with the choices specified by the undersigned on this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSAL OF MERGER REFERENCED ABOVE AND AS A GRANT OF AUTHORITY TO VOTE ON ANY OTHER MATTER TO BE VOTED UPON AT SAID MEETING.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement relating to the [June ___], 2002 Special Meeting of Stockholders.

                             PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

Signature(s)___________________________________  Date: _________________________
IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same manner as it appears on your stock certificate. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT TENANT SHOULD SIGN.

                            > FOLD AND DETACH HERE >

                                                                       Exhibit A

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         GENERAL GROWTH PROPERTIES, INC.

                             GGP LIMITED PARTNERSHIP

                             GGP ACQUISITION, L.L.C.

                           GGP ACQUISITION II, L.L.C.

                                 JP REALTY, INC.

                                       AND

                 PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP

                            DATED AS OF MARCH 3, 2002

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1      THE MERGERS...................................................2

      1.1   The Merger.......................................................2

      1.2   The Partnership Merger...........................................2

      1.3   Closing..........................................................2

      1.4   Effective Time...................................................2

      1.5   Effect on Acquisition Operating Agreement and Certificate
            of Formation.....................................................3

      1.6   Effect of Partnership Merger on Agreement of Limited
            Partnership and Certificate of Limited Partnership...............3

      1.7   Conversion of Equity Securities in the Merger; Creation of
            New Series of GGP Preferred Stock................................3

      1.8   Surrender of Certificates........................................4

      1.9   Conversion of Equity Securities in the Partnership Merger........7

      1.10  Procedures for Exchange of PDC Common OP Units in the
            Partnership Merger...............................................8

ARTICLE 2      REPRESENTATIONS AND WARRANTIES OF JP..........................9

      2.1   Organization, Standing and Power.................................9

      2.2   JP Subsidiaries..................................................9

      2.3   Capital Structure...............................................10

      2.4   Other Interests.................................................12

      2.5   Authority; Noncontravention; Consents...........................12

      2.6   SEC Documents; Financial Statements; Undisclosed Liabilities....13

      2.7   Absence of Certain Changes or Events............................14

      2.8   Litigation......................................................14

      2.9   Properties......................................................15

      2.10  Environmental Matters...........................................17

      2.11  Related Party Transactions......................................18

      2.12  Employee Benefits...............................................18

      2.13  Employees; Employee Policies....................................20

      2.14  Taxes...........................................................20

      2.15  No Payments to Employees, Officers or Directors.................22

      2.16  Broker..........................................................22

      2.17  Compliance with Laws............................................22

      2.18  Contracts; Debt Instruments.....................................22

      2.19  Opinion of Financial Advisor....................................24

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

      2.20  State Takeover Statutes; JP Rights Plan; Ownership Limits.......24

      2.21  Investment Company Act of 1940..................................24

      2.22  Definition of Knowledge of JP...................................24

      2.23  Required Stockholder Approvals and Partner Approvals............24

      2.24  Intellectual Property...........................................25

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF GGP,  GGP PARTNERSHIP
               AND ACQUISITION..............................................25

      3.1   Organization, Standing and Power of GGP, GGP Partnership,
            Acquisition and Partnership Acquisition.........................25

      3.2   Capital Stock...................................................26

      3.3   Authority; Noncontravention; Consents...........................27

      3.4   Litigation......................................................28

      3.5   Interim Operations of Acquisition and Partnership
            Acquisition.....................................................28

      3.6   Capital Resources...............................................28

      3.7   GGP SEC Documents; Information Supplied.........................29

      3.8   Taxes...........................................................29

      3.9   Definition of Knowledge of GGP..................................30

      3.10  Broker..........................................................30

ARTICLE 4      COVENANTS....................................................30

      4.1   Conduct of JP's and PDC LP's Business Pending Mergers...........30

      4.2   No Solicitation.................................................33

      4.3   Board Actions...................................................34

      4.4   Conduct of GGP's and GGP Partnership's Business Pending
            Mergers.........................................................34

      4.5   Other Actions...................................................34

ARTICLE 5      ADDITIONAL COVENANTS.........................................35

      5.1   Preparation of the Proxy Statement; Stockholders Meeting;
            Partner Solicitation; Partner Approvals.........................35

      5.2   Access to Information; Confidentiality..........................37

      5.3   Commercially Reasonable Efforts; Notification...................37

      5.4   Tax Matters.....................................................38

      5.5   Public Announcements............................................38

      5.6   Transfer and Gains Taxes........................................39

      5.7   Benefit Plans and Other Employee Arrangements...................39

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

      5.8   Indemnification; Exculpation; Insurance.........................40

      5.9   Declaration of Dividends and Distributions......................42

      5.10  Resignations....................................................42

      5.11  Registration Rights Agreements..................................42

      5.12  Information Supplied............................................43

      5.13  The JP Rights Plan..............................................43

      5.14  Noncompetition Agreements.......................................43

ARTICLE 6      CONDITIONS...................................................43

      6.1   Conditions to Each Party's Obligation to Effect the Merger......43

      6.2   Conditions to Obligations of GGP, GGP Partnership,
            Acquisition and Partnership Acquisition.........................43

      6.3   Conditions to Obligations of JP and PDC LP......................44

ARTICLE 7      TERMINATION, AMENDMENT AND WAIVER; BOARD ACTIONS.............45

      7.1   Termination.....................................................45

      7.2   Certain Fees, Expenses and Rights...............................46

      7.3   Effect of Termination...........................................48

      7.4   Amendment.......................................................48

      7.5   Extension; Waiver...............................................48

ARTICLE 8      GENERAL PROVISIONS...........................................49

      8.1   Nonsurvival of Representations and Warranties...................49

      8.2   Notices.........................................................49

      8.3   Interpretation..................................................49

      8.4   Counterparts....................................................50

      8.5   Entire Agreement; No Third-Party Beneficiaries..................50

      8.6   Governing Law...................................................50

      8.7   Assignment......................................................50

      8.8   Enforcement.....................................................50

      8.9   Severability....................................................51

      8.10  Exculpation.....................................................51

      8.11  Joint and Several Obligations...................................51

      8.12  Waiver of Jury Trial............................................51

      8.13  Knowledge of GGP................................................51

                                    EXHIBITS

Exhibit A -.Form of Maryland Articles of Merger

Exhibit B -.Form of Delaware Certificate of Merger

Exhibit C - Form of Maryland Articles of Partnership Merger

Exhibit D - Form of Voting Agreement

Exhibit E - Form of Amendment to GGP Partnership Agreement providing for the creation of the GGP Series B Preferred OP Units

Exhibit F - Form of Redemption Rights Agreement relating to the GGP Series B Preferred OP Units

Exhibit G - Form of Redemption Rights Agreement relating to the GGP Common OP Units

Exhibit H - Form of Certificate of Designations providing for the creation of GGP Series C Preferred Stock

Exhibit I - Tax Matters Agreement

Exhibit J - Severance Matters

Exhibit K - Form of Noncompetition and Confidentiality Agreement

                             INDEX OF DEFINED TERMS

1940 Act..................................................................2.21
Acquisition...........................................................Preamble
Affiliate.................................................................2.11
Agreement.............................................................Preamble
Allocable Consideration.................................................5.4(a)
Base Amount................................................................7.2
CERCLA.................................................................2.10(a)
Certificate.........................................................1.7(c)(iv)
Closing....................................................................1.3
Closing Date...............................................................1.3
Code...................................................................2.12(a)
Commitment..............................................................4.1(j)
Competing Transaction...................................................4.2(c)
Confidentiality Agreement..............................................2.18(i)
Contributing Holders of PDC Common OP Units .........................Recital B
Controlled Group Member...................................................2.12
Delaware Certificate of Merger.......................................Recital D
Department.................................................................1.4
DGCL................................................................1.7(c)(ii)
DLLCA......................................................................1.1
Effective Time.............................................................1.4
Employee Plan.............................................................2.12
Encumbrances............................................................2.9(a)
Environmental Law......................................................2.10(a)
Environmental Permits..............................................2.10(b)(iv)
ERISA.....................................................................2.12
ERISA Affiliate........................................................2.12(d)
Excess Stock............................................................2.3(a)
Exchange Act...............................................................2.6
Exchange Fund...........................................................1.8(a)
Existing Title Policies.................................................2.9(b)
Final JP Dividend....................................................1.8(d)(i)
Final PDC LP Distribution............................................1.8(d)(i)
Form of Election....................................................5.1(c)(iv)
Former JP Properties...............................................2.10(b)(ii)
GAAP.......................................................................2.6
GGP...................................................................Preamble
GGP Break-Up Expenses......................................................7.2
GGP Break-Up Expenses Tax Opinion..........................................7.2
GGP Break-Up Fee...........................................................7.2
GGP Break-Up Fee Tax Opinion...............................................7.2
GGP By-Laws.............................................................3.1(a)
GGP Charter.............................................................3.1(a)
GGP Common OP Units.....................................................3.2(b)
GGP Common OP Units Redemption Agreement............................1.9(b)(ii)
GGP Common Stock........................................................3.2(a)
GGP Disclosure Letter..................................................Art.  3
GGP Material Adverse Effect.............................................3.1(b)
GGP OP Units............................................................3.2(b)

GGP Partnership.......................................................Preamble
GGP Partnership Agreement...............................................3.1(b)
GGP Preferred Stock.....................................................3.2(a)
GGP SEC Documents.......................................................3.7(a)
GGP Series A Junior Preferred Stock.....................................3.2(a)
GGP Series A Preferred OP Units.........................................3.2(b)
GGP Series A Preferred Stock............................................3.2(a)
GGP Series B Preferred OP Units......................................1.9(b)(i)
GGP Series B Preferred OP Units Redemption Agreement................1.9(b)(ii)
GGP Series B Preferred Stock............................................3.2(a)
GGP Series C Preferred Stock........................................1.9(b)(ii)
GGP Series D Preferred Stock........................................1.7(c)(ii)
GGP Series E Preferred Stock........................................1.7(c)(ii)
GGP Series F Preferred Stock........................................1.7(c)(ii)
GGP Stockholders Meeting................................................5.1(b)
GGP Subsidiaries........................................................3.1(b)
Governmental Entity.....................................................2.2(a)
Ground Lease............................................................2.9(f)
Hazardous Materials....................................................2.10(a)
HSR Act.................................................................2.5(b)
Indebtedness...........................................................2.18(a)
Indemnified Parties..................................................5.8(a)(i)
Indemnifying Parties.................................................5.8(a)(i)
IRS GGP Break-Up Expenses Ruling...........................................7.2
IRS GGP Partnership Break-Up Fee Ruling....................................7.2
JP....................................................................Preamble
JP Acquisition Agreement...................................................7.2
JP Articles................................................................2.1
JP Break-Up Expenses.......................................................7.2
JP Budget...............................................................4.1(j)
JP Bylaws..................................................................2.1
JP Common Stock.........................................................2.3(a)
JP Disclosure Letter...................................................Art.  2
JP Financial Statement Date................................................2.7
JP Junior Preferred Stock...............................................2.3(a)
JP Material Adverse Effect.................................................2.1
JP Other Interests.........................................................2.4
JP Partner Approvals....................................................2.5(a)
JP Preferred Stock......................................................1.7(b)
JP Properties...........................................................2.9(a)
JP Rent Roll............................................................2.9(e)
JP Representative.......................................................4.2(a)
JP Rights.................................................................2.20
JP Rights Agreement.......................................................2.20
JP SEC Documents...........................................................2.6
JP Series A Preferred Stock.............................................2.3(a)
JP Series B Preferred Stock.............................................2.3(a)
JP Series C Preferred Stock.............................................2.3(a)
JP Space Lease..........................................................2.9(e)
JP Stock Options........................................................2.3(b)
JP Stock Rights.........................................................2.3(b)

JP Stockholder Approval.................................................2.5(a)
JP Stockholders Meeting.................................................5.1(b)
JP Subsidiaries.........................................................2.2(a)
Knowledge of GGP...........................................................3.9
Knowledge of JP...........................................................2.22
Laws....................................................................2.5(b)
Liens...................................................................2.2(b)
Maryland Articles of Merger..........................................Recital C
Maryland Articles of Partnership Merger..............................Recital E
Material Contract......................................................2.18(a)
Maximum Amount.............................................................7.2
Merger...............................................................Recital A
Merger Consideration....................................................1.7(c)
Mergers..............................................................Recital I
MRULPA.....................................................................1.2
Partner Solicitation Materials.......................................5.1(c)(i)
Partnership Acquisition...............................................Preamble
Partnership Merger...................................................Recital B
Partnership Merger Consideration........................................1.9(b)
Paying Agent............................................................1.8(a)
PDC Common OP Units.....................................................2.3(d)
PDC LP................................................................Preamble
PDC LP Agreement...........................................................1.6
PDC LP Amendment..........................................................1.11
PDC OP Units............................................................2.3(e)
PDC Preferred OP Units..................................................2.3(d)
PDC Series A OP Units...................................................2.3(d)
PDC Series B OP Units...................................................2.3(d)
PDC Series C OP Units...................................................2.3(d)
Pension Plan..............................................................2.12
Permitted Title Exceptions..............................................2.9(a)
Person..................................................................2.2(a)
Price Group Stock.......................................................2.3(a)
Property Permits........................................................2.9(h)
Property Restrictions...................................................2.9(a)
Proxy Statement.........................................................5.1(a)
Qualified Pension Plan.................................................2.12(b)
Qualifying Income..........................................................7.2
REA.....................................................................2.9(g)
REIT...................................................................2.14(b)
REIT Requirements..........................................................7.2
Related Agreements..................................................5.1(c)(iv)
Release................................................................2.10(a)
Required Funding...........................................................3.6
SEC.....................................................................2.5(b)
Secretary of State.........................................................1.4
Securities Act..........................................................2.3(g)
Selling Holders of PDC Common OP Units...............................Recital B
Subsidiary..............................................................2.2(a)
Superior Competing Transaction..........................................4.2(d)
Surviving Company..........................................................1.1

Surviving Partnership......................................................1.2
Takeover Statute..........................................................2.20
Taxes..................................................................2.14(a)
Tax Protection Agreement...............................................2.18(h)
Title 3....................................................................1.1
Transfer and Gains Taxes...................................................5.6
Voting Agreement.....................................................Recital J
Welfare Plan..............................................................2.12

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 3, 2002, by and among GENERAL GROWTH PROPERTIES, INC., a Delaware corporation ("GGP"), GGP LIMITED PARTNERSHIP, a Delaware limited partnership ("GGP Partnership"), GGP ACQUISITION, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of GGP Partnership ("Acquisition"), GGP ACQUISITION II, L.L.C., a Maryland limited liability company and a wholly-owned subsidiary of GGP Partnership ("Partnership Acquisition"), JP REALTY, INC., a Maryland corporation ("JP"), and PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP, a Maryland limited partnership ("PDC LP").


                                    RECITALS:

     A. The Board of Directors of GGP and the Board of Directors of JP deem it advisable and in the best interests of their respective stockholders, upon the terms and subject to the conditions contained herein, that JP shall merge with and into Acquisition (the "Merger"), with each issued and outstanding share of JP Common Stock and Price Group Stock, each as defined herein, to be converted into the right to receive $26.10 in cash without interest.

     B. GGP Partnership, as the sole member of Partnership Acquisition, and JP, as the sole general partner of PDC LP, deem it advisable and in the best interests of their respective member and limited partners, upon the terms and subject to the conditions contained herein, that, immediately prior to the Merger, Partnership Acquisition shall merge with and into PDC LP (the "Partnership Merger"), with the holders of PDC Common OP Units (as defined herein) in PDC LP at the time of the Partnership Merger receiving (except as otherwise provided herein) GGP Series B Preferred OP Units (as defined herein) (such holders being the "Contributing Holders of PDC Common OP Units"), as set forth herein, or $26.10 cash without interest (such holders being the "Selling Holders of PDC Common OP Units").

     C. Upon the terms and subject to the conditions set forth herein, Acquisition and JP shall execute Articles of Merger (the "Maryland Articles of Merger") in substantially the form attached hereto as Exhibit A and shall file such Maryland Articles of Merger in accordance with Maryland law to effectuate the Merger.

     D. Upon the terms and subject to the conditions set forth herein, Acquisition and JP shall execute a Certificate of Merger (the "Delaware Certificate of Merger") in substantially the form attached hereto as Exhibit B and, concurrently with the filing of the Maryland Articles of Merger, shall file such Delaware Certificate of Merger in accordance with Delaware law to effectuate the Merger.

     E. Upon the terms and subject to the conditions set forth herein, immediately prior to the Merger, PDC LP and Partnership Acquisition shall execute Articles of Merger (the "Maryland Articles of Partnership Merger") in substantially the form attached hereto as Exhibit C and shall file such Maryland Articles of Partnership Merger in accordance with Maryland law to effectuate the Partnership Merger.

     F. JP has received a fairness opinion relating to the Merger contemplated hereby as more fully described herein.

     G. For federal income tax purposes, it is intended that the Merger will be treated as a taxable sale of assets by JP in exchange for cash and the assumption of liabilities and a distribution of such cash to the JP stockholders in liquidation of JP.

     H. For federal income tax purposes, it is intended that the Partnership Merger, regardless of form, be treated as a tax-free contribution by the Contributing Holders of PDC Common OP Units of their PDC Common OP Units to GGP Partnership in exchange for GGP Series B Preferred OP Units, under Section 721 of the Code, and a sale by the Selling Holders of PDC Common OP Units of their PDC Common OP Units to GGP Partnership in exchange for cash.

     I. GGP, GGP Partnership, Acquisition, Partnership Acquisition, JP and PDC LP desire to make certain representations, warranties and agreements in connection with the Merger and the Partnership Merger (collectively, the "Mergers").

     J. As an inducement to GGP and GGP Partnership to enter into this Agreement, certain stockholders of JP and certain holders of PDC Common OP Units have entered into a voting agreement (the "Voting Agreement"), in substantially the form attached hereto as Exhibit D, pursuant to which each such Person (as defined herein) has agreed, among other things, to vote his or its shares of JP Common Stock, Price Group Stock and PDC Common OP Units to approve, as applicable, this Agreement, the Mergers, the PDC LP Amendment (as defined herein) and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE 1.

                                   THE MERGERS

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 3"), and the Delaware Limited Liability Company Act, as amended (the "DLLCA"), JP shall be merged with and into Acquisition, with Acquisition being the surviving entity (the "Surviving Company").

     1.2 The Partnership Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 10 of the Annotated Code of Maryland, as amended (the "MRULPA"), immediately prior to the consummation of the Merger, Partnership Acquisition shall be merged with and into PDC LP, with PDC LP being the surviving limited partnership (the "Surviving Partnership").

     1.3 Closing. The closing of the Mergers (the "Closing") will take place commencing at 9:00 a.m., local time, on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article
6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1 (the "Closing Date"), at the offices of Neal, Gerber & Eisenberg, Two North LaSalle Street, Suite 2200, Chicago, IL 60602, unless another date or place is agreed to in writing by the parties.

     1.4 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, (a) Acquisition and/or JP, as applicable, shall execute and file the Maryland Articles of Merger, executed in accordance with Title 3, with the State Department of Assessments and Taxation of Maryland (the "Department"), and the Delaware Certificate of Merger, executed in accordance with the DLLCA, with the Secretary of State of the State of Delaware (the "Secretary of State"), and shall make all other filings and recordings required, with respect to the Merger, under such statutes, and (b) Partnership Acquisition and/or PDC LP, as applicable, shall execute and file the Maryland Articles of Partnership Merger, executed in accordance with Title 10 of the MRULPA, with the Department, and shall make all other filings and recordings required, with respect to the Partnership Merger, under such statutes. The Mergers shall become effective (each, an "Effective Time," and collectively, the "Effective Times") at such times as (i) Acquisition and JP shall agree should be specified in the Maryland Articles of Merger and the Delaware Certificate of Merger and (ii) Partnership Acquisition and PDC LP shall agree should be specified in the Maryland Articles of Partnership Merger. Unless otherwise agreed, the parties shall cause the Effective Times to occur on the Closing Date with the Effective Time of the Partnership Merger occurring before the Effective Time of the Merger.

     1.5 Effect on Acquisition Operating Agreement and Certificate of Formation. The Operating Agreement of Acquisition, as in effect immediately prior to the Effective Time of the Merger, shall continue in full force and effect after the Merger as the Operating Agreement of the Surviving Company, until further amended in accordance with the terms of such Operating Agreement and Delaware law. Except as contemplated by the Certificate of Merger, the Certificate of Formation of Acquisition, as in effect immediately prior to the Effective Time, shall continue in full force and effect after the Merger as the Certificate of Formation of the Surviving Company, until further amended in accordance with Delaware law.

     1.6 Effect of Partnership Merger on Agreement of Limited Partnership and Certificate of Limited Partnership. The Certificate of Limited Partnership of PDC LP and the Second Amended and Restated Partnership Agreement of PDC LP, as amended (the "PDC LP Agreement"), as in effect as of the Effective Time of the Partnership Merger, shall continue in full force and effect after the Partnership Merger as the Certificate of Limited Partnership and the Partnership Agreement, respectively, of the Surviving Partnership until further amended in accordance with applicable Maryland law.

     1.7 Conversion of Equity Securities in the Merger; Creation of New Series of GGP Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock or limited liability company interests of JP or Acquisition:

     (a) Ownership Interests of Acquisition. The issued and outstanding ownership interests in Acquisition immediately prior to the Effective Time shall remain outstanding as the issued and outstanding ownership interests of the Surviving Company.

     (b) Cancellation of Treasury Stock and GGP Partnership-Owned Stock. Each share of JP Common Stock, Price Group Stock, JP Series A Preferred Stock, JP Series B Preferred Stock or JP Series C Preferred Stock (collectively with the JP Series A Preferred Stock and the JP Series B Preferred Stock, the "JP Preferred Stock") that is owned by JP, as treasury stock, or by GGP, GGP Partnership, Acquisition or Partnership Acquisition immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

     (c) Merger Consideration. The consideration to be paid to the holders of capital stock of JP in the Merger (collectively, the "Merger Consideration") is as follows:

          (i) Each share of JP Common Stock and Price Group Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.7(b)), shall be converted into the right to receive $26.10 in cash without interest.

          (ii) Each share, if any, of JP Series A Preferred Stock, JP Series B Preferred Stock and JP Series C Preferred Stock issued and outstanding immediately prior to the Effective

     Time (other than shares to be canceled in accordance with Section 1.7(b)) shall be converted into the right to receive 0.025 shares of GGP Series D Preferred Stock, $100 par value per share ("GGP Series D Preferred Stock"), GGP Series E Preferred Stock, $100 par value per share ("GGP Series E Preferred Stock") and GGP Series F Preferred Stock, $100 par value per share ("GGP Series F Preferred Stock"), respectively. Prior to or as of the Effective Time, the GGP Charter shall be amended in accordance with the Delaware General Corporation Law, as amended (the "DGCL") in order to create the GGP Series D Preferred Stock, GGP Series E Preferred Stock and the GGP Series F Preferred Stock, each series of which will have substantially the same terms and rights as the JP Series A Preferred Stock, JP Series B Preferred Stock and JP Series C Preferred Stock, respectively, including with respect to distribution, voting rights and rights upon liquidation, dissolution or winding-up.

          (iii) Each share, if any, of Excess Stock (as defined herein) which is not redeemed by JP prior to the Effective Time and remains issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $26.10 in cash without interest.

          (iv) At the Effective Time all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate"), shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration described above and any dividends declared and unpaid thereon payable to holders of record thereof as of a record date preceding the Effective Time. Following the Effective Time, upon surrender of Certificates representing shares of JP Common Stock, Price Group Stock or JP Preferred Stock in accordance with Section 1.8, the Surviving Company shall pay to the holders of such Certificates as of the Effective Time any unpaid dividends declared in respect of the JP Common Stock, the Price Group Stock and JP Preferred Stock with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

     (d) Stock Options. Each JP Stock Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time into the right to receive an amount of cash equal to (i) the excess, if any, of $26.10 over the exercise price of such JP Stock Option, multiplied by (ii) the number of shares of JP Common Stock subject thereto which have not theretofore been exercised.

     (e) No Appraisal Rights. The holders of JP Common Stock, Price Group Stock and JP Preferred Stock are not entitled under applicable law to appraisal, dissenters' or similar rights as a result of the Mergers.

     (f) Adjustments to Merger Consideration. The Merger Consideration payable upon the conversion of JP Common Stock, Price Group Stock or JP Preferred Stock, as applicable, shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, stock split, reverse split, stock dividend (including any stock dividend or distribution of securities convertible into JP Common Stock, Price Group Stock or JP Preferred Stock, as applicable), reorganization, recapitalization or other like change with respect to JP Common Stock, Price Group Stock or JP Preferred Stock, as applicable, occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

     1.8 Surrender of Certificates.

     (a) Paying Agent. Prior to the Effective Time, GGP shall designate a bank or trust company reasonably acceptable to JP to act as agent for the payment of the Merger Consideration upon surrender of Certificates evidencing JP Common Stock and Price Group Stock (the "Paying Agent"). GGP shall take all steps necessary to enable, and shall cause, the Surviving Company to provide to the Paying Agent immediately following the Effective Time the Merger Consideration issuable in exchange for the shares of JP Common Stock and Price Group Stock pursuant to Section 1.7(c), plus any amounts payable in respect of unpaid dividends declared in respect of the JP Common Stock and Price Group Stock with a record date prior to the Effective Time and which remain unpaid at the Effective Time (such consideration being hereinafter referred to as the "Exchange Fund").

     (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as GGP may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by GGP, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration in respect of the shares formerly represented by such Certificate pursuant to Section 1.7(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of JP Common Stock or Price Group Stock that is not registered in the stock transfer books of JP, payment may be paid in exchange therefor to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of GGP that such Tax has been paid or is not applicable. No interest shall be paid or shall accrue on the Merger Consideration, or unpaid dividends declared in respect of the JP Common Stock or Price Group Stock with a record date prior to the Effective Time and which remain unpaid at the Effective Time, payable upon surrender of any Certificate.

     (c) No Further Ownership Rights. All cash and securities paid upon the surrender of a Certificate in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of JP Common Stock or Price Group Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs the stock transfer books of JP shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the shares of JP Common Stock or Price Group Stock that were outstanding, immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article I.

     (d) Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares.

          (i) If and to the extent necessary for JP to satisfy the requirements of Section 857(a)(1) of the Code (as defined herein) for the taxable year of JP ending at the Effective Time of the Merger (and to avoid the payment of any tax with respect to undistributed income or gain), JP shall declare a dividend (the "Final JP Dividend") to holders of shares of JP Common Stock and Price Group Stock, if and to the extent required by the terms thereof the record date for which shall be the close of business on the last business day prior to the Effective Time of the Merger, in an amount equal to the minimum dividend sufficient to permit JP to satisfy such requirements. Any dividends payable hereunder to holders of JP Common Stock or

     Price Group Stock shall be paid on the last business day immediately preceding the Closing Date. In the event that JP is required to declare a Final JP Dividend with respect to the JP Common Stock and/or Price Group Stock, PDC LP shall simultaneously declare a distribution (the "Final PDC LP Distribution") to holders of PDC OP Units in an amount per JP Common OP Unit equal to the Final JP Dividend payable on each share of JP Common Stock. The record date for the payment of the Final PDC LP Distribution shall be the close of business on the last business day prior to the Effective Time of the Partnership Merger. The distribution payable hereunder to holders of PDC Common OP Units shall be paid on the last business day immediately preceding the Closing Date.

          (ii) If JP determines that it is necessary to declare the Final JP Dividend, JP shall notify GGP at least 20 days prior to the date for the JP Stockholders Meeting.

     (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of JP Common Stock and Price Group Stock for one year after the Effective Time shall be delivered to the Surviving Company, upon demand, and any holder of JP Common Stock or Price Group Stock who has not theretofore complied with this Article I shall thereafter look only to the Surviving Company for payment of its claim for Merger Consideration.

     (f) No Liability. None of GGP, GGP Partnership, the Surviving Company or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law. If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity(as defined herein)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

     (g) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by GGP, on a daily basis; provided, however, that such investments shall be in (i) obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, (iii) certificates of deposit maturing not more than 180 days after the date of purchase issued by a bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $500,000,000 or (iv) a money market fund having assets of at least $3,000,000,000. Any interest and other income resulting from such investments shall be paid to GGP Partnership.

     (h) Lost Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Company, the posting by such Person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration.

     (i) Withholding Rights. GGP, GGP Partnership, the Surviving Company or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of JP Common Stock, Price Group Stock and JP Preferred Stock such amounts as it is required to withhold with respect to such payments under the Code or any other provision of state, local or foreign tax law.

     (j) JP Preferred Stock. In the event that any Shares of JP Preferred Stock are outstanding prior to the Effective Time of the Merger, GGP and JP shall mutually agree upon and establish procedures to be applicable to the exchange of certificates evidencing JP Preferred Stock for the applicable Merger Consideration.

     1.9 Conversion of Equity Securities in the Partnership Merger. At the Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder of partnership interests or limited liability company interests of PDC LP or Partnership Acquisition:

     (a) Ownership Interests of Partnership Acquisition. The issued and outstanding ownership interests in Partnership Acquisition immediately prior to the Effective Time shall be converted into the number of PDC Common OP Units held by holders of PDC Common OP Units other than JP as of such time.

     (b)  Partnership  Merger  Consideration.  The  consideration  to be paid to
holders  of  partnership   interests  in  PDC  LP  in  the  Partnership   Merger
(collectively, the "Partnership Merger Consideration") is as follows:

          (i) Each JP Common OP Unit outstanding immediately prior to the Effective Time of the Partnership Merger (other than PDC Common OP Units held by JP) shall be exchanged for $26.10 per JP Common OP Unit in cash without interest, provided that if the holder of a JP Common OP Unit is an "accredited investor" (as defined in Rule 501, promulgated under the Securities Act (as defined herein)), and submits to GGP Partnership a Form of Election (as defined herein) in accordance with the procedures and time periods specified in Section 5.1(c) hereof, such holder shall have the right to receive for each JP Common OP Unit then held by it .522 8.5% Series B Cumulative Preferred Units of limited partnership of GGP Partnership (the "GGP Series B Preferred OP Units").

          (ii) Prior to or as of the Effective Time, the GGP Partnership Agreement shall be amended by the adoption of an amendment in substantially the form attached hereto as Exhibit E providing for the creation of the GGP Series B Preferred OP Units. The holders of the GGP Series B Preferred OP Units issued in the Partnership Merger shall be entitled to the redemption rights provided for in the redemption rights agreement, substantially in the form attached hereto as Exhibit F (the "GGP Series B Preferred OP Units Redemption Agreement") or, if they convert such GGP Series B Preferred OP Units into GGP Common OP Units pursuant to the GGP Partnership Agreement amendment described above, the redemption rights provided for in the redemption rights agreement, substantially in the form attached hereto as Exhibit G (the "GGP Common OP Units Redemption Agreement"). Pursuant to the terms of the GGP Series B Preferred OP Units Redemption Agreement, each GGP Series B Preferred OP Unit will be redeemable by the holder thereof, for, at the option of GGP, cash or 0.025 shares of GGP Series C Preferred Stock, $100 par value per share ("GGP Series C Preferred Stock"). Prior to or as of the Effective Time, the GGP Charter shall be amended in accordance with the DGCL by the adoption by the Board of Directors of GGP of a Certificate of Designations, in substantially the form of Exhibit H hereto, providing for the creation of the GGP Series C Preferred Stock.

          (iii) Holders of PDC Common OP Units may elect to receive GGP Series B Preferred Units in accordance with the provisions of Section 5.1(c) hereof. If a holder of PDC Common OP Units fails to comply with the provisions of
     Section 5.1(c) hereof with respect to some or all of its PDC Common OP Units, such holder shall receive cash pursuant to this Section 1.9(b) upon the conversion of such PDC Common OP Units into GGP Series B Preferred OP Units in the Partnership Merger.

          (iv) The PDC Series A OP Units (as defined herein) outstanding immediately prior to the Effective Time of the Partnership Merger shall remain outstanding, except that, immediately following the Effective Time, each such Series A OP Unit, shall, in accordance with the terms of the PDC LP Agreement, become exchangeable into the right to receive .025 shares of GGP Series D Preferred Stock.

          (v) The PDC Series B OP Units (as defined herein) outstanding immediately prior to the Effective Time of the Partnership Merger shall remain outstanding, except that, immediately following the Effective Time, each such Series B OP Unit, shall, in accordance with the terms of the PDC LP Agreement, become exchangeable into the right to receive .025 shares of GGP Series E Preferred Stock.

          (vi) The PDC Series C OP Units (as defined herein) outstanding immediately prior to the Effective Time of the Partnership Merger shall remain outstanding, except that, immediately following the Effective Time, each such Series C OP Unit, shall, in accordance with the terms of the PDC LP Agreement, become exchangeable into the right to receive .025 shares of GGP Series F Preferred Stock.

          (vii) Any PDC OP Units (as defined herein) outstanding and held by JP immediately prior to the Effective Time of the Partnership Merger shall remain outstanding.

          (viii) At the Effective Time of the Partnership Merger, each holder of a JP Common OP Unit outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except the right to receive the applicable Partnership Merger Consideration described above and any dividends declared and unpaid thereon payable to holders of record thereof as of a record date preceding the Effective Time. Following the Effective Time, upon delivery to the Paying Agent of such duly executed documents, including a Form of Election, as may be required by the Paying Agent or GGP Partnership, the Surviving Partnership shall pay to such former holders any unpaid dividends declared in respect of the PDC Common OP Units with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

     (c) Appraisal Rights. The holders of PDC Common OP Units are entitled to appraisal rights in accordance with the MRULPA as a result of the Partnership Merger, but are not entitled to any other similar rights as a result of the Mergers. The holders of PDC Preferred OP Units are not entitled under applicable law to appraisal, dissenters' or similar rights as a result of the Mergers.

     (d) Adjustments to Partnership Merger Consideration. The Partnership Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, split, reverse split, distribution of securities convertible into PDC Common OP Units, reorganization, recapitalization or other like change with respect to PDC Common OP Units occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

     1.10 Procedures for Exchange of PDC Common OP Units in the Partnership Merger. Except for the provisions relating to the Certificates, all other provisions of Section 1.8 shall apply to PDC LP, GGP Partnership and the PDC Common OP Units with respect to the Partnership Merger, except as otherwise provided in Section 1.9 and Section 5.1(c).

                                    ARTICLE 2

                      REPRESENTATIONS AND WARRANTIES OF JP

     Except as set forth in the JP SEC Documents (as defined herein) or in the letter of even date herewith signed by the Chairman and Chief Executive Officer or the President and Chief Operating Officer of JP and delivered to GGP and GGP Partnership prior to the execution hereof (the "JP Disclosure Letter"), JP and PDC LP jointly and severally represent and warrant to GGP, GGP Partnership, Acquisition and Partnership Acquisition as follows:

     2.1 Organization, Standing and Power. JP has been duly organized and is validly existing and in good standing under the laws of the State of Maryland. JP has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. The JP Amended and Restated Articles of Incorporation, as amended (the "JP Articles"), are in effect, and no dissolution, revocation or forfeiture proceedings regarding JP have been commenced. JP is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a JP Material Adverse Effect (as herein defined). As used in this Agreement, a "JP Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of JP and PDC LP, taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally or regionally, (ii) changes affecting the real estate industry generally which do not affect JP or PDC LP, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) in and of itself and without the occurrence of any other JP Material Adverse Effect, changes in the trading prices of JP Common Stock. JP has delivered to GGP and GGP Partnership true, complete and correct copies of the JP Articles and JP's Amended and Restated Bylaws, as amended (the "JP Bylaws"), in each case, as amended or supplemented to the date of this Agreement.

     2.2 JP Subsidiaries.

     (a) Schedule 2.2 to the JP Disclosure Letter sets forth (i) each Subsidiary (as defined herein) of JP, including PDC LP (the "JP Subsidiaries"), (ii) the ownership interest therein of JP, (iii) if not directly wholly owned by JP, the identity and ownership interest of each of the other owners of such JP Subsidiary, (iv) each regional mall, community center, free-standing retail property, mixed-use commercial property and other commercial property in which such JP Subsidiary owns a fee or leasehold interest, and (v) if not wholly owned in fee by JP or a JP Subsidiary, the identity and ownership interest of each of the other Persons having a fee ownership interest in such property. As used in this Agreement, "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest or (ii) 10% or more of the voting stock or other equity securities or value of equity interests (voting or non-voting) of such corporation, partnership, limited liability company, joint venture, trust or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, or any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), or any other entity. Schedule 2.2 of the JP Disclosure Letter sets forth a true, complete and correct list of the equity securities owned by JP, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, trust or other legal entity, excluding JP Subsidiaries.

     (b) Except as set forth in Schedule 2.2 to the JP Disclosure Letter, (i) all of the outstanding shares of capital stock of each JP Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive rights, (B) owned by JP or by another JP Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each JP Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by JP, by another JP Subsidiary or by JP and another JP Subsidiary are owned free and clear of all Liens other than pledges, if any, contained in organizational documents of such JP Subsidiary and given to secure performance thereunder or Liens granted to secure outstanding indebtedness of JP or any JP Subsidiary and which indebtedness is disclosed in the JP Disclosure Letter. Each JP Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each JP Subsidiary that is a partnership, joint venture, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Except as set forth in
Schedule 2.2 to the JP Disclosure Letter, each JP Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a JP Material Adverse Effect. True, complete and correct copies of the articles or certificate of incorporation, bylaws, other organizational documents and partnership, joint venture and operating agreements of each JP Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to GGP Partnership, and all of such documents are listed in Schedule 2.2 to the JP Disclosure Letter.

     2.3 Capital Structure.

     (a) The authorized shares of capital stock of JP consist of: (i) 7,690,000 shares of preferred stock, of which (A) 510,000 shares have been designated 8.75% Series A Cumulative Redeemable Preferred Stock, $.0001 par value per share (the "JP Series A Preferred Stock"), none of which are outstanding, (B) 3,800,000 shares have been designated 8.95% Series B Cumulative Redeemable Preferred Stock, $.0001 par value per share (the "JP Series B Preferred Stock"), none of which are outstanding, (C) 320,000 shares have been designated 8.75% Series C Cumulative Redeemable Preferred Stock, $.0001 par value per share (the "JP Series C Preferred Stock"), none of which are outstanding, and (D) 3,060,000 shares have been designated Series A Junior Participating Preferred Stock, $.0001 par value per share (the "JP Junior Preferred Stock"), none of which are outstanding, (ii) 117,110,000 shares of Common Stock, par value $.0001 per share ("JP Common Stock"), of which 16,151,769 are outstanding on the date of this Agreement, (iii) 200,000 shares of Price Group Stock, par value $.0001 per share ("Price Group Stock"), of which 200,000 shares are issued and outstanding on the date of this Agreement and (iv) 75,000,000 shares of Excess Stock, par value $.0001 per share ("Excess Stock"), none of which are outstanding.

     (b) Set forth in Schedule 2.3(b) to the JP Disclosure Letter is a true, complete and correct list of the following: (i) each qualified or nonqualified option to purchase shares of JP Common Stock granted under JP's 1993 Stock Option Plan or any other formal or informal arrangement to purchase shares of JP Common Stock, Price Group Stock, JP Preferred Stock or any other equity securities of JP (collectively, the "JP Stock Options"); and (ii) all other warrants or other rights to acquire JP Common Stock, Price Group Stock, JP Preferred Stock or any other equity securities of JP, stock appreciation rights, restricted stock, dividend equivalents, deferred compensation accounts, performance awards, restricted stock unit awards and other awards which are outstanding on the date of this

Agreement ("JP Stock Rights"). Schedule 2.3(b) to the JP Disclosure Letter sets forth, as applicable, for each JP Stock Option and JP Stock Right the name of the grantee, the date of the grant, the number of shares of JP Common Stock, Price Group Stock or other equity securities of JP subject to each option or other award, and the exercise price per share. On the date of this Agreement, except as set forth in this Section 2.3 or in Schedule 2.3(b) to the JP Disclosure Letter, no shares of JP Common Stock, Price Group Stock, preferred stock of JP or Excess Stock were outstanding or reserved for issuance.

     (c) Except as set forth in Schedule 2.3(c) to the JP Disclosure Letter, all outstanding shares of JP Common Stock and Price Group Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under law or the JP Articles or JP By-Laws or any contract or instrument to which JP is a party or by which it is bound. There are no bonds, debentures, notes or other indebtedness of JP or any JP Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of JP may vote.

     (d) Other than (i) as set forth in this Section 2.3 or in Schedule 2.3(b), 2.3(c) or 2.3(d) to the JP Disclosure Letter, (ii) non-preferred units of limited partnership in PDC LP ("PDC Common OP Units"), which may be exchanged for cash or, at the option of JP, JP Common Stock at a rate of one share of JP Common Stock for each JP Common OP Unit, (iii) the 8.75% Series A Cumulative Redeemable Preferred Units of limited partnership interest (the "PDC Series A OP Units") of PDC LP, which are exchangeable in accordance with their terms, for shares of JP Series A Preferred Stock, (iv) the 8.95% Series B Cumulative Preferred Units of limited partnership interest of PDC LP (the "PDC Series B OP Units"), which are exchangeable in accordance with their terms, for shares of JP Series B Preferred Stock, (v) the 8.75% Series C Cumulative Preferred Units of limited partnership interest of PDC LP (the "PDC Series C OP Units," and collectively with the PDC Series A OP Units and PDC Series B OP Units, the "PDC Preferred OP Units"), which are exchangeable in accordance with their terms, for shares of JP Series C Preferred Stock, (vi) the JP Rights (as defined herein), which entitle the holders of shares of JP Common Stock to purchase units of JP Junior Preferred Stock upon the terms and conditions specified therein or, upon the occurrence of certain events, shares of JP Common Stock, or (vii) the Price Group Stock, which is convertible at the option of JP into an equal number of shares of JP Common Stock, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which JP or any JP Subsidiary is a party or by which such entity is bound, obligating JP or any JP Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of JP or any JP Subsidiary or obligating JP or any JP Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to JP or a JP Subsidiary).

     (e) As of the date of this Agreement, 510,000 PDC Series A OP Units, 3,800,000 PDC Series B OP Units, 320,000 PDC Series C OP Units and 19,990,331 PDC Common OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights under law or the PDC LP Agreement or any contract or instrument to which JP or PDC LP is a party or by which either is bound, of which 16,351,769 are owned by JP. The PDC Common OP Units and the PDC Preferred OP Units are collectively referred to as the "PDC OP Units." The above-described PDC OP Units are the only authorized and outstanding partnership interests in PDC LP as of the date of this Agreement.
Schedule 2.3(e) to the JP Disclosure Schedule sets forth the name of each holder of PDC OP Units and the number and type of PDC OP Units owned by each such holder as of the date of this Agreement. Except as provided in the PDC LP Agreement, or as set forth on Schedule 2.3(d) to the JP Disclosure Letter, PDC LP has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in PDC LP, whether issued or unissued, or securities convertible or exchangeable into interests in PDC LP.

     (f) All dividends on JP Common Stock and Price Group Stock and all distributions on PDC OP Units, which have been declared prior to the date of this Agreement, have been paid in full. Neither JP nor PDC LP is in arrears with respect to dividends or other distributions on any of its outstanding shares of capital stock or partnership interests.

     (g) Set forth on Schedule 2.3(g) to the JP Disclosure Letter is a list of each registration rights agreement or other agreement between JP and/or PDC LP, on the one hand, and one or more other parties, on the other hand, which sets forth the obligations of JP and/or PDC LP with respect to the registration of any securities of JP, PDC LP and/or any other JP Subsidiary pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     2.4 Other Interests. Except for interests in the JP Subsidiaries, interests valued at less than $100,000 and certain other entities as set forth in Schedule
2.4 to the JP Disclosure Letter (the "JP Other Interests"), none of JP, PDC LP or any other JP Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities and notes receivable from tenants). With respect to the JP Other Interests, PDC LP owns such interests free and clear of all Liens other than pledges, if any, contained in organizational documents of such JP Other Interests and given to secure performance thereunder. Other than any breach which, individually or in the aggregate, would not have a JP Material Adverse Effect, none of JP, PDC LP or any other JP Subsidiary is in breach of any provision of any agreement, document or contract relating to the JP Other Interests, all of which agreements, documents and contracts are (a) listed in
Schedule 2.4 to the JP Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of JP, the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

     2.5 Authority; Noncontravention; Consents.

     (a) JP has the requisite corporate power and authority to enter into this Agreement and, subject to (i) the requisite JP stockholder approval of this Agreement and the Merger (the "JP Stockholder Approval"), and (ii) the requisite approval of the holders of PDC OP Units, as specified in Schedule 2.5(a) to the JP Disclosure Letter, of this Agreement, the PDC LP Amendment described in
Schedule 2.5(a) to the JP Disclosure Letter (the "PDC LP Amendment") and the Partnership Merger (collectively, the "JP Partner Approvals"), to consummate the transactions contemplated by this Agreement to which JP is a party. PDC LP has the requisite power and authority to enter into this Agreement and, subject to the requisite JP Partner Approvals, to consummate the transactions contemplated by this Agreement to which PDC LP is a party. The execution and delivery of this Agreement by JP and PDC LP and the consummation by JP and PDC LP of the transactions contemplated by this Agreement to which they are parties have been duly authorized by all necessary action on the part of JP and PDC LP, except for and subject to the JP Stockholder Approval and the JP Partner Approvals. This Agreement has been duly executed and delivered by JP and PDC LP and constitutes a valid and binding obligation of each of JP and PDC LP, enforceable against each of them in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Except as set forth in Schedule 2.5(b)(1) to the JP Disclosure Letter and subject to obtaining the JP Stockholder Approval and the JP Partner Approvals, the execution and delivery of this Agreement by JP and PDC LP do not, and the consummation of the transactions contemplated by this

Agreement to which either of JP or PDC LP is a party and compliance by JP and PDC LP with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to material loss of a benefit under, or give rise to a right of purchase under, or result in the creation of any Lien upon any of the properties or assets of JP or any JP Subsidiary under, (i) the JP Articles or JP Bylaws or the comparable charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of any JP Subsidiary, each as amended or supplemented, (ii) any Material Contract (as defined herein) applicable to JP or any JP Subsidiary or the respective properties or assets of JP or any JP Subsidiary or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to JP or any JP Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights, loss or Liens that, individually or in the aggregate, would not (x) have a JP Material Adverse Effect or (y) prevent or delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to JP or any JP Subsidiary in connection with the execution and delivery of this Agreement by JP or the consummation by JP of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement (as defined herein),
(ii) the filing and acceptance for record of the Maryland Articles of Merger by the Department, (iii) the filing and acceptance for record of the Delaware Certificate of Merger with the Secretary of State, (iv) the filing and acceptance for record of the Maryland Articles of Partnership Merger by the Department or (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5(b)(2) to the JP Disclosure Letter, (B) as may be required under (w) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (x) laws requiring transfer, recordation or gains tax filings, (y) federal, state or local environmental laws or (z) the blue sky laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent JP or PDC LP from performing their obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a JP Material Adverse Effect.

     2.6 SEC Documents; Financial Statements; Undisclosed Liabilities. Each of JP and PDC LP has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 through the date hereof (collectively, the "JP SEC Documents"). Schedule 2.6(a) to the JP Disclosure Letter contains a true, complete and correct list of all JP SEC Documents filed by JP or PDC LP with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), between January 1, 1997 and the date of this Agreement. All of the JP SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such JP SEC Documents. None of the JP SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later JP SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of JP and PDC LP, respectively, included in the JP SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of (a) in the case of JP, JP and the consolidated JP Subsidiaries taken as a whole, and (b) in the case of PDC LP, PDC LP and its consolidated JP Subsidiaries taken as a whole, in each case, as of the dates thereof, and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in
Schedule 2.6(b) to the JP Disclosure Letter, JP has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the JP SEC Documents or in Schedule 2.6(c) to the JP Disclosure Letter or incurred by JP or any JP Subsidiary in the ordinary course of business since December 31, 2001, none of JP or any JP Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of JP or in the notes thereto and which, individually or in the aggregate, would have a JP Material Adverse Effect.

     2.7 Absence of Certain Changes or Events. Except as disclosed in the JP SEC Documents or in Schedule 2.7 to the JP Disclosure Letter, since the date of the most recent audited financial statements included in the JP SEC Documents (the "JP Financial Statement Date"), JP and the JP Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities) and there has not been (a) a JP Material Adverse Effect through the date hereof, (b) except for regular quarterly distributions not in excess of $0.51 per share of JP Common Stock or JP Common OP Unit, $0.408 per share of Price Group Stock, $0.546875 per JP Series A OP Unit, $0.559375 per JP Series B OP Unit and $0.546875 per JP Series C OP Unit (or, in each case, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT (as defined herein) status), in each case, with customary record and payment dates (subject to Section 5.9), any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the JP Common Stock, Price Group Stock or the PDC OP Units or any other equity security of JP or PDC LP, (c) any split, combination or reclassification of the JP Common Stock, the Price Group Stock or the PDC OP Units or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of JP or partnership interests in PDC LP, or any issuance of an ownership interest in any other JP Subsidiary, (d) any damage, destruction or loss through the date hereof, whether or not covered by insurance, that, individually or in the aggregate, has or would have a JP Material Adverse Effect, (e) any change in accounting methods, principles or practices by JP or any JP Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in JP SEC Documents or required by a change in GAAP, or (f) except as expressly contemplated by this Agreement, any amendment of any employment, consulting, severance, retention or any other agreement between JP or any JP Subsidiary and any of their respective officers, directors or managers.

     2.8 Litigation. Except as disclosed in the JP SEC Documents or in Schedule
2.8 to the JP Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of JP and the JP Subsidiaries (a) which are covered by adequate insurance subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of JP or a JP Subsidiary) or, to the Knowledge of JP, threatened against or affecting JP or any JP Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a JP Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against JP, any JP Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would reasonably be expected to have, any such effect. Notwithstanding the foregoing, no claim has been made under any directors' and officers' liability insurance policy maintained at any time by JP or any of the JP Subsidiaries.

     2.9 Properties.

     (a) Except as provided in Schedule 2.2 to the JP Disclosure Letter, JP or the JP Subsidiary set forth on Schedule 2.2 to the JP Disclosure Letter owns fee simple title to or holds a leasehold interest in each of the real properties identified in Schedule 2.2 to the JP Disclosure Letter (the "JP Properties"), which are all of the real estate properties owned by them, in each case (except for the Permitted Title Exceptions (as defined herein) free and clear of Liens or other encumbrances on title ("Encumbrances"). Schedule 2.2 to the JP Disclosure Letter further identifies which of the JP Properties are owned in fee simple by JP or a JP Subsidiary, and which of the JP Properties are subject to a ground lease. Except as set forth in Schedule 2.2 to the JP Disclosure Letter, no other Person has any ownership interest in any of the JP Properties, and any such ownership interest so scheduled does not materially detract from the value of the JP Subsidiary's interest in, or materially interfere with the present use of, any of the JP Properties subject thereto or affected thereby. Except as set forth in Schedule 2.9(a) to the JP Disclosure Letter, none of the JP Properties is subject to any restriction on the sale or other disposition thereof (including, without limitation, rights of first refusal) or on the financing or release of financing thereon. The JP Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building, development, use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Encumbrances, except for the following (collectively, the "Permitted Title Exceptions"): (i) Property Restrictions and Encumbrances set forth in Schedule 2.9(a) to the JP Disclosure Letter or those that will not have a JP Material Adverse Effect, (ii) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which, to the knowledge of JP, are not violated by the current use of the Properties, (iii) the JP Space Leases, the Ground Leases, other leases and the REAs, (iv) Property Restrictions and Encumbrances disclosed on the Existing Title Policies (as defined herein), the title reports listed in Schedule 2.9(a) to the JP Disclosure Letter or existing surveys (true, complete and correct copies of which surveys have been delivered to GGP and GGP Partnership) (provided, however, that ground leases and mortgage indebtedness shall not be Permitted Title Exceptions unless specifically noted on Schedules 2.9(f) and 2.5(b)(i) to the JP Disclosure Letter), and (v) Liens for real estate Taxes not yet due and payable, mechanics', carriers', workmen's, and repairmen's liens, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the JP Properties subject thereto or affected thereby. Schedule 2.9(a) to the JP Disclosure Letter lists each of the JP Properties which are under development or substantial renovation as of the date of this Agreement and describes generally the status of such development or renovation as of the date hereof.

     (b) Schedule 2.9(b) to the JP Disclosure Letter sets forth a list of policies of title insurance (the "Existing Title Policies") that have been issued insuring the applicable JP Subsidiary's fee simple title or leasehold estate, as the case may be, to the JP Properties owned by it. True, complete and correct copies of such policies have been provided or made available to GGP. Such policies are, at the date hereof, in full force and effect. Except as provided in Schedule 2.9(b) to the JP Disclosure Letter, no claim has been made against any such policy.

     (c) Except as provided in Schedule 2.9(c) to the JP Disclosure Letter, JP has received no written notice and otherwise has no Knowledge (i) that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the JP Properties, or any agreement, easement or other right, which is in either case necessary, in any material respect, to permit the lawful use and operation of the buildings and improvements on any of the JP Properties or which is necessary, in any material respect, to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the JP Properties, has not been obtained or is not in full force and effect, or of any pending threat of modification or cancellation of any of the same which would have a material adverse effect on such JP Property, or (ii) of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the JP Properties issued by any Governmental Entity which would have a material adverse effect on such JP Property.

     (d) Neither JP nor any JP Subsidiary has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the JP Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the JP Properties or by the continued maintenance, operation or use of the parking areas which would have a material adverse effect on such Property.

     (e) Schedule 2.9(e) sets forth the rent rolls for each JP Property, which rent rolls are not dated earlier than December 31, 2001 (the "JP Rent Roll"). JP has made available to GGP and GGP Partnership true, complete and correct copies of all JP Space Leases as defined herein, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. "JP Space Lease" means each lease or other right of occupancy affecting or relating to a property in which JP, PDC LP or any other JP Subsidiary (or an entity in which any of the foregoing directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any Ground Lease (as defined herein) and excluding any lease, license or occupancy agreement with a term of less than 6 months and/or terminable upon not more than 30 days notice. Except for discrepancies that, either individually or in the aggregate, would not have a material adverse effect on the applicable JP Property, all information set forth in the JP Rent Roll is true, complete and correct as of the date thereof. Except as set forth in a delinquency report made available to GGP and GGP Partnership, none of JP or any JP Subsidiary, on the one hand, nor, to the Knowledge of JP, any other party, on the other hand, is in default (whether monetary or non-monetary) under any JP Space Lease, except for such defaults that individually or in the aggregate, would not have a JP Material Adverse Effect.

     (f) With regard to any JP Property where JP or any JP Subsidiary holds a leasehold estate or is the lessor under any ground lease (a "Ground Lease"), each such Ground Lease (and whether JP or such JP Subsidiary is lessor or lessee with respect thereto) is identified on Schedule 2.9(f) to the JP Disclosure Letter and JP has provided to GGP and GGP Partnership true, complete and correct copies of all Ground Leases, including all amendments, modifications, supplements, renewals, extensions and guaranties related thereto, as of the date hereof. Each Ground Lease is a valid and subsisting lease and none of JP or any JP Subsidiary, on the one hand, nor, to the Knowledge of JP, none of the other parties under the Ground Lease, on the other hand, is in default under any terms thereunder, except for such defaults that, individually or in the aggregate, would not have a JP Material Adverse Effect.

     (g) With regard to any JP Property where JP or any JP Subsidiary is a party to a reciprocal easement agreement, operating agreement or similar agreement imposing obligations on, and granting rights to, a JP Property and an adjacent property owned by a third party (any such agreement, a "REA"), each such REA is identified on Schedule 2.9(g) to the JP Disclosure Letter and JP has provided to GGP and GGP Partnership true, complete and correct copies of all REAs, including all amendments, modifications, supplements, renewals, extensions and guaranties related thereto, as of the date hereof. Each REA is a valid agreement and none of JP or any JP Subsidiary, on the one hand, nor, to the Knowledge of JP, any other party to a REA, on the other hand, is in default under any terms thereunder, except for such defaults that, individually or in the aggregate, would not have a JP Material Adverse Effect.

     (h) To the Knowledge of JP, there are no pending threats of modification or cancellation of any Property Permits that, individually or in the aggregate, would have a material adverse effect on the JP Property for which such Property Permits are required, and no Property Permit for any JP

Property will cease to be effective as a result of the consummation of transactions contemplated by this Agreement which would have a material adverse effect on such JP Property.

     (i) Schedule 2.9(i) to the JP Disclosure Letter contains a true, complete and correct list, by type of insurance, carrier, coverages (including limits) and term, of all material policies of casualty, liability and other types of insurance (except title insurance) carried by JP or any JP Subsidiary, as applicable, with respect to the JP Properties. All such policies are in full force and effect and none of JP or any JP Subsidiary, as applicable, has received from any insurance company notice of any material defects or deficiencies affecting the insurability of JP or any JP Subsidiary, as applicable, or any of their respective assets thereunder, including the JP Properties.

     2.10 Environmental Matters.

     (a) "Environmental Law" shall mean all applicable Laws, including any plans, other criteria, or guidelines promulgated pursuant to such Laws, relating to the protection of human health, safety and natural resources, animal health or welfare or the environment, including, without limitation, Laws relating to the use, manufacturing, production, generation, installation, recycling, reuse, sale, storage, handling, transport, treatment, release, threatened release or disposal of any Hazardous Materials (including the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA")). "Hazardous Materials" shall mean substances, wastes, radiation or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic, (ii) which are listed, regulated or defined under any Environmental Law, and shall include "hazardous wastes," "hazardous substances," "hazardous materials," "pollutants," "contaminants," "toxic substances," "radioactive materials" or "solid wastes,"
(iii) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment. "Release" shall have the meaning set forth in Section 101 of CERCLA, without regard to the exclusions set forth therein.

     (b) Except as disclosed in the JP SEC Documents or in Schedule 2.10(b) to the JP Disclosure Letter or in the environmental audits or reports listed thereon,

          (i) none of JP, any of the JP Subsidiaries or, to JP's Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the JP Properties and JP does not have any Knowledge of the presence of any Hazardous Materials at, on or under any of the JP Properties, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the JP Properties) would, individually or in the aggregate, reasonably be expected to have a JP Material Adverse Effect;

          (ii) except in accordance with the Environmental Permits (as defined herein), to the Knowledge of JP, there have been no Releases of Hazardous Materials at, on, under or from (A) the JP Properties or (B) any real property previously owned, operated or leased by JP or the JP Subsidiaries (the "Former JP Properties"), in the case of (B), during the period of JP's or a JP Subsidiary's ownership, operation or tenancy, which with respect to any such Releases as described in this clause (ii) would, individually or in the aggregate, reasonably be expected to have a JP Material Adverse Effect;

          (iii) JP and the JP Subsidiaries have not received any written notice that any of them has failed to comply with Environmental Laws, or has any liability under the

     Environmental Laws, except to the extent that such failures to comply and liabilities, individually or in the aggregate, would not reasonably be expected to have a JP Material Adverse Effect; and

          (iv) JP and the JP Subsidiaries have been duly issued, and currently have and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law (collectively, the "Environmental Permits") to operate their businesses as currently operated except where the failure to obtain and maintain such Environmental Permits would not, individually or in the aggregate, reasonably be expected to have a JP Material Adverse Effect. JP and the JP Subsidiaries have timely filed applications for all Environmental Permits, except where failure to do so would not have a JP Material Adverse Effect.

     (c) JP has previously delivered or made available to GGP true, complete and correct copies of all material third party reports, including, without limitation, environmental site assessment reports and environmental investigations and testing or analysis that are dated within 5 years of the date of this Agreement and are, to the Knowledge of JP, in the possession or control of JP or any of the JP Subsidiaries and which relate to the presence or release of Hazardous Materials, or any non-compliance with Environmental Laws by any of them.

     2.11 Related Party Transactions. Set forth in Schedule 2.11 to the JP Disclosure Letter is a list of all material arrangements, agreements and contracts entered into by JP or any JP Subsidiary with (a) any investment banker or financial advisor, or (b) any Person who is an officer, director or Affiliate (as defined herein) of JP, any JP Subsidiary, any relative of any of the foregoing, or any entity of which any of the foregoing is an Affiliate or (c) any Person who acquired JP Common Stock, Price Group Stock or PDC OP Units, in each case, which remain in effect. True, complete and correct copies of all of such documents have previously been delivered or made available to JP, and are listed in Schedule 2.11 to the JP Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

     2.12 Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, fringe benefit, profit sharing, deferred compensation, stock option or grant, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by JP, any JP Subsidiary or any entity that presently would be deemed to be a single employer with JP or any JP Subsidiary under Section 414(b), (c), (m) or (o) of the Code (each, a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee
Plan). Each Employee Plan is listed on Schedule 2.12 to the JP Disclosure Letter. Except as disclosed in Schedule 2.12 to the JP Disclosure Letter, with respect to the Employee Plans:

     (a) No Controlled Group Member has any liability under any Welfare Plan or otherwise for continuing benefits or coverage for any participant or any spouse or beneficiary of a participant after such participant's termination of employment, except as may be required by Section

4980B of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 601 (et seq.) of ERISA, or under any applicable state law.

     (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified under
Section 401(a) of the Code ("Qualified Pension Plan") has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan, if any, is tax-exempt under Section 501(a) of the Code and no event has occurred which would reasonably be expected to jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and
Section 501(a) of the Code, respectively. Each Qualified Pension Plan has been or will be timely amended for the requirements of the tax legislation commonly known as "GUST" and will be submitted to the Internal Revenue Service for a favorable determination letter within the remedial amendment period prescribed by "GUST." None of the Employee Plans is a multiple employer plan subject to
Section 413(c) of the Code or a multiple employer welfare arrangement as defined in Section 3(40) of ERISA. None of the Employee Plans is currently subject to an audit, investigation or review by a Governmental Entity pursuant to a voluntary compliance program or otherwise. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Entity have been filed, are pending or, to the Knowledge of JP, are threatened with respect to any Employee Plan and, to the Knowledge of JP, there is no fact or contemplated event which would reasonably be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan:

          (i) all Controlled Group Members have complied in all material respects with the reporting and disclosure requirements of ERISA, the Code, or both, with respect to each Employee Plan and no Controlled Group Member has incurred any material liability in connection with such reporting or disclosure;

          (ii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code; and

          (iii) to the extent applicable, JP has delivered to GGP and GGP Partnership true, complete and correct copies of (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the Internal Revenue Service, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contracts or other funding agreements that implement each such Employee Plan.

     (c) With respect to each Employee Plan there has not occurred, and no Person is contractually bound to enter into, any prohibited transaction within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA and which could subject JP or any Controlled Group Member to material liability.

     (d) No Controlled Group Member has ever maintained, participated in or been obligated to contribute to any Pension Plan subject to Code Section 412 or Title IV of ERISA, including without limitation, to a multiemployer plan as defined in
Section 3(37) of ERISA. No Controlled Group Member or any trade or business which is or has been for the last six years under common control with a Controlled Group Member under Section 414 of the Code or Section 4001(b) of ERISA ("ERISA Affiliate") has (while under common control) incurred any liability under Title IV of ERISA or Section 412 of the Code and no event or condition exists with respect to a Pension Plan, including, without limitation, a multiemployer plan as defined in Section 3(37) of ERISA which could give rise to a lien on any of the assets of a Controlled Group Member or an ERISA Affiliate.

     (e) With respect to each Welfare Plan maintained by any Controlled Group Member, such Plan provides the Plan Sponsor the authority to amend or terminate such Welfare Plan at any time, without liability after such amendment or termination for continuation of benefits provided prior to such amendment or termination.

     (f) Except as provided in Section 5.7(c), Section 5.7(e) or as disclosed in
Schedule 2.12 of the JP Disclosure Letter, no employee of a Controlled Group Member will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit solely as a result of the transactions contemplated hereby. Except as disclosed in Schedule 2.12 of the JP Disclosure Letter, without limiting the generality of the foregoing, no amount required to be paid or payable to or with respect to any employee of a Controlled Group Member in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     2.13 Employees; Employee Policies. A true, complete and correct list of (a) the names, job titles, annual salaries and all bonuses of all salaried employees of JP and the JP Subsidiaries, and (b) the wage rates for all non-salaried employees of JP and the JP Subsidiaries as of the date hereof, and true, complete and correct copies of all employee handbooks of JP and the JP Subsidiaries currently in effect, have been provided to GGP and GGP Partnership separately. None of JP or any of the JP Subsidiaries is subject to a union organizing effort or a party to a union contract or collective bargaining agreement. None of JP or any of the JP Subsidiaries is a party to any pending, or to the Knowledge of JP, threatened labor dispute. JP and the JP Subsidiaries are in material compliance with employment and labor laws. There are no claims pending, or to the Knowledge of JP, threatened to be brought, in any court or administrative agency or before any arbitrator by any former or current employees of JP or the JP Subsidiaries (i) for compensation, severance benefits, vacation pay or pension benefits or (ii) arising out of the status of JP or any of the JP Subsidiaries as an employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge or otherwise.

     2.14 Taxes.

     (a) Each of JP and the JP Subsidiaries (i) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects,
(ii) has paid (or JP has paid on its behalf) all Taxes (as defined herein) shown on such returns and reports as required to be paid by it, and (iii) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 3121, and 3402 of the Code or similar provisions under any foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing clauses
(a)(i), (a)(ii) and

(a)(iii), where the failure to file such Tax returns and reports or failure to pay such Taxes or failure to comply with such withholding requirements would not, individually or in the aggregate, reasonably be expected to have a JP Material Adverse Effect. The most recent audited financial statements contained in the JP SEC Documents reflect an adequate reserve for all material Taxes payable by JP and the JP Subsidiaries for all taxable periods and portions thereof through the JP Financial Statement Date. Since the JP Financial Statement Date, JP has incurred no liability for material Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and none of JP or any JP Subsidiary has incurred any material liability for Taxes other than in the ordinary course of its trade or business and other than transfer or similar Taxes arising in connection with the sales of property. No event has occurred, and no condition or circumstance exists, which could reasonably be expected to result in any Tax described in the preceding sentence being imposed upon JP or any JP Subsidiary. None of JP or any JP Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to JP's Knowledge, no audit, examination or other proceeding in respect of federal income Taxes involving any of JP or any JP Subsidiary is being considered by any Tax authority. To the Knowledge of JP, no deficiencies for any Taxes have been proposed, asserted or assessed against JP or any JP Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending. Except as set forth in Schedule 2.14 of the JP Disclosure Letter, none of JP or any JP Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that are not fully deductible under Sections 162(m) or 280G of the Code. None of the assets of JP or any JP Subsidiary is subject to any Lien arising in connection with any failure or alleged failure to pay any Tax. As used in this Agreement, "Taxes" shall include all taxes, charges, fees, levies and other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding (including, without limitation, dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the
Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

     (b) JP (i) for all taxable years for which the Internal Revenue Service could assert a tax liability, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) has operated since December 31, 2001 to the date of this representation, and will continue to operate, in such a manner as to qualify as a REIT for the taxable year ending on the earlier of December 31, 2002 or the Closing Date and, if later, for the taxable year of JP ending on the Closing Date (provided that, for purposes of applying Section 857 of the Code for the taxable year of JP ending on the Closing Date, the earnings and profits of JP for such taxable year shall be computed assuming that (A) Section 562(e) of the Code applies to the deemed sale of JP's assets pursuant to the Merger and (B) that the Merger will be treated for federal income tax purposes in the manner described in paragraph G of the Recitals hereof), and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to JP's Knowledge, no such challenge has been proposed, is pending or threatened. Each JP Subsidiary which is a partnership, joint venture or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded entity and not as a corporation or an association taxable as a corporation. PDC LP is not a publicly-traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. Each JP Subsidiary which is a corporation has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. Neither JP nor any JP Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. Sec. 1.337(d)-5T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. JP does not own, directly or indirectly, any interest in any "taxable REIT subsidiary," as that term is defined by Section 856(l) of the Code.

     2.15 No Payments to Employees, Officers or Directors. Schedule 2.15 to the JP Disclosure Letter contains a true, complete and correct list of all arrangements, agreements or plans pursuant to which cash and non-cash payments will become payable, and the maximum aggregate amount which may be payable thereunder to each employee, officer or director of JP or any JP Subsidiary as a result of the Mergers or a termination of service subsequent to the consummation of the Mergers. Except as described in Schedule 2.15 to the JP Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of JP or any JP Subsidiary. There is no agreement or arrangement with any employee, officer or other service provider under which JP or any JP Subsidiary has agreed to pay any Tax that might be owed under Section 4999 of the Code with respect to payments to such individuals. Schedule 2.15 to the JP Disclosure Letter contains a true, complete and correct list of each indemnification or similar agreement under which JP or any JP Subsidiary has agreed to indemnify any current or former director, officer, manager, trustee or employee of any such entity.

     2.16 Broker. Except as set forth in Schedule 2.16 to the JP Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of JP or any JP Subsidiary.

     2.17 Compliance with Laws. Except as set forth on Schedule 2.17 to the JP Disclosure Letter, none of JP or any JP Subsidiary has violated or failed to comply with any Laws applicable to its business, properties or operations, except to the extent that such violations and failures would not, individually or in the aggregate, reasonably be expected to have a JP Material Adverse Effect.

     2.18 Contracts; Debt Instruments.

     (a) None of JP or any JP Subsidiary has received a written notice that it is in violation of or in default under any Material Contract, as defined herein, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of JP does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not reasonably be expected to have a JP Material Adverse Effect. For purposes of this Agreement, "Material Contract" shall mean (i) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or other Indebtedness (as defined herein) to any Person, (ii) each material instrument, contract or agreement (exclusive of any JP Space Lease) entered into by JP or any JP Subsidiary which may result in total payments by or liability of JP or any JP Subsidiary in excess of $500,000, and (iii) any other agreements filed or required to be filed as exhibits to the JP SEC Documents pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act. For purposes of this Section 2.18, "Indebtedness" shall mean (A) indebtedness for borrowed money, whether secured or unsecured, (B) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (C) capitalized lease obligations, (D) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (E) guarantees of any such indebtedness of any other Person. Schedule 2.18(a) to the JP Disclosure Schedule sets forth a list of each such Material Contract, which is not listed in any other subpart to the JP Disclosure Schedule, and the outstanding principal balance of each component of Indebtedness of JP, PDC LP and each other JP Subsidiary as of the date specified in the schedule. JP and PDC LP, have not received any notice and otherwise do not have Knowledge that any other party to any Material Contract is in default (whether monetary or non-monetary) thereunder, other than such defaults that individually or in the aggregate would not result in a JP Material Adverse Effect.

     (b) To the extent not set forth in response to the requirements of Section 2.18(a), Schedule 2.18(b) to the JP Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which JP or any JP Subsidiary is a party or an obligor with respect thereto, true, complete and correct copies of which have been previously delivered or made available to GGP and GGP Partnership. There are no loans by JP or a JP Subsidiary to any non wholly-owned JP Subsidiary except as set forth on Schedule 2.18(b) to the JP Disclosure Letter (which Schedule indicates the outstanding amount of Indebtedness as of the date hereof).

     (c) Except as set forth in Schedule 2.18(c) to the JP Disclosure Letter, none of JP or any JP Subsidiary is a party to any agreement relating to the management of any JP Property by any Person other than JP or a JP Subsidiary.

     (d) None of JP or any JP Subsidiary is a party to any agreement pursuant to which JP or any JP Subsidiary manages or provides services with respect to any real properties other than JP Properties, except for the agreements described in
Schedule 2.18(d) to the JP Disclosure Letter, true, complete and correct copies of which have been delivered to GGP.

     (e) JP has delivered to GGP and GGP Partnership prior to the date of this Agreement a true, complete and correct capital budget for the year 2002 relating to budgeted capital improvements and development. Schedule 2.18(e) to the JP Disclosure Letter lists all material agreements entered into by JP or each of the JP Subsidiaries relating to the development or construction of, or additions or expansions to, any JP Properties (or any properties with respect to which JP has executed as of the date of this Agreement a purchase agreement or other similar agreement) which are currently in effect and under which JP or any of the JP Subsidiaries currently has, or expects to incur, an obligation in excess of $250,000 in the aggregate. True, complete and correct copies of such agreements have previously been delivered or made available to GGP and GGP Partnership.

     (f) Schedule 2.18(f) to the JP Disclosure Letter lists all agreements entered into by JP or any JP Subsidiary providing for the sale of, or option to sell, any JP Properties or the purchase of, or option to purchase, by JP or any JP Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate which are currently in effect.

     (g) Except as set forth in Schedule 2.18(g) to the JP Disclosure Letter, none of JP or any JP Subsidiary has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by JP or any JP Subsidiary or (B) to pay any additional purchase price for any of the JP Properties.

     (h) Except as set forth in Schedule 2.18(h) to the JP Disclosure Letter, none of JP or any JP Subsidiary has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written, (i) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to PDC LP or any other JP Subsidiary that is treated as a partnership for federal income tax purposes, and that (A) prohibits or restricts in any manner the disposition of any assets of JP or any JP Subsidiary, (B) requires that JP or any JP Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the JP

Properties, or (C) requires that JP or any JP Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a deficit restoration obligation, indemnification agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of JP or any JP Subsidiary, (ii) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of JP or a JP Subsidiary, or (iii) that requires a particular method for allocating one or more liabilities of JP or a JP Subsidiary under
Section 752 of the Code. None of JP or any JP Subsidiary is in violation of or in default under any Tax Protection Agreement.

     (i) Except as set forth in Schedule 2.18(i) to the JP Disclosure Letter and except for the Nondisclosure Agreement, dated January 31, 2002, between JP and GGP (the "Confidentiality Agreement"), and other confidentiality agreements entered into in the ordinary course of business, neither JP nor any JP Subsidiary is a party to any confidentiality, standstill, lock-up or voting agreement.

     (j) Other than any breach which, individually or in the aggregate, would not have a JP Material Adverse Effect, none of JP, PDC LP or any other JP Subsidiary is in breach of any provision of any agreement, document or contract relating to the capital stock or other equity interests of a non-wholly-owned JP Subsidiary, all of which agreements, documents and contracts are (a) listed in
Schedule 2.18(j) to the JP Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of JP, the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

     2.19 Opinion of Financial Advisor. JP has received the written opinion of UBS Warburg LLC, JP's financial advisor, to the effect that the proposed consideration to be received by the holders of JP Common Stock is fair to such holders from a financial point of view.

     2.20 State Takeover Statutes; JP Rights Plan; Ownership Limits. JP has taken all action necessary to exempt the transactions contemplated by this Agreement (including the actions and transactions contemplated by the Voting Agreement) from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the laws of the State of Maryland, the State of Delaware or federal laws of the United States or similar statute or regulation (a "Takeover Statute") and the limitations imposed by Article IX of the JP Articles. The Board of Directors of JP has resolved to, and prior to the Closing, JP shall, take all action necessary to render the rights (the "JP Rights") issued and/or outstanding under or pursuant to the terms of the Amended and Restated Rights Agreement, dated as of January 13, 2001, as amended, between JP and Mellon Investor Services LLC, as rights agent (the "JP Rights Agreement"), inapplicable to the Mergers, this Agreement and the other transactions contemplated hereby (including the actions and transactions contemplated by the Voting Agreement).

     2.21 Investment Company Act of 1940. None of JP or any JP Subsidiary is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     2.22 Definition of Knowledge of JP. As used in this Agreement, the phrase "Knowledge of JP" (or words of similar import) means the actual (and not constructive or imputed) knowledge of those individuals identified in Schedule
2.22 to the JP Disclosure Letter.

     2.23 Required Stockholder Approvals and Partner Approvals. The affirmative vote of the holders of at least a majority of the outstanding shares of JP Common Stock and Price Group Stock, voting together as a single class with respect to the Merger, is the only vote or consent of the holders of any class or series of JP capital stock necessary or required under this Agreement, the JP Articles, JP Bylaws or applicable law to approve the Mergers, this Agreement and the transactions contemplated hereby. The affirmative vote or consent of JP, in its capacity as the general partner of PDC LP, and the holders of PDC OP Units as described on Schedule 2.5 to the JP Disclosure Letter are the only votes or consents of the holders of any class or series of PDC LP's partnership interests necessary or required under this Agreement, the PDC LP Agreement, any other agreement or applicable law to approve the Mergers, this Agreement, the PDC LP Amendment and the transactions contemplated hereby. By virtue of executing this Agreement, JP, in its capacity as general partner, shall be deemed to have approved the matters described in the second sentence of this Section 2.23.

     2.24 Intellectual Property. JP and each JP Subsidiary, as applicable own, or are licensees of or otherwise possess legally enforceable rights to use, all material patents, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or necessary to conduct their business as currently conducted, except where the failure to own, be so licensed or otherwise possess, individually or in the aggregate, would not have a JP Material Adverse Effect.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF GGP,
                         GGP PARTNERSHIP AND ACQUISITION

     Except as set forth in the GGP SEC Documents (as defined herein) or in the letter of even date herewith signed by a duly authorized representative of GGP and delivered to JP prior to the execution hereof (the "GGP Disclosure Letter"), GGP, GGP Partnership and Acquisition jointly and severally represent and warrant to JP as follows:

     3.1 Organization, Standing and Power of GGP, GGP Partnership, Acquisition and Partnership Acquisition.

     (a) GGP is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. GGP is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have an GGP Material Adverse Effect, as defined herein. GGP has made available to JP complete and correct copies of the charter and by-laws of GGP, in each case, as amended or supplemented to the date of this Agreement (respectively, the "GGP Charter" and "GGP Bylaws").

     (b) GGP Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. GGP Partnership is duly qualified or licensed to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a GGP Material Adverse Effect, as defined herein. As used in this Agreement, a "GGP Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of GGP, GGP Partnership and any Subsidiary of GGP or GGP Partnership (collectively, "GGP Subsidiaries"), taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally or regionally, (ii) changes affecting the real estate industry generally which do not affect GGP or GGP Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) in and of itself and without the occurrence of any other GGP Material Adverse Effect, changes in the trading prices of GGP Common Stock or GGP Preferred Stock (as defined herein). All partnership interests in GGP Partnership have been duly authorized and are validly issued and outstanding. GGP Partnership has made available to JP complete and correct copies of its Second Amended and Restated Agreement of Limited Partnership of GGP Partnership, as amended to the date of this Agreement (the "GGP Partnership Agreement"), which is the partnership agreement of GGP Partnership in effect as of the date hereof.

     (c) Acquisition is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Acquisition is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a GGP Material Adverse Effect. GGP and GGP Partnership have made available to JP complete and correct copies of the organizational documents of Acquisition.

     (d) Partnership Acquisition is a Maryland limited liability company duly organized, validly existing and in good standing under the laws of Maryland and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Partnership Acquisition is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have an GGP Material Adverse Effect. GGP and GGP Partnership have made available to JP complete and correct copies of the organizational documents of Partnership Acquisition.

     3.2 Capital Stock.

     (a) As of February 22, 2002, the authorized shares of capital stock of GGP consist of: (i) 5,000,000 shares of preferred stock, $100 par value per share, of which (A) 345,000 shares have been designated 7.25% Preferred Income Equity Redeemable Stock (the "GGP Series A Preferred Stock"), 337,500 of which are outstanding, (B) 175,000 shares have been designated 8.95% Cumulative Redeemable Preferred Stock, Series B (the "GGP Series B Preferred Stock"), none of which are outstanding, and (C) 100,000 shares have been designated Series A Junior Participating Preferred Stock (the "GGP Series A Junior Preferred Stock"), none of which are outstanding, and (ii) 210,000,000 shares of Common Stock, par value $.10 per share ("GGP Common Stock"), of which 61,989,803 are outstanding. The GGP Series A Preferred Stock, the GGP Series B Preferred Stock and GGP Series A Junior Preferred Stock are referred to herein collectively as the "GGP Preferred Stock").

     (b) As of December 31, 2001, 81,327,739.0515 non-preferred units of limited partnership in GGP Partnership (the "GGP Common OP Units") and 337,500 7.25% Series A Cumulative Redeemable Preferred Units in GGP Partnership (the "GGP Series A Preferred OP Units" and, together with the GGP Common OP Units and the GGP Series B Preferred OP Units described in clause (c), the

"GGP OP Units") are issued and outstanding, fully paid and non-assessable and not subject to preemptive or similar rights under law or the GGP Partnership Agreement or any contract or instrument to which GGP or GGP Partnership is a party or by which either is bound, of which 61,755,246.1942 GGP Partnership Common OP Units and all of the GGP Partnership Series A Preferred Units are owned by GGP.

     (c) As of the date of this Agreement, except as set forth above in Section 3.2(a) and 3.2(b) or in the GGP SEC Documents, no GGP OP Units, GGP Common Stock, shares of any series of GGP Preferred Stock or other voting securities of GGP Partnership or GGP were issued, reserved for issuance or outstanding. All outstanding GGP Partnership OP Units, shares of GGP Common Stock, and shares of GGP Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The GGP Series B Preferred OP Units to be issued in the Partnership Merger and the securities to be issued upon conversion or exchange of such units have been or will be, as the case may be, when issued, duly authorized by all necessary corporate or partnership action and upon issuance of such GGP Series B Preferred OP Units or such securities to be issued upon conversion or exchange of such GGP Series B Preferred OP Units, the relevant security will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and the holders will be entitled to the full rights associated with such securities as holders under the applicable organizational documents.

     3.3 Authority; Noncontravention; Consents.

     (a) Each of GGP, GGP Partnership, Acquisition and Partnership Acquisition has the requisite power and authority to enter into this Agreement and the Related Agreements (as herein defined) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by GGP, GGP Partnership, Acquisition and Partnership Acquisition and the consummation by GGP, GGP Partnership, Acquisition and Partnership Acquisition of the transactions contemplated by this Agreement and the Related Agreements to which any of GGP, GGP Partnership, Acquisition or Partnership Acquisition is a party have been (or, in the case of the Certificates of Designation relating to the GGP Series C Preferred Stock, GGP Series D Preferred Stock, GGP Series E Preferred Stock, GGP Series F Preferred Stock and GGP Series G Preferred Stock and the Amendment to the GGP Partnership Agreement creating the GGP Series B Preferred Units, will be, prior to the Closing) duly authorized by all necessary action on the part of GGP, GGP Partnership, Acquisition and Partnership Acquisition. This Agreement has been, and at the Effective Time each Related Agreement will be, duly executed and delivered by each of the foregoing which is a party thereto and constitute or will constitute valid and binding obligations of GGP, GGP Partnership, Acquisition and Partnership Acquisition, as applicable, enforceable against GGP, GGP Partnership, Acquisition and Partnership Acquisition, as applicable, in accordance with and subject to their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. GGP Partnership will obtain prior to the Closing the requisite approval of the holders of GGP OP Units to the amendment of the GGP Partnership Agreement for the purpose of creating the new GGP Series B Preferred OP Units to the extent such approval is required. No other consent of any holder of capital stock of GGP or partner interest in GGP Partnership is required in connection with the Mergers or any of the transactions contemplated by this Agreement.

     (b) The execution and delivery of this Agreement and/or the Related Agreements by GGP, GGP Partnership, Acquisition and Partnership Acquisition do not, and the consummation of the transactions contemplated by this Agreement and/or the Related Agreements to which any of GGP, GGP Partnership, Acquisition or Partnership Acquisition is a party and compliance by GGP, GGP Partnership, Acquisition or Partnership Acquisition with the provisions of this Agreement and/or the Related Agreements will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or give rise to a right of purchase under, or result in the creation of any Lien upon any of the properties or assets of GGP, GGP Partnership or any GGP Subsidiary under, require the consent or approval of any third party lender or otherwise result in a material detriment to GGP, GGP Partnership, Acquisition, Partnership Acquisition or any other GGP Subsidiary under, any provision of (i) the GGP Charter or Bylaws, the GGP Partnership Agreement or the comparable charter or organizational documents or partnership, operating or similar agreement (as the case may be) of GGP or any GGP Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any Material Contract applicable to GGP, GGP Partnership, Acquisition, Partnership Acquisition or any other GGP Subsidiary, the respective properties or assets of GGP Partnership, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to GGP, GGP Partnership or any GGP Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not (x) reasonably be expected to have a GGP Material Adverse Effect or (y) prevent or delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to GGP, GGP Partnership or any GGP Subsidiary in connection with the execution and delivery of this Agreement or the consummation by GGP or GGP Partnership of any of the transactions contemplated by this Agreement, except for (i) the filing and acceptance for record of the Maryland Articles of Merger by the Department, (ii) the filing and acceptance for record of the Delaware Certificate of Merger with the Secretary of State, (iii) the filing and acceptance for record of the Maryland Articles of Partnership Merger by the Department, (iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes, (v) such filings as may be required pursuant to the Exchange Act with respect to the Voting Agreement, (vi) the filing of the Form D relating to the private placement of the GGP Series B Preferred OP Units with the SEC, (vii) the filing and acceptance for record of the Certificates of Designation contemplated by Exhibits I, J, K and L with the Secretary of State, and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.3(b) to the GGP Disclosure Letter or (B) as may be required under (x) federal, state or local environmental laws or (y) the blue sky laws of various states, to the extent applicable, or (C) which, if not obtained or made, individually or in the aggregate, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent GGP and GGP Partnership from performing their obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a GGP Material Adverse Effect.

     3.4 Litigation. There is no suit, action or proceeding pending (in which service of process has been received by an employee of GGP or an GGP Subsidiary), or, to the Knowledge of GGP, GGP Partnership, Acquisition or Partnership Acquisition, threatened against or affecting GGP, GGP Partnership, Acquisition, Partnership Acquisition or any other GGP Subsidiary that would be reasonably likely to prevent the consummation of the transactions contemplated by this Agreement.

     3.5 Interim Operations of Acquisition and Partnership Acquisition. Each of Acquisition and Partnership Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Closing Date and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions, agreements and arrangements contemplated by this Agreement, has engaged in no business or activities, has incurred no other obligations or liabilities, and has no assets other than in connection with the transactions, agreements and arrangements contemplated by this Agreement.

     3.6  Capital  Resources.  GGP and GGP  Partnership  will have  prior to the
Closing  amounts  available  under  credit  facilities,   which,  together  with
available cash and marketable securities, will be sufficient to fully fund the cash consideration requirement for the Merger, the Partnership Merger, and the other transactions contemplated by this Agreement (the "Required Funding").

     3.7 GGP SEC Documents; Information Supplied.

     (a) GGP has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 through the date hereof (collectively, the "GGP SEC Documents"). All of the GGP SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such GGP SEC Documents. None of the GGP SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later GGP SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of GGP included in the GGP SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of GGP and the consolidated GGP Subsidiaries taken as a whole as of the dates thereof, and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations set forth in the GGP SEC Documents or in Schedule 3.7(a) to the GGP Disclosure Letter or incurred by GGP, GGP Partnership or any GGP Subsidiary in the ordinary course of business since December 31, 2001, none of GGP, GGP Partnership, or any GGP Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of GGP or in the notes thereto and which, individually or in the aggregate, would have a GGP Material Adverse Effect.

     (b) None of the information supplied or to be supplied by GGP, GGP Partnership, Acquisition or Partnership Acquisition specifically for inclusion in the Proxy Statement or the Partner Solicitation Materials (as herein defined) will, at the date the Proxy Statement is filed with the SEC or mailed to JP's stockholders or at the time of the JP Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.8 Taxes. GGP (i) for all taxable years for which the Internal Revenue Service could assert a tax liability, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) has operated since December 31, 2001 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending on December 31, 2002 and thereafter, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to the Knowledge of GGP (as defined below), no such challenge has been proposed, is pending or threatened. Each Subsidiary of GGP which is a partnership, joint venture or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership or a disregarded entity and not as a corporation or an association taxable as a corporation. GGP Partnership is not a publicly-traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. Each Subsidiary of GGP which is a corporation has been since its formation (i) a corporation subject to taxation as a REIT within the meaning of Section 856 of the Code and has for all such years satisfied all requirements for qualification and taxation as a REIT within the meaning of Section 856 of the Code and intends to continue to operate in such a manner as to qualify as a REIT, (ii) a qualified REIT subsidiary under
Section 856(i) of the Code or (iii) a "taxable REIT subsidiary," as that term is defined by Section 856(i) of the Code. Neither GGP nor any of its Subsidiaries holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. Sec. 1.337(d)-5T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. Except as set forth in Schedule 3.8 to the GGP Disclosure Letter, GGP does not own, directly or indirectly, any interest in any "taxable REIT subsidiary," as that term is defined by Section 856(l) of the Code.

     3.9 Definition of Knowledge of GGP. As used in this Agreement, the phrase "Knowledge of GGP" (or words of similar import) means the actual (and not constructive or imputed) knowledge of those individuals identified in Schedule
3.9 to the GGP Disclosure Letter.

     3.10 Broker. Except as set forth in Schedule 3.10 to the GGP Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of GGP, GGP Partnership or any GGP Subsidiary.

                                    ARTICLE 4

                                    COVENANTS

     4.1 Conduct of JP's and PDC LP's Business Pending Mergers. During the period from the date of this Agreement to the Effective Times, except as consented to in writing by GGP and GGP Partnership or as expressly provided for in this Agreement, each of JP and PDC LP shall, and shall cause (or, in the case of JP Subsidiaries that JP or PDC LP do not control, shall use commercially reasonable efforts to cause) each of the JP Subsidiaries to:

     (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted;

     (b) use commercially reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

     (c) report on a regular basis to one or more representatives of GGP with respect to operational matters of materiality;

     (d) promptly notify GGP and GGP Partnership of any change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) that, individually or in the aggregate, has had or would reasonably be expected to have a JP Material Adverse Effect;

     (e) promptly deliver to GGP and GGP Partnership true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

     (f) preserve JP's qualification as a REIT within the meaning of Section 856 of the Code;

     (g) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the JP Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

     (h) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided JP notifies GGP and GGP Partnership that it is availing itself of any such extensions and provided such extensions do not adversely affect JP's status as a qualified REIT under the Code;

     (i) not make or rescind any election relating to Taxes (unless required by law or necessary to preserve JP's status as a REIT or the status of any JP Subsidiary as a partnership or disregarded entity for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be) provided, that nothing in this Agreement shall preclude JP from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code, subject to the reasonable consent of GGP;

     (j) not (i) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property other than the acquisition of the real properties described on Schedule 4.1(j) of the JP Disclosure Letter in accordance with the terms thereof, (ii) enter into any Commitment to develop or construct other real estate projects, except in accordance with the 2002 JP Operating Budget, a copy of which previously was delivered to GGP (the "JP Budget"), (iii) incur or enter into any Commitment to incur additional Indebtedness (secured or unsecured) except under its existing revolving line(s) of credit and Commitments for Indebtedness described in Schedule 4.1(j) to the JP Disclosure Letter or in furtherance of the completion of the transactions contemplated by this Agreement or (iv) modify, amend or terminate, or enter into any Commitment to modify, amend or terminate, any Indebtedness (secured or unsecured) in existence as of the date hereof;

     (k) not amend the JP Articles or the JP Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement (including, without limitation, the PDC LP Agreement), operating agreement or joint venture agreement or other charter or organizational document of any JP Subsidiary;

     (l) make no change in the number of issued and outstanding shares of capital stock, units of limited partnership interest, or other equity interests in JP, PDC LP or any other JP Subsidiary (including by way of redemption or repurchase), other than pursuant to (i) the exercise of options disclosed in
Schedule 2.3 to the JP Disclosure Letter, (ii) the exchange of PDC OP Units by the holders thereof or the issuance of other securities in exchange for convertible or exchangeable stock described in Schedule 2.3 to the JP Disclosure Letter, (iii) the exercise of any other convertible securities described in
Schedule 2.3 to the JP Disclosure Letter or (iv) the exchange of JP Common Stock for Excess Stock or Excess Stock for Common Stock, or repurchase of Excess Stock in accordance with Article Ninth of the JP Articles;

     (m) grant no option or other right or commitment relating to its shares of capital stock, units of limited partnership interest or other equity interests or any security convertible into its shares of capital stock, units of limited partnership interest or other equity interests, or any security the value of which is measured by shares of stock, or any security subordinated to the claim of its general creditors and, other than pursuant to Section 5.7(c) of this Agreement, not amend or waive any rights under any of the JP Stock Options or JP Stock Rights;

     (n) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the JP Properties, except that JP may lease the JP Properties in accordance with the 2002 JP leasing plan, a copy of which previously was delivered to GGP;

     (o) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except for any such transaction which is in the ordinary course of business consistent with past practice and is not material, individually or in the aggregate;

     (p) not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to JP Subsidiaries in existence on the date hereof and expense advances to employees which, in each case, are made in the ordinary course of business consistent with past practice and except in connection with a transaction permitted by Section 4.1(j);

     (q) not incur, pay, discharge or satisfy (i) any of the Indebtedness described on Schedule 2.18(a) other than the payment of regularly scheduled principal and interest payments or (ii) any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities prudently incurred or otherwise reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to GGP and GGP Partnership or incurred in the ordinary course of business consistent with past practice or in furthermore of the transactions contemplated by this Agreement;

     (r) not enter into any guarantee relating to the Indebtedness of another Person, enter into any keep well or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

     (s) except as disclosed in Schedule 4.1(s) to the JP Disclosure Letter, not enter into or modify or amend any Commitment with any officer, director or Affiliate of JP or any of the JP Subsidiaries;

     (t) except as disclosed in Schedule 4.1(t) to the JP Disclosure Letter, not increase any compensation of, or enter into or amend any employment agreement with, any of its officers, directors or employees earning more than $50,000 per annum, other than as required by any contract or Plan or in accordance with waivers by employees of benefits under such agreements;

     (u) other than as permitted by Section 5.7(e), not adopt any new employee benefit plan or amend any existing plans or rights;

     (v) not settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

     (w) not change the ownership of any of the JP Subsidiaries, except changes which arise as a result of the acquisition of PDC OP Units pursuant to the PDC LP Agreement;

     (x) not accept a promissory note in payment of the exercise price payable under any option to purchase shares of JP Common Stock;

     (y) not enter into any Tax Protection Agreement;

     (z) not settle or compromise any material federal, state, local or foreign Tax liability; and

     (aa) not authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

     4.2 No Solicitation.

     (a) Subject to Section 4.3, JP for itself and in its capacity as the sole general partner of PDC LP (i) shall not, and shall not authorize or permit, directly or indirectly, any officer, director, employee, Affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other representative of JP, PDC LP or any other JP Subsidiary (each, a "JP Representative") to invite, initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance or by amending or granting any waiver under the JP Rights Agreement), directly or indirectly, any inquiries or the making of any proposal (including, without limitation, any proposal or offer to its stockholders, the partners of PDC LP or other holders of equity securities of JP, PDC LP or any other JP Subsidiary) or other action that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as herein defined), or enter into, maintain, or continue discussions or negotiate with any Person in furtherance of such inquiries or in order to obtain a Competing Transaction or publicly propose to do any of the foregoing and (ii) will take the reasonable steps necessary to inform JP Representatives of the obligations undertaken in this Section 4.2 and to cause them to comply with all such obligations.

     (b) JP shall notify GGP and GGP Partnership orally and in writing (as promptly as practicable but in any event within 48 hours) of its receipt of any inquiries and proposals (including the identity of the parties, price and all other material terms thereof) and shall provide GGP a copy of all written inquiries, proposals or requests which it, PDC LP, any other JP Subsidiary, or any JP Representative may receive relating to any of such matters and shall promptly (but in any event within 48 hours) inform GGP and GGP Partnership orally and in writing with respect to any such inquiry or proposal that becomes reasonably likely to lead to a Superior Competing Transaction (as defined herein).

     (c) For purposes of this Agreement, a "Competing Transaction" shall mean any of the following, whether occurring directly or indirectly (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving JP (or any of the JP Subsidiaries, including PDC LP); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets or equity securities of JP, PDC LP or any other JP Subsidiary in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; (iii) any tender offer or exchange offer for 20% or more of the outstanding equity securities of JP, PDC LP or any other JP Subsidiary or any transaction resulting in the issuance of such amount of securities; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     (d) For purposes of this Agreement, a "Superior Competing Transaction" means a bona fide written proposal that was not invited, initiated, solicited or encouraged, directly or indirectly, by JP, PDC LP, any other JP Subsidiary or any JP Representative for a Competing Transaction made by a third party which a majority of the entire Board of Directors of JP determines after consultation with its financial advisor, in good faith, taking into account financial considerations and other relevant factors, including relevant legal, financial, tax, regulatory and other aspects of such proposal, and the conditions, prospects and time required for completion of such proposal, to be more favorable than the Mergers to the JP stockholders and the holders of PDC Common OP Units.

     4.3 Board Actions. Notwithstanding Section 4.2 or any other provision of this Agreement to the contrary, to the extent required by the fiduciary obligations of the Board of Directors of JP as determined by a majority of such board in good faith after consultation with outside counsel, JP may:

     (a) disclose to its stockholders or holders of PDC OP Units any information required to be disclosed under applicable Law;

     (b) to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction; provided, however, that neither JP nor its Board of Directors shall be permitted to approve or recommend a Competing Transaction which is not a Superior Competing Transaction;

     (c) if it receives a proposal for a Competing Transaction that was unsolicited and its Board of Directors determines in good faith (after consulting with its outside counsel and its financial advisor) that such proposal is reasonably likely to lead to a Superior Competing Transaction and provided further that JP provides prompt oral and written notice to GGP and GGP Partnership to the effect that it is furnishing information to such Person, (x) furnish non-public information with respect to JP, PDC LP or any JP Subsidiary to the Person who made such proposal (provided that JP shall furnish such information pursuant to a confidentiality agreement which is no more favorable to such Person than the Confidentiality Agreement) and (y) participate in negotiations regarding such proposal, provided that JP provides prompt oral and written notice to GGP and GGP Partnership to the effect that it is entering into discussions with such Person; and

     (d) approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Mergers) a Superior Competing Transaction or enter into an agreement with respect to such Superior Competing Transaction.

     4.4 Conduct of GGP's and GGP Partnership's Business Pending Mergers. During the period from the date of this Agreement to the Effective Times, except as consented to in writing by JP or as expressly contemplated in this Agreement, GGP, GGP Partnership, Acquisition and Partnership Acquisition shall, and shall cause each of the GGP Subsidiaries to:

     (a) take no action that would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

     (b) promptly deliver to JP true and correct copies of any report, statement, schedule or other document filed with the SEC by GGP subsequent to the date of this Agreement; and

     (c) not amend the articles or certificate of incorporation, bylaws, partnership agreement, operating agreement or other charter or organizational document of GGP or GGP Partnership, in a manner which would require the consent of the Contributing Holders of PDC Common OP Units if such amendment were effected following the Closing;

     4.5 Other Actions. Each of JP and PDC LP, on the one hand, and GGP, GGP Partnership, Acquisition and Partnership Acquisition, on the other hand, shall not take, and shall cause their respective Subsidiaries not to take, any action that would result in (a) any of the representations and warranties of such party (without giving effect to any knowledge qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (b) any of such representations and warranties (without giving effect to any knowledge qualification) that are not so qualified becoming untrue in any material respect or (c) except as contemplated by Section 4.2 or 4.3, any of the conditions to the Mergers set forth in Article 6 not being satisfied.

                                    ARTICLE 5

                              ADDITIONAL COVENANTS

     5.1 Preparation of the Proxy Statement; Stockholders Meeting; Partner Solicitation; Partner Approvals.

     (a) As promptly as reasonably practicable following the date of this Agreement, JP shall prepare and file with the SEC under the Exchange Act a proxy statement and form of proxy (such proxy statement and proxy together with any amendments and supplements thereto, the "Proxy Statement") and JP shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to JP's stockholders as promptly as practicable following the date of this Agreement. JP shall promptly notify GGP and GGP Partnership upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide GGP and GGP Partnership with copies of all correspondence between JP and its representatives, on the one hand, and the SEC and its staff, on the other hand. GGP and GGP Partnership shall promptly provide any information or responses to comments, or other assistance, reasonably requested in connection with any of the foregoing. Prior to filing or mailing the Proxy Statement or responding to any comments of the SEC with respect thereto, JP (i) shall provide GGP and GGP Partnership an opportunity to review and comment on such document or response and (ii) shall give reasonable consideration to all comments proposed by GGP and GGP Partnership. Each of JP, PDC LP, GGP and GGP Partnership shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and JP shall cause such corrected information to be included in the Proxy Statement.

     (b) JP shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "JP Stockholders Meeting") for the purpose of obtaining the JP Stockholder Approval. Subject to Section 4.3, JP shall, through its Board of Directors, recommend to its stockholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement, and shall include such recommendation in the Proxy Statement.

     (c) The Holders of PDC Common OP Units.

          (i) As promptly as reasonably practicable following the date of this Agreement, JP, PDC LP, GGP and GGP Partnership shall prepare certain solicitation materials (the "Partner Solicitation Materials"), which will be used by GGP Partnership as a private placement memorandum to offer the GGP Series B Preferred OP Units to the holders of the PDC Common OP Units and by JP and PDC LP to solicit the JP Partner Approvals. Such Partner Solicitation Materials shall include or incorporate by reference information about GGP and GGP Partnership, a description of the transaction, the position of JP as the general partner of PDC LP with respect to such transaction, available appraisal rights for holders of PDC Common OP Units, the impact of the Voting Agreement and other matters that the parties reasonably determine are to be specified therein. The parties shall reasonably cooperate with each other in the preparation of the Partner Solicitation Materials.

          (ii) JP and PDC LP, on the one hand, and GGP and GGP Partnership, on the other hand, agree that none of the information supplied or to be supplied by them for inclusion or incorporation by reference in the Partner Solicitation Materials will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Each party agrees that if it shall become aware prior to the Partnership Merger Effective Time of any information that would cause any of the statements in the Partner Solicitation Materials to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading, it shall promptly inform the other parties thereof and shall take the necessary steps, in cooperation with the other parties, to correct such information and to disseminate updated information.

          (iii) Subject to the fiduciary duties of JP, as the general partner of PDC LP, JP (A) agrees to seek the written consents and approvals of the holders of PDC Common OP Units on each of the matters specified in the definition of JP Partner Approvals and recommend to the holders of PDC Common OP Units approval of such matters, and include such recommendation in the Partnership Solicitation Materials and (B) hereby approves and consents to each of the matters specified in the definition of JP Partner Approvals and agrees to vote all of its PDC OP Units in favor of such matters (or to provide its consent with respect thereto).

          (iv) As promptly as reasonably practicable following the date of this Agreement, GGP and GGP Partnership shall prepare a form of election in form and substance reasonably acceptable to JP and PDC LP (the "Form of Election"), pursuant to which each holder of PDC Common OP Units will specify (A) the number of PDC Common OP Units which it desires to have converted into the right to receive GGP Series B Preferred OP Units and (B) the number of PDC Common OP Units which it desires to have converted into the right to receive cash in the Partnership Merger. Any holder electing option (A) must also agree to become a party to the GGP Partnership Agreement, the GGP Series B OP Units Redemption Agreement, the GGP Common OP Units Redemption Agreement and the Tax Matters Agreement in substantially the form of Exhibit I attached hereto (together, the "Related Agreements"). In order to be eligible to elect to receive GGP Series B Preferred OP Units in the Partnership Merger, a holder of PDC Common OP Units must qualify as an "accredited investor" under the Securities Act.

          (v) Concurrently with the mailing of the Proxy Statement to JP Shareholders, GGP Partnership shall mail Forms of Election to holders of record of PDC Common OP Units, together with the Partner Solicitation Materials. An election to subscribe for the GGP Series B Preferred Units shall be effective only if a properly executed Form of Election is received by GGP Partnership prior to 5:00 p.m., Eastern Standard Time, on the second business day preceding the JP Stockholders Meeting. If a holder of PDC Common OP Units fails to return a duly completed Form of Election within the time period specified above and does not duly perfect its appraisal rights pursuant to the MRULPA, such holder shall be deemed to have elected to receive cash upon the conversion of its PDC Common OP Units in the Partnership Merger. GGP Partnership and PDC LP by mutual agreement shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Forms of Election and the issuance and delivery of GGP Series B Preferred OP Units in the Partnership Merger.

          (vi) JP shall not exercise any appraisal, dissenters' or other similar rights with respect to any of its PDC OP Units, including, without limitation, any rights under Section 10-208(f) of the MRULPA.

          (vii) The parties shall reasonable cooperate with each other with respect to the matters set forth in this Section 5.1(c), and intend that the offer of the GGP Series B Preferred Units shall be conducted as a private placement, exempt from the registration requirements of the Securities Act.

     (d) GGP and GGP Partnership covenant and agree that, concurrently with the Closing, they will each enter into, with each holder of PDC Common OP Units who validly elects to receive GGP Series B Preferred OP Units in the Partnership Merger, the Related Agreements to which they are parties, and will reasonably cooperate with such holders so that such holders become limited partners of GGP Partnership and enjoy the full rights and benefits of the GGP Series B Preferred OP Units.

     5.2 Access to Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties in existence on the date hereof, JP and PDC LP shall, and shall cause each of the JP Subsidiaries to, afford to GGP and GGP Partnership and to the officers, employees, accountants, counsel, financial advisors and other representatives of GGP and GGP Partnership, reasonable access during normal business hours prior to the Effective Times to all their respective properties, books, contracts, commitments, personnel and records and, during such period, JP and PDC LP shall, and shall cause each of the JP Subsidiaries to, furnish promptly to GGP and GGP Partnership (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as GGP and GGP Partnership may reasonably request.

     5.3 Commercially Reasonable Efforts; Notification.

     (a) Subject to the terms and conditions herein provided, (i) each of the parties shall use commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Times with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Times from, Governmental Entities and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) JP and PDC LP shall use commercially reasonable efforts to obtain in writing any consents required from third parties to effectuate the Mergers and the other transactions contemplated hereby, such consents to be in form reasonably satisfactory to GGP and GGP Partnership; and
(iii) each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Times any further action is necessary or desirable to carry out the purpose of this Agreement, each party shall take all such necessary action.

     (b) JP and PDC LP shall use commercially reasonable efforts to obtain from PricewaterhouseCoopers LLP access to all work papers relating to audits of JP and PDC LP performed by PricewaterhouseCoopers LLP, and the continued cooperation of PricewaterhouseCoopers LLP with regard to the preparation of consolidated financial statements for the Surviving Company.

     (c) JP and PDC LP shall give prompt notice to GGP and GGP Partnership, and GGP and GGP Partnership shall give prompt notice to JP, (i) if any representation or warranty made by it or them contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it or them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.4 Tax Matters.

     (a) Purchase Price Allocation. On or prior to the Closing Date, GGP, GGP Partnership, JP and PDC LP shall reach agreement as to the manner in which the consideration to be paid pursuant to this Agreement, together with any assumed liabilities (the "Allocable Consideration"), shall be allocated among the assets of JP and, to the extent applicable, the JP Subsidiaries. Such allocation shall be made in the manner required by Section 1060 of the Code and the regulations promulgated thereunder. In making such allocation, the fair market values as reasonably determined by the parties shall apply. GGP, GGP Partnership, JP and PDC LP hereby agree that IRS Form 8594 will be timely filed based on such fair market values.

     (b) Tax Treatment of Merger. The parties shall treat the Merger for all income tax purposes as a taxable purchase of assets by GGP Partnership in exchange for the Allocable Consideration and a liquidating distribution of the Merger Consideration by JP to the JP shareholders within the meaning of Section 562(b)(1) of the Code including, without limitation, filing JP final Tax returns consistent with such treatment, and no party shall take any position inconsistent with such treatment.

     (c) Tax Treatment of Partnership Merger. The parties shall treat the Partnership Merger, for all tax purposes, as a tax-free contribution by the Contributing Holders of PDC Common OP Units of their limited partnership interests in PDC LP to GGP Partnership in exchange for GGP Series B Preferred OP Units under Section 721 of the Code and a sale by the Selling Holders of PDC Common OP Units of their limited partnership interests in PDC LP to GGP Partnership in exchange for cash, including without limitation, filing PDC LP and GGP Partnership Tax returns consistent with such treatment, and no party shall take any position inconsistent with such treatment.

     (d) Payroll Records. GGP, GGP Partnership and JP agree that, for federal income tax purposes, GGP Partnership will have purchased substantially all of the property used in the business of JP as a result of the transactions contemplated by this Agreement, and that, in connection therewith, GGP and/or GGP Partnership will employ individuals who immediately before the Closing Date were employed in such business by JP. Accordingly, pursuant to Rev. Proc. 96-60, 1996-2 C.B. 399, JP shall make available to GGP and GGP Partnership all necessary payroll records for the calendar year that includes the Closing Date, with the result that GGP or GGP Partnership will furnish a Form W-2 to each employee employed by GGP or GGP Partnership who had been employed by JP, disclosing all wages and other compensation paid for such calendar year and Taxes withheld therefrom, and JP will be relieved of the responsibility to do so.

     5.5 Public Announcements. Each party will consult with each other party before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements, including, without limitation, any press release or other written public statement which addresses in any manner the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange, in which case the disclosing party will use its reasonable efforts to advise the other parties prior to making the relevant disclosure. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties prior to the execution of this Agreement.

     5.6 Transfer and Gains Taxes. Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, "Transfer and Gains Taxes"). On, from and after the Effective Time, GGP and GGP Partnership shall pay or cause to be paid all Transfer and Gains Taxes (which term shall include any transfer taxes resulting from or relating to the Mergers, but shall not in any event be construed to include for these purposes any Tax imposed under the Code or state income taxes) without deduction or withholding from any amounts payable to the holders of JP shares or limited partnership interests of PDC LP.

     5.7 Benefit Plans and Other Employee Arrangements.

     (a) Benefit Plans. After the Effective Time, all employees of JP who are employed by the Surviving Company shall, at the option of the Surviving Company, either continue to be eligible to participate in an employee benefit plan, as defined in Section 3(3) of ERISA, of JP which is, at the option of the Surviving Company, continued by the Surviving Company, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of GGP Partnership in any employee benefit plan, as defined in Section 3(3) of ERISA, sponsored or maintained by GGP and GGP Partnership after the Effective Time. With respect to each such employee benefit plan, service with JP or any JP Subsidiary (as applicable) and the predecessor of any of them shall be included for purposes of determining eligibility to participate and vesting (if applicable) under such employee benefit plan. GGP and GGP Partnership shall, or shall cause the Surviving Company and its Subsidiaries to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to all employees of JP who are employed by the Surviving Company under any Welfare Plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any Welfare Plan maintained for such employees immediately prior to the Effective Time, and (ii) provide each such employee of JP who is employed by the Surviving Company with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any Welfare Plans that such employees are eligible to participate in after the Effective Time.

     (b) Stock Option and Restricted Stock Plans. At the Effective Time, the stock option plans or programs of JP and the restricted stock plans or programs of JP shall be discontinued.

     (c) JP Stock Options. As soon as practicable following the date of this Agreement, JP shall ensure that the Board of Directors of JP (or, if appropriate, any committee administering the JP Stock Option plans) shall adopt such resolutions or take such other actions (if any) to provide that each JP Stock Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time in the manner contemplated by Section 1.7(d). All amounts payable pursuant to this Section 5.7(c) shall be subject to any required withholding of Taxes and shall be paid as soon as practicable following the Effective Time, without interest. JP shall take all actions determined to be necessary to effectuate the provisions of this Section 5.7(c) as mutually agreed by GGP and GGP Partnership and JP. Prior to the Effective Time, JP shall ensure that the Board of Directors of JP (or, if appropriate, any committee administering the JP Stock Option plans) shall take or cause to be taken such actions as are required to cause the JP Stock Option plans to terminate as of the Effective Time.

     (d) Withholding. To the extent required by applicable law, JP shall require each employee who exercises a JP Stock Option or who receives JP Common Stock or Price Group Stock pursuant to any existing commitment to pay to JP in cash or JP Common Stock an amount sufficient to satisfy in full JP's obligation to withhold Taxes incurred by reason of such exercise or issuance (unless and to the extent such withholding is satisfied pursuant to the provision regarding withholding in Section 1.8(i)).

     (e) JP Severance Agreements. No later than the Closing Date, GGP or GGP Partnership shall negotiate and enter into severance agreements, which shall not be subject to amendment or modification for the one-year period beginning on the Closing Date without the mutual consent of the parties, with the JP and PDC LP employees identified on Exhibit J attached hereto upon substantially the economic terms set forth on such Exhibit J.

     5.8 Indemnification; Exculpation; Insurance.

          (a) (i) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of JP, PDC LP or any other JP Subsidiary (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of JP, PDC LP or any other JP Subsidiary, or is or was serving at the request of JP, PDC LP or any other JP Subsidiary as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto. It is understood and agreed that JP shall indemnify, and hold harmless, and after the Effective Time GGP and GGP Partnership (JP, or GGP and GGP Partnership, as applicable, being the "Indemnifying Parties") shall jointly and severally indemnify, and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses (to the extent permitted below)), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), JP, and GGP and GGP Partnership after the Effective Time, shall promptly pay reasonable expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party upon the submission of appropriate invoices and to the full extent permitted by law, and subject to the limitations described below and the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts. Notwithstanding the foregoing, the Indemnifying Parties shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          (ii) Any Indemnified Party wishing to claim indemnification under this
     Section 5.8, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall promptly notify JP and, after the Effective Time, GGP and GGP Partnership, thereof; provided that the failure to so notify shall not affect the obligations of JP, GGP and GGP Partnership except to the extent such failure to notify materially prejudices such party. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume and control the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Parties in connection with the defense. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties; provided, further, that no Indemnifying Party, in the defense of any such action shall, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties (in which event counsel for the Indemnified Partner may participate in the defense of such action) or (iii) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties.

          (iii) It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time for all such Indemnified Parties.

          (iv) The Indemnifying Parties will not be liable for any settlement of any action or claim effected without their written consent (which consent shall not be unreasonably withheld).

     (b) For six years after the Effective Time, GGP and GGP Partnership shall maintain in effect JP's current directors' and officers' liability insurance covering each person currently covered by JP's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable in the aggregate to such directors and officers than those of such policy as in effect on the date of this Agreement; provided that GGP and GGP Partnership may substitute therefor policies of a reputable insurance company the terms of which, including coverage and amount, are no less favorable in the aggregate to such directors and officers than the insurance coverage otherwise required under this Section 5.8(b); provided, however, that in no event shall GGP or GGP Partnership be required to pay aggregate annual premiums for insurance under this Section 5.8(b) in excess of $200,000.00, provided that GGP and GGP Partnership shall nevertheless be obligated to provide such a policy with the best coverage reasonably available as may be obtained for such amount.

     (c) In the event that GGP, GGP Partnership or any of their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, then, and in each such case, GGP and GGP Partnership shall cause proper provision to be made so that the successors and assigns of GGP and GGP Partnership assume the obligations set forth in this
Section 5.8.

     (d) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the directors and officers of JP and the JP Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in, with respect to JP, the JP Articles and the JP Bylaws, or, with respect to the JP Subsidiaries, their respective certificates of incorporation and by-laws (or similar organizational documents) in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Mergers and shall continue in full force indefinitely.

     (e) The provisions of this Section 5.8 are intended to be for the irrevocable benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives. Each Indemnified Party shall be entitled to enforce the covenants under this Section 5.8(e).

     5.9 Declaration of Dividends and Distributions. From and after the date of this Agreement, JP shall not make any dividend or distribution to its stockholders without the prior written consent of GGP and GGP Partnership; provided, however, the written consent of GGP and GGP Partnership shall not be required for the authorization and payment of (a) quarterly distributions with respect to the JP Common Stock of up to $0.51 per share for the quarter ending March 31, 2002 and, if the Closing occurs after March 31, 2002, up to $0.51 per share for each full quarter thereafter, with the dividend for the quarter in which the Closing occurs to be prorated for the number of days in such quarter elapsed prior to the Closing and (b) quarterly distributions with respect to the Price Group Stock of up to $0.408 per share for the quarter ending March 31, 2002 and, if the Closing occurs after March 31, 2002, up to $0.408 per share for each full quarter thereafter, with the dividend for the quarter in which the Closing occurs to be prorated for the number of days in such quarter elapsed prior to the Closing (each such per share amount in (b) being 80% of the corresponding per share amount in (a)), provided that JP shall notify GGP and GGP Partnership of the proposed record date for any such distribution prior to such date. From and after the date of this Agreement, PDC LP shall not make any distribution to the holders of PDC OP Units except (a) a distribution per JP Common OP Unit in the same amount as a dividend per share of JP Common Stock permitted pursuant to this Section 5.9, with the same record and payment dates as such dividend on JP Common Stock and (b) quarterly dividends with respect to the PDC Preferred OP Units which are required by the terms of the PDC LP Agreement. The foregoing restrictions shall not apply, however, to the extent a distribution (or an increase in a distribution) by JP is permitted under Section 1.8(d), or is necessary for JP to maintain REIT status, avoid the incurrence of any Taxes under Section 857 of the Code, avoid the imposition of any excise Taxes under Section 4981 of the Code, or avoid the need to make one or more extraordinary or disproportionately larger distributions to meet any of the three preceding objectives.

     5.10 Resignations. On the Closing Date, JP shall cause the directors and officers of JP and of each of the JP Subsidiaries to submit their resignations from such positions, effective as of the Effective Time.

     5.11 Registration Rights Agreements. At the Closing, JP shall assign and GGP shall assume by appropriate instrument the Registration Rights Agreements described in Schedule 5.11 to the JP Disclosure Letter relating to the registration rights granted to the holders of PDC Series A OP Units, PDC Series B OP Units and PDC Series C OP Units.

     5.12 Information Supplied. None of JP, PDC LP, GGP or GGP Partnership shall supply information for inclusion or incorporation by reference in the Proxy Statement or in the Partner Solicitation Materials that will, at the date mailed to JP stockholders, at the time of the JP Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.13 The JP Rights Plan. JP shall either (i) redeem, effective immediately, prior to the Effective Time, all of the then outstanding Rights (as defined in the Rights Agreement) for cash pursuant to and in compliance with Section 23 of the Rights Agreement or (ii) take such other action to terminate the Rights Agreement as of that time, as JP and GGP may mutually agree. JP shall not redeem the Rights issued under the Rights Agreement, or terminate the Rights Agreement, prior to the Effective Time of the Merger (other than in accordance with the preceding sentence) unless required to do so by a court of competent jurisdiction; provided, however, that JP may take any of the foregoing actions if the Board of Directors of JP shall have accepted a proposal for a Superior Competing Transaction in accordance with the terms of Section 4.2.

     5.14 Noncompetition Agreements. At or prior to Closing, JP shall cause John Price and the individuals identified in Schedule 5.14 to the JP Disclosure Schedule to enter into noncompetition and confidentiality agreements substantially in the form attached hereto as Exhibit K.

                                    ARTICLE 6

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) JP Stockholder and Partner Approvals. The JP Stockholder Approval and JP Partner Approvals shall have been obtained.

     (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated hereby shall be in effect.

     6.2 Conditions to Obligations of GGP, GGP Partnership, Acquisition and Partnership Acquisition. The obligations of GGP, GGP Partnership, Acquisition and Acquisition Partnership Acquisition to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by GGP and GGP Partnership:

     (a) Representations and Warranties. Each of the representations and warranties of JP and PDC LP set forth in this Agreement which is qualified by materiality shall be true and correct, and each of the representations and warranties of JP and PDC LP set forth in this Agreement which is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date). This condition shall be
deemed to have been satisfied unless all breaches of the representations and warranties of JP and PDC LP in this Agreement (without giving effect to any materiality, any JP Material Adverse Effect or any similar qualification or limitation) would, in the aggregate, reasonably be expected to have a JP Material Adverse Effect. GGP and GGP Partnership shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of JP by the chief executive officer and the chief financial officer of JP, in such capacities, to such effect.

     (b) Performance of Obligations of JP and PDC LP. JP and PDC LP shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and GGP and GGP Partnership shall have received a certificate signed on behalf of JP by the chief executive officer and the chief financial officer of JP, in such capacities, to such effect.

     (c) Material Adverse Change. Since the date of this Agreement, there shall have been no JP Material Adverse Effect, and GGP shall have received a certificate of the chief executive officer and chief financial officer of JP, in such capacities, certifying to such effect.

     (d) Tax Opinions Relating to REIT Status and Partnership Status. GGP and GGP Partnership shall have received an opinion of Clifford Chance Rogers & Wells LLP or other counsel to JP reasonably satisfactory to GGP and GGP Partnership, dated as of the Closing Date, to the effect that, (i) for all taxable years for which the Internal Revenue Service could assert a Tax liability with respect to JP, JP was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and (ii) for all taxable years for which the Internal Revenue Service could assert a Tax liability with respect to PDC LP, PDC LP has been, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations). For purposes of such opinion, Clifford Chance Rogers & Wells LLP may rely on (in addition to customary assumptions and representations for opinions of this type) assumptions to the effect that (A) Code Section 562(e) applies to the deemed sale of assets by JP pursuant to the Merger in computing the earnings and profits of JP for the taxable year ending on the Closing Date, (B) that the Merger will be treated for federal income tax purposes in the manner described in paragraph G of the Recitals hereof, and (C) no action will be taken following the Mergers that is inconsistent with JP's status as a REIT for any period prior to the Mergers.

     (e) Consents. The consents (or waivers of such consents) from third parties, specified in Schedule 6.2(e) of the JP Disclosure Letter shall have been obtained and remain in full force and effect.

     6.3 Conditions to Obligations of JP and PDC LP. The obligations of JP and PDC LP to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by JP and PDC LP:

     (a) Representations and Warranties. Each of the representations and warranties of GGP, GGP Partnership, Acquisition and Partnership Acquisition set forth in this Agreement which is qualified by materiality shall be true and correct, and each of the representations and warranties of GGP, GGP Partnership, Acquisition and Partnership Acquisition set forth in this Agreement which is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date). This condition shall be deemed to have been satisfied unless all breaches of the representations and warranties of GGP and GGP

Partnership in this Agreement (without giving effect to any materiality, JP Material Adverse Effect or any similar qualification or limitation) would, in the aggregate, reasonably be expected to have a GGP Material Adverse Effect. JP shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of GGP by a duly authorized representative of GGP, in such capacity, to such effect.

     (b) Performance of Obligations of GGP, GGP Partnership, Acquisition and Partnership Acquisition. GGP, GGP Partnership, Acquisition and Partnership Acquisition shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and JP shall have received a certificate signed on behalf of GGP by a duly authorized representative of GGP, in such capacity, to such effect.

     (c) Tax Opinions Relating to REIT Status and Partnership Status. Contributing Holders of PDC Common OP Units shall have received an opinion of Neal, Gerber & Eisenberg or other counsel to GGP reasonably satisfactory to Contributing Holders of PDC Common OP Units, dated as of the Closing Date, to the effect that, (i) for all taxable years for which the Internal Revenue Service could assert a Tax liability with respect to GGP, GGP was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and (ii) for all taxable years for which the Internal Revenue Service could assert a Tax liability with respect to GGP Partnership, GGP Partnership has been, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

                                    ARTICLE 7

                TERMINATION, AMENDMENT AND WAIVER; BOARD ACTIONS

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Partnership Merger, whether such action occurs before or after any of the JP Stockholder Approval or JP Partner Approvals are obtained:

     (a) by mutual written consent duly authorized by the Board of Directors of JP and GGP;

     (b) by GGP and GGP Partnership, or upon a breach of or failure to perform any representation, warranty, covenant, obligation or agreement on the part of JP or PDC LP set forth in this Agreement, or if any representation or warranty of JP or PDC LP shall become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by July 31, 2002 (or as otherwise extended by mutual agreement of the parties hereto);

     (c) by JP upon a breach of any representation, warranty, covenant, obligation or agreement on the part of GGP, GGP Partnership, Acquisition or Partnership Acquisition set forth in this Agreement, or if any representation or warranty of GGP, GGP Partnership, Acquisition or Partnership Acquisition shall become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by July 31, 2002 (or as otherwise extended by mutual agreement of the parties hereto);

     (d) by either GGP, GGP Partnership or JP, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Mergers shall have become final and non-appealable; provided, however, that a party may not terminate pursuant to this clause (d) if the terminating party shall have materially breached its obligations under this Agreement;

     (e) by either GGP, GGP Partnership or JP, if the Mergers shall not have been consummated before July 31, 2002; provided, however, that a party may not terminate pursuant to this clause (e) if the terminating party shall have materially breached its obligations under this Agreement;

     (f) by either GGP, GGP Partnership or JP, if, upon a vote at a duly held JP Stockholders Meeting or any adjournment thereof, the JP Stockholder Approval shall not have been obtained as contemplated by Section 5.1 or the JP Partner Approvals shall not have been obtained as contemplated by Section 5.1;

     (g) by JP, if the Board of Directors of JP shall have withdrawn, modified, amended or qualified in any manner adverse to GGP or GGP Partnership its approval or recommendation of either of the Mergers or this Agreement in connection with, or approved or recommended, any Superior Competing Transaction in compliance with the provisions of Sections 4.2 and 4.3; and

     (h) by GGP or GGP Partnership, if (i) prior to the JP Stockholder Meeting, the Board of Directors of JP or any committee thereof shall have failed to recommend or withdrawn, modified, amended or qualified in any manner adverse to GGP or GGP Partnership its approval or recommendation of the Mergers or this Agreement, or approved or recommended any Superior Competing Transaction, (ii) JP or PDC LP shall have entered into any agreement with respect to any Competing Transaction or (iii) the Board of Directors of JP or any committee thereof shall have resolved or publicly disclosed its intent to do any of the foregoing.

     7.2 Certain Fees, Expenses and Rights. If this Agreement is terminated pursuant to Section 7.1(b), then JP and PDC LP shall be jointly liable to pay to GGP Partnership an amount equal to the GGP Break-Up Expenses (as defined herein). If this Agreement shall be (i) terminated pursuant to Section 7.1(b), 7.1(e) (if JP shall have exercised such termination right) or 7.1(f), and (A) on or after January 31, 2002 and prior to such termination a Person has made a proposal relating to a Competing Transaction and (B) within one year of any such termination JP shall consummate a Competing Transaction or execute a definitive agreement providing for a transaction or series of transactions which would otherwise constitute a Competing Transaction (a "JP Acquisition Agreement") with such Person or its Affiliates or associates or Persons acting in concert with such Person (whether or not any JP Acquisition Agreement relates to the same Competing Transaction which had been received at the time of the termination of this Agreement) or (ii) terminated pursuant to Section 7.1(g) or 7.1(h), then JP and PDC LP shall be jointly liable to pay to GGP Partnership an amount equal to the GGP Break-Up Fee (as defined below) less any GGP Break-Up Expenses otherwise to be paid hereunder.

     The payment of the GGP Break-Up Fee or GGP Break-Up Expenses shall be compensation for the loss suffered by GGP, GGP Partnership and their Affiliates as a result of the failure of the Mergers to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The GGP Break-Up Fee shall be paid by JP to GGP Partnership, or the GGP Break-Up Expenses shall be paid by JP to GGP Partnership, in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred. JP and PDC LP acknowledge that the agreements contained in this Section 7.2 are integral parts of this Agreement; accordingly, if JP fails to promptly pay the GGP Break-Up Fee or GGP Break-Up Expenses due pursuant to this Section 7.2 and, in order to obtain payment, GGP or GGP Partnership commences a suit which results in a judgment against JP or PDC LP for any amounts owed pursuant to this Section 7.2, JP and PDC LP shall pay to GGP Partnership its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

As used in this Agreement, "GGP Break-Up Fee" shall be an amount equal to the lesser of (i) $19,000,000 (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to GGP Partnership without causing GGP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to GGP, and (B) in the event GGP or GGP Partnership receives a letter from its outside counsel (the "GGP Break-Up Fee Tax Opinion") or a private letter ruling from the Internal Revenue Service ("IRS GGP Break-Up Fee Ruling") stating that GGP Partnership's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of GGP within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by GGP Partnership of the remaining balance of the Base Amount following the receipt of and pursuant to such GGP Break-Up Fee Tax Opinion or IRS GGP Break-Up Fee Ruling would not cause GGP to be deemed to have constructively received such remaining balance prior thereto, the Base Amount less the amount payable under clause (A) above. In the event that GGP Partnership is not able to receive the full Base Amount, JP shall place the unpaid amount in escrow and shall not release any portion thereof to GGP Partnership unless and until JP receives one of the following: (i) a letter from GGP's or GGP Partnership's independent accountants indicating the maximum amount that can be paid at that time to GGP Partnership without causing GGP to fail to meet the REIT Requirements, (ii) a GGP Break-Up Fee Tax Opinion or (iii) a copy of the IRS GGP Break-Up Fee Ruling, in any of which events JP shall pay to GGP Partnership the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. JP's obligation to pay any unpaid portion of the GGP Break-Up Fee shall terminate three years from the date of this Agreement (and any amounts still held in escrow shall be released to JP). Subject to satisfaction of the conditions set forth in the penultimate sentence of this paragraph, there is no limitation on the number of distributions that can be made from the escrow prior to the third anniversary of this Agreement.

     The "GGP Break-Up Expenses" payable to GGP Partnership shall be an amount equal to the lesser of (i) $2,000,000 and (ii) GGP's and GGP Partnership's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses). If the GGP Break-Up Expenses payable to GGP Partnership exceed the maximum amount that can be paid to GGP Partnership without causing GGP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to GGP (the "Maximum Amount"), the amount initially payable to GGP Partnership shall be limited to the Maximum Amount. If, however, within the three-year period commencing on the date of this Agreement, GGP or GGP Partnership receives a letter from its outside counsel ("GGP Break-Up Expenses Tax Opinion") or a private letter ruling from the Internal Revenue Service ("IRS GGP Break-Up Expenses Ruling") stating that GGP Partnership's receipt of the GGP Break-Up Expenses would either constitute Qualifying Income or would be excluded from GGP's gross income within the meaning of the REIT Requirements or that receipt by GGP Partnership of the remaining balance of the GGP Break-Up Expenses above the Maximum Amount following the receipt of and pursuant to such GGP Break-Up Expenses Tax Opinion or IRS GGP Break-Up Expenses Ruling would not cause GGP to be deemed to have constructively received such remaining balance prior thereto, GGP Partnership shall be entitled to have payable to it the full amount of the GGP Break-Up Expenses. In the event that GGP Partnership is not able to receive the full GGP Break-Up Expenses, JP shall place the unpaid amount in escrow and shall not release any portion thereof to GGP Partnership unless and until JP receives one of the following: (i) a letter from the independent accountants of GGP or GGP Partnership indicating the maximum amount that can be paid at that time to GGP Partnership without causing GGP to fail to meet the REIT Requirements, (ii) a GGP Break-Up Expenses Tax Opinion or (iii) a copy of the IRS GGP Break-Up Expenses Ruling, in any of which events JP shall pay to GGP Partnership the lesser of the unpaid GGP Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above. The obligation of JP to pay any unpaid portion of the GGP Break-Up Expenses shall terminate three years from the date of this Agreement. Subject to satisfaction of the conditions set forth in the penultimate sentence of this paragraph, there is no limitation on the number of distributions that can be made from the escrow prior to the third anniversary of this Agreement.

     If this Agreement shall be terminated pursuant to Section 7.1(c), then GGP and GGP Partnership thereupon shall be jointly liable to pay to JP an amount equal to the lesser of (i) $2,000,000 and (ii) JP's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) (the "JP Break-Up Expenses"). GGP acknowledges that if JP commences a suit which results in a judgment against GGP or GGP Partnership for any amounts owed pursuant to this Section 7.2, GGP and GGP Partnership shall be jointly and severally liable to JP for JP's costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

     The foregoing provisions of this Section 7.2 have been agreed to by each of the parties hereto in order to induce the other parties to enter into this Agreement and to consummate the Mergers and the other transactions contemplated by this Agreement, it being agreed and acknowledged by each of them that the execution of this Agreement by them constitutes full and reasonable consideration for such provisions.

     7.3 Effect of Termination. In the event of termination of this Agreement by either JP, GGP or GGP Partnership as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of JP, PDC LP, GGP, GGP Partnership, Acquisition or Partnership Acquisition, other than Section 7.2, this Section 7.3 and Article 8, and except to the extent that such termination results from a willful breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement or a failure or refusal by such party to consummate the transactions contemplated hereby when such party was obligated to do so in accordance with the terms hereof.

     7.4 Amendment. This Agreement may be amended by the parties in writing by the Board of Directors of JP (on behalf of itself and PDC LP) or GGP (on behalf of itself, GGP Partnership, Acquisition and Partnership Acquisition) at any time before or after any JP Partners Approvals or JP Stockholder Approval are obtained and prior to the filing of the Maryland Articles of Merger and/or the Maryland Articles of Partnership Merger with the Department and/or the Delaware Certificate of Merger with the Secretary of State; provided, however, that, after the JP Partner Approvals and JP Stockholder Approval are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of stockholders or partners without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to continue the status of each of JP and GGP as a REIT. Acquisition and Partnership Acquisition hereby agree that any consent or waiver of compliance given by GGP and GGP Partnership hereunder shall be conclusively binding on each of them, whether given expressly or on its behalf.

     7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties, (b) waive any inaccuracies in the representations and warranties of the other party or parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party or parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE 8

                               GENERAL PROVISIONS

     8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or sent by telecopy (providing confirmation of transmission) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) if to GGP, GGP Partnership, Acquisition or Partnership Acquisition, to:

                  General Growth Properties, Inc.
                  110 North Wacker Drive
                  Chicago, Illinois 60606
                  Attention:  Bernard Freibaum
                  Fax No.:  (312)  960-5463

                  with a copy to:

                  Neal, Gerber & Eisenberg
                  Two North LaSalle Street
                  Suite 2200
                  Chicago, Illinois  60602
                  Attention:  Marshall E. Eisenberg, Esq.
                  Fax No.:  (312) 269-1747

     (b) if to JP or PDC LP, to:

                  JP Realty, Inc.
                  35 Century Park-Way
                  Salt Lake City, Utah  84115
                  Attention:  Paul K. Mendenhall
                  Fax No.:  (801) 486-7653

                  with a copy to:

                  Clifford Chance Rogers & Wells LLP
                  200 Park Avenue
                  New York, NY  10166
                  Attention:  Jay L. Bernstein, Esq.
                  Fax No.:  (212) 878-8375

     8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the JP Disclosure Letter, the GGP Disclosure Letter, the Schedules, the Confidentiality Agreement, the Voting Agreement, and the other agreements entered into in connection with the Merger and the Partnership Merger (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except as provided in Sections 5.7 and 5.8, are not intended to confer upon any Person other than the parties hereto any rights or remedies.

     8.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND (AND SOLELY WITH RESPECT TO THE CONSUMMATION OF THE MERGER, THE APPLICABLE LAWS OF THE STATE OF DELAWARE AND THE STATE OF MARYLAND), REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Notwithstanding the foregoing, each of Acquisition and Partnership Acquisition may assign, in its sole discretion, any of or all its respective rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of GGP and GGP Partnership with written notice to JP, but no such assignment shall relieve GGP or GGP Partnership of any of their obligations hereunder. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

     8.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (without any requirement for posting bond) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland or, to the extent such courts do not have subject matter jurisdiction, in any state court located in Maryland, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland or to the extent such courts do not have subject matter jurisdiction, or any state court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.10 Exculpation. This Agreement shall not impose any personal liability on any stockholder, trustee, trust manager, manager, director, officer, employee or agent of JP, PDC LP, GGP, GGP Partnership, Acquisition or Partnership Acquisition, and all Persons shall look solely to the property of JP, PDC LP, GGP or GGP Partnership for the payment of any claim hereunder or for the performance of this Agreement.

     8.11 Joint and Several Obligations. GGP, GGP Partnership, Acquisition and Partnership Acquisition shall be jointly and severally liable hereunder. JP and PDC LP shall be jointly and severally liable hereunder.

     8.12 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FOR ITSELF AND FOR THE THIRD PARTY BENEFICIARIES HEREUNDER, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     8.13 Knowledge of GGP. If, to the Knowledge of GGP on the date hereof, there is a matter which should be set forth on any JP Disclosure Schedule, such matter shall be deemed to be set forth thereon to the extent of such Knowledge.

     IN WITNESS WHEREOF, GGP, GGP Partnership, Acquisition, Partnership Acquisition, JP and PDC LP have caused this Agreement to be signed by their respective officers, general partners or members thereunto duly authorized all as of the date first written above.

                                          GENERAL GROWTH PROPERTIES, INC.



                                          By: ________________________________
                                              Name:
                                              Title


                                          GGP LIMITED PARTNERSHIP

                                          By: General Growth Properties, Inc.,
                                              General Partner


                                              By:_____________________________
                                                 Name:
                                                 Title:


                                          GGP ACQUISITION, L.L.C.

                                          By:  GGP Limited Partnership, Member

                                              By:  General Growth Properties,
                                                   Inc., General Partner


                                              By:_____________________________
                                                 Name:
                                                 Title:


                                          GGP ACQUISITION II, L.L.C.

                                          By: GGP Limited Partnership, Member

                                              By:  General Growth Properties,
                                                   Inc., General Partner


                                              By:_____________________________
                                                 Name:
                                                 Title:

                                          JP REALTY, INC.


                                          By: ________________________________
                                              Name:
                                              Title:


                                          PRICE DEVELOPMENT COMPANY, LIMITED
                                              PARTNERSHIP

                                          By:  JP Realty, Inc., General
                                              Partner


                                              By:_____________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT B



                                                                   March 3, 2002


The Board of Directors
JP Realty, Inc.
35 Century Park-Way
Salt Lake City, UT  84155


Dear Members of the Board:

We understand that JP Realty, Inc., a Maryland corporation ("JP Realty" or the "Company"), is considering a transaction whereby General Growth Properties, Inc., a Delaware corporation ("General Growth"), will undertake a series of transactions whereby the Company will become an indirect subsidiary of General Growth (the "Merger"). Pursuant to the terms of an Agreement and Plan of Merger (the "Agreement"), (a) each outstanding share of common stock, par value $.0001 per share of the Company (the "Common Stock"), other than Price Group Stock, will be converted into the right to receive $26.10 in cash without interest (the "Consideration"), and (b) each outstanding share of Price Group Stock, par value $.0001 per share (the "Price Group Stock") will be converted into the right to receive $26.10 in cash without interest (the "Group Stock Consideration"), and
(c) an indirect subsidiary of General Growth will merge with and into Price Development Company, Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), and the holders of limited partnership interests in the Operating Partnership will be entitled to receive partnership interests in GGP Limited Partnership or cash in exchange for the cancellation of their limited partnership interests (the "Unit Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness from a financial point of view to the holders of the Common Stock of the Company of the Consideration to be received by such holders in the Merger. You have not requested, and our opinion does not in any manner address, (1) the fairness of the Merger to the holders of the Price Group Stock of the Group Stock Consideration, (2) the fairness of the Merger to the limited partners of the Operating Partnership, or (3) the value of the Consideration relative to the value available to the limited partners of the Operating Partnership. UBS Warburg LLC ("UBS Warburg") has acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for its services. UBS Warburg will also receive a fee upon delivery of this opinion. In addition, the Company has agreed to indemnify UBS Warburg for certain liabilities that may arise out of the rendering of this opinion. In the past, UBS Warburg and its predecessors have provided investment banking services to the Company and received customary compensation for the rendering of such services. In the ordinary course of business, UBS Warburg, its successors and affiliates have and may trade securities of the Company for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion does not address the Company's underlying business decision to proceed with or effect the Merger or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or the form of the Merger, other than as to the fairness from a financial point of view, as of the date hereof, to the holders of the Common Stock (other than holders of Price Group Stock) of the Company of the Consideration to be received by such holders in the Merger. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement does not differ in any material respect from the draft that we have examined, and that General Growth and the Company will comply with all the material terms of the Agreement. We have not been authorized to and have not solicited indications of interest in a business combination with the Company from any party.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business, operations and financial prospects of the Company, including estimates and financial forecasts prepared by management of the Company, that were provided to us by the Company and were not publicly available; (iii) conducted discussions with members of the senior management of the Company concerning the business, operations and financial prospects of the Company; (iv) reviewed publicly available financial and stock market data with respect to the Company and certain other companies in lines of business we believe to be generally comparable to those of the Company; (v) compared the financial terms of the Merger with the publicly available financial terms of certain other transactions which we believe to be generally relevant, (vii) reviewed the Agreement; and (viii) conducted such other financial studies, site visits, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. We have further relied upon assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any material adverse effect on the Company or the Merger. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the Common Stock of the Company, other than holders of Price Group Stock, in the Merger is fair, from a financial point of view, to such holders.


                                Very truly yours,


                                 UBS WARBURG LLC



By:  _____________________________          By:  ______________________________
     Howard J. Margolis                          Russell H. Bates
     Executive Director                          Director